Exhibit 2.1

Execution Version

BCE INC.

-and-

BELL ALIANT INC.

-and-

BELL ALIANT PREFERRED EQUITY INC.

SUPPORT AGREEMENT

July 23, 2014

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Subsidiary	14
1.3	Affiliate	15
1.4	Interpretation Not Affected by Headings	15
1.5	References to Persons and Agreements	15
1.6	Certain Phrases	15
1.7	Number and Gender	15
1.8	Date for Any Action	15
1.9	Currency	15
1.10	Accounting Matters	16
1.11	Statutes	16
1.12	Knowledge	16
1.13	Formal Bid Requirements	16
1.14	Schedules	16

ARTICLE 2 THE OFFERS		17
2.1	The Offers	17
2.2	No Fractional Offeror Common Shares and Rounding of Cash Consideration	22
2.3	Pro-Ration	23
2.4	Company Approval of the Common Share Offer	24
2.5	Prefco Approval of the Preferred Share Exchange Offer	26
2.6	Employee Plans	28
2.7	Subsequent Acquisition Transaction; Compulsory Acquisition	29
2.8	Change in Nature of Transaction	30
2.9	Permitted Purchases	31
2.10	Section 85 Election	31

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE OFFEROR		32
3.1	Organization	32
3.2	Corporate Authorization; Execution and Binding Obligation	32
3.3	No Conflict or Breach; Required Filings and Consents	32
3.4	Securities Laws Matters	33
3.5	Financial Statements	33
3.6	Absence of Material Adverse Effect	34
3.7	Disclosure Controls and Internal Control over Financial Reporting	34
3.8	Undisclosed Liabilities	35
3.9	Litigation	35
3.10	Offeror Employee Plans	36
3.11	Funds Available	36
3.12	Offeror Shares	36
3.13	Stock Exchange Compliance	36
3.14	Common Share and Preferred Share Ownership	36
3.15	Residence	36
3.16	Eligibility to File Form F-8	36
3.17	Investment Canada Act	37
3.18	Survival of Representations and Warranties	37

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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PREFCO		37
4.1	Organization and Qualification of the Company and Prefco	37
4.2	Ownership of Subsidiaries	37
4.3	Corporate Authorization; Execution and Binding Obligation	38
4.4	No Conflict or Breach; Required Filings and Consents	38
4.5	Capitalization	39
4.6	Securities Laws Matters	40
4.7	Financial Statements	40
4.8	Absence of Material Adverse Effect	41
4.9	Disclosure Controls and Internal Control over Financial Reporting	41
4.10	Undisclosed Liabilities	42
4.11	Shareholder and Similar Agreements	42
4.12	Litigation	42
4.13	Compliance with Applicable Law	43
4.14	Brokers	43
4.15	Restrictions on Business Activities	43
4.16	Rights of Other Persons	43
4.17	Licences	44
4.18	Material Contracts	44
4.19	Labour Matters	44
4.20	Employees	45
4.21	Tax Matters	45
4.22	Intellectual Property	46
4.23	Leased Property	47
4.24	Personal Property	47
4.25	Insurance	47
4.26	Non-Arm’s Length Transactions	47
4.27	Books and Records	47
4.28	Residence	48
4.29	Certain U.S. Securities Law Matters	48
4.30	Company Employee Plans	48
4.31	Survival of Representations and Warranties	49

ARTICLE 5 COVENANTS		49
5.1	Covenants of the Company, Prefco and their Subsidiaries	49
5.2	Covenants of the Offeror	52
5.3	Access to Information; Shareholder Communications; Confidentiality	54
5.4	Officers’ and Directors’ Indemnification and Insurance	55
5.5	Filings and Authorizations	57
5.6	Alternative Transactions and Change of Recommendation	58
5.7	Covenants in Respect of U.S. Holders	58

ARTICLE 6 TERMINATION, AMENDMENT AND WAIVER		59
6.1	Termination	59
6.2	Waiver	61

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6.3	Expense Reimbursement	62
6.4	Effect of Termination	62

ARTICLE 7 GENERAL PROVISIONS		63
7.1	Further Assurances	63
7.2	Expenses	63
7.3	Notices	63
7.4	Severability	64
7.5	Waiver	64
7.6	Amendment	64
7.7	Injunctive Relief	65
7.8	Time of Essence	65
7.9	Entire Agreement, Assignment and Governing Law	65
7.10	Attornment	65
7.11	Third Party Beneficiaries	66
7.12	Rules of Construction	66
7.13	Securityholders’ Agreement	66
7.14	Counterparts	66
7.15	Language	66

SCHEDULE A	CONDITIONS OF THE COMMON SHARE OFFER

SCHEDULE B	CONDITIONS OF THE PREFERRED SHARE EXCHANGE OFFER

SCHEDULE C	TERMS OF OFFEROR SERIES AM PREFERRED SHARES

SCHEDULE D	TERMS OF OFFEROR SERIES AO PREFERRED SHARES

SCHEDULE E	TERMS OF OFFEROR SERIES AQ PREFERRED SHARES

- iii -

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT effective the 23rd day of July, 2014 (the “Agreement”).

BETWEEN:

BCE INC.,

a corporation incorporated under the laws of Canada,

(the “Offeror”),

- and -

BELL ALIANT INC.,

a corporation incorporated under the laws of Canada,

(the “Company”)

- and -

BELL ALIANT PREFERRED EQUITY INC.,

a corporation incorporated under the laws of Canada,

(“Prefco”).

RECITALS:

A.

The Offeror wishes to make the Common Share Offer by way of take-over bid to the Common Shareholders to purchase all of the outstanding Common Shares (other than the Common Shares already owned by the Offeror or its Affiliates).

B.

The Offeror also wishes to make, in connection with the Common Share Offer, the Preferred Share Exchange Offer to the Preferred Shareholders to exchange all of the outstanding Preferred Shares for newly issued preferred shares of the Offeror, with financial terms and conditions the same as those attached to the Preferred Shares.

C.

The board of directors of the Company has concluded, after receiving financial and legal advice and recommendations from the Company Special Committee that the consideration to be received under the Common Share Offer is fair, from a financial point of view, to the Common Shareholders (other than the Offeror) and that it would be in the best interests of the Company to support and facilitate the Common Share Offer and enter into this Agreement and to recommend that Common Shareholders tender their Common Shares to the Common Share Offer, all on the terms and subject to the conditions contained herein.

D.

The board of directors of Prefco has concluded, after receiving financial and legal advice and recommendations from the Prefco Special Committee, that the consideration to be received under the Preferred Share Exchange Offer is fair, from a financial point of view, to the Preferred Shareholders and that it would be in the best interests of Prefco to support and facilitate the Preferred Share Exchange Offer and enter into this Agreement and to recommend that Preferred Shareholders tender their Preferred Shares to the Preferred Share Exchange Offer, all on the terms and subject to the conditions contained herein.

E.

The Offeror has entered into Lock-Up Agreements with the Locked-Up Shareholders, pursuant to which, among other things, the Locked-Up Shareholders have agreed to tender to the Common Share Offer all of the Common Shares held by them, on the terms and subject to the conditions set forth in the Lock-Up Agreements.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, unless expressly provided otherwise:

“1933 Act” means the United States Securities Act of 1933;

“1934 Act” means the United States Securities Exchange Act of 1934;

“Action” means, with respect to any Person, any litigation, legal action, lawsuit, claim, audit or other proceeding (whether civil, administrative, quasi-criminal or criminal) before any Governmental Entity against such Person or its business or affecting any of its assets;

“Agreement” means this support agreement entered into between the Offeror, the Company and Prefco;

“Alternative Transaction” has the meaning given to it in Section 2.8;

“Arm’s Length” has the meaning attributed thereto under the Tax Act;

“Bell Aliant GP” means Bell Aliant Regional Communications Inc.;

“Bell Aliant GP Balance Sheet” has the meaning ascribed thereto in Section 4.10;

“Bell Aliant LP” means Bell Aliant Regional Communications, Limited Partnership;

“Books and Records” means all books and records of the Company and its Subsidiaries, including financial, personnel, corporate, operations and sales books, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise including all data and information stored on computer-related or other electronic media;

“Business Day” means any day of the week, other than a Saturday, a Sunday or a statutory or civic holiday observed in Toronto, Ontario, Montreal, Québec or Halifax, Nova Scotia;

“Cash Alternative” has the meaning ascribed thereto in Section 2.1(b);

“Cash and Share Alternative” has the meaning ascribed thereto in Section 2.1(b);

“Cash Electing Common Shareholder” has the meaning ascribed thereto in Section 2.3;

“CBCA” means the Canada Business Corporations Act;

“Commissioner” means the Commissioner of Competition appointed under the Competition Act and any person duly authorized to exercise the powers and perform the duties of the Commissioner of Competition;

“Common Share Fairness Opinions” means an opinion of Barclays Capital Canada Inc. and Scotia Capital Inc. to the effect that, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received pursuant to the Common Share Offer is fair, from a financial point of view, to the Common Shareholders (other than the Offeror and its Affiliates);

“Common Share Offer” means the offer to be made, subject to the terms and conditions of this Agreement, by the Offeror by way of a formal take-over bid for all of the outstanding Common Shares other than Common Shares held by the Offeror and its Affiliates;

“Common Share Offer Circular” means the offer to purchase and accompanying take-over bid circular of the Offeror to be mailed to the Common Shareholders in connection with the Common Share Offer;

“Common Share Offer Effective Date” means the date on which the Offeror first takes up and pays for Common Shares deposited to the Common Share Offer;

“Common Share Offer Expiry Time” has the meaning ascribed thereto in Section 2.1(l);

“Common Shareholders” means the holders of Common Shares other than the Offeror and its Affiliates;

“Common Shares” means the common shares in the capital of the Company (including common shares in the capital of the Company issuable upon the conversion, exercise or exchange of outstanding Convertible Securities);

“Company” means Bell Aliant Inc., a corporation incorporated under the CBCA;

“Company Balance Sheet” has the meaning ascribed thereto in Section 4.10;

“Company Board” means the board of directors of the Company;

“Company Change in Recommendation” has the meaning ascribed thereto in Section 6.1(c)(iv);

“Company Directors’ Circular” means a directors’ circular of the Company with respect to the Common Share Offer;

“Company Intellectual Property” means Intellectual Property, other than Licensed Intellectual Property, that has been developed by or on behalf of, or is being developed by or on behalf of, the Company or any of its Subsidiaries or that is owned or being used by the Company or any of its Subsidiaries, in each case that is material to the conduct of the business of the Company and its Subsidiaries, on a consolidated basis, as currently conducted;

“Company Named Executives” means Karen Sheriff, Glen LeBlanc and Frederick Crooks;

“Company Special Committee” means the special committee of the Company Board formed to consider the Common Share Offer;

“Competition Act” means the Competition Act (Canada);

“Competition Act Clearance” means (a) both of (i) the expiry, waiver, or termination of any applicable waiting periods, including any extension of a waiting period, under Section 123 of the Competition Act, and (ii) the advisement by the Commissioner in writing to the Offeror that the Commissioner does not, at this time, intend to make an application under Section 92 of the Competition Act, or (b) the issuance of an Advance Ruling Certificate by the Commissioner pursuant to Section 102 of the Competition Act in respect of the transactions contemplated by this Agreement;

“Compulsory Acquisition” has the meaning ascribed thereto in Section 2.7;

“Confidentiality Agreement” means the mutual non-disclosure agreement dated July 11, 2014 between the Company and the Offeror;

“Contract” means, with respect to any Person, any legally binding agreement, commitment, engagement, contract or undertaking (written or oral) to which such Person is a party or by which such Person is bound or affected or to which any of its assets is subject;

“Convertible Securities” means all securities convertible into, or exchangeable or exercisable for Common Shares or otherwise evidencing a right to acquire any Common Shares or other securities of the Company and including, without limitation, the Deferred Shares;

“Current Premia” has the meaning ascribed thereto in Section 5.4(b);

“Deferred Shares” means the deferred shares issued under the DSP;

“Depository” means CST Trust Company;

“Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Company and Prefco to the Offeror in connection with the execution of this Agreement;

“DRIP” means the Bell Aliant Dividend Reinvestment and Stock Purchase Plan;

“DSP” means the Deferred Share Plan for the employees and officers of the Company, Bell Aliant GP and their Subsidiaries adopted in 2011;

“Eligible Holder” means a beneficial holder of Common Shares or Preferred Shares that is either (a) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act, or (b) a partnership, any member of which is a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act;

“Employee Plans” means all plans or arrangements providing for the benefit of employees generally or for any particular executive officer including all of the employee benefit, health, welfare, disability, bonus, deferred compensation, stock compensation, stock option or purchase or other stock-based compensation plans or arrangements, retirement plans, post-retirement benefit plans or arrangements, pension plans or arrangements applicable to present or former employees or directors of the Company or any of its Subsidiaries which are currently maintained or participated in by the Company or any of its Subsidiaries and under which the Company or any of its Subsidiaries has any material obligations or liabilities;

“Employee Stock Purchase Plans” means the ESP and the ESSP;

“Encumbrance” means (a) any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), privilege, easement, servitude, pre-emptive right or right of first refusal, ownership or title retention agreement, restrictive covenant or conditional sale agreement, and (b) any other encumbrance of any nature or any arrangement or condition which, in substance, secures payment or performance of an obligation;

“ESP” means the Employee Savings Plan of Bell Aliant GP;

“ESSP” means the Employee Stock Savings Plan of the Company;

“Financial Statements” means (a) the Company’s unaudited consolidated financial statements as at and for the three month period ended March 31, 2014 and the audited consolidated financial statements as at and for each of the fiscal years ended on December 31, 2013 and December 31, 2012 and all financial statements of the Company which are publicly disseminated by the Company in respect of any subsequent periods prior to the Common Share Offer Effective Date and the Preferred Share Exchange Offer Effective Date, as applicable, and (b) Bell Aliant GP’s unaudited consolidated financial statements as at and for the three month period ended March 31, 2014 and the audited consolidated financial statements as at and for each of the fiscal years ended on December 31, 2013 and December 31, 2012 and all financial statements of Bell Aliant GP which are publicly disseminated by Bell Aliant GP in respect of any subsequent periods prior to the Common Share Offer Effective Date and the Preferred Share Exchange Offer Effective Date, as applicable;

“Formal Bid Requirements” means, collectively, (a) the provisions of Part XX of the Securities Act (Ontario) and Ontario Securities Commission Rule 62-504 – Take-Over Bids and Issuer Bids that are applicable to a “take-over bid” (as defined therein), and (b) the provisions of Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids that are applicable to a “take-over bid” (as defined therein);

“Fully-Diluted Basis” means that the number of outstanding Common Shares as of a particular time is deemed to be the sum of (a) the number of Common Shares outstanding at such time (including any Common Shares credited to a participant’s account under the ESP and the ESSP), plus (b) the number of Common Shares issuable pursuant to the terms of all Deferred Shares outstanding at such time (in accordance with the DSP), assuming the satisfaction of all conditions of the grants of such Deferred Shares);

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSX and the NYSE; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Hardware” means computer hardware, mainframes, personal computers, servers, client/server stations, network equipment, routers, semiconductor chips, embedded Software, communication lines and other equipment;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto as in effect from time to time;

“Initial Expiry Time” has the meaning ascribed thereto in Section 2.1(l);

“Intellectual Property” means any and all intellectual property and intellectual property rights including patents, copyrights, Trade-marks, and industrial designs (including registrations of and applications for all of the foregoing in any jurisdictions and renewals, divisions, extensions and reissues, where applicable, relating thereto), trade secrets, confidential information, technology and Software;

“Interested Directors” means those members of the Company Board or the Prefco Board, as applicable, who have declared an interest in, and refrained from voting in respect of, the transactions contemplated by this Agreement;

“Interested Common Shareholders” means any Common Shareholder who would be excluded from voting as part of the minority in any Subsequent Acquisition Transaction relating to the Common Shares pursuant to Part 8 of MI 61-101;

“Investor Liquidity Agreement” means the Amended and Restated Investor Liquidity Agreement dated January 1, 2011 between the Company, Bell Aliant GP, Bell Aliant LP, 6583458 Canada Inc., Bell Canada and the Offeror;

“Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law, orders, ordinances, judgments, decrees, guidelines, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities;

“Licensed Intellectual Property” means the Intellectual Property owned by Persons other than the Company or any of its Subsidiaries and which the Company or any of its Subsidiaries uses, in each case that is material to the conduct of the business of the Company and its Subsidiaries on a consolidated basis as currently conducted, excluding any such Intellectual Property licensed to the Company or any of its Subsidiaries by the Offeror or its Affiliates;

“Lock-Up Agreements” means the agreements dated the date hereof between the Offeror and the Locked-Up Shareholders;

“Locked-Up Shareholders” means the following directors and executive officers of the Company: Frederick Crooks, Robert Dexter, Charles Hartlen, Glen LeBlanc, Rod MacGregor, Dan McKeen, Edward Reevey, Karen Sheriff and Louis Tanguay;

“Material Adverse Effect” when used in connection with the Offeror or the Company, means any one or more changes, effects, events, occurrences or states of fact, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise), financial condition of the Offeror and its Subsidiaries, or the Company and its Subsidiaries, as applicable, in each case taken as a whole, other than changes, effects, events, occurrences or states of fact consisting of, resulting from or arising in connection with:

(a)

the public announcement of the execution of this Agreement or the transactions contemplated by this Agreement or the performance of any obligations hereunder, including the impact thereof on relationships, contractual or otherwise, with employees, customers, suppliers, distributors or partners;

(b)

the failure of such Party (or, in the case of the Company, the Company or Bell Aliant GP), in and of itself, to meet any internal or public projections, forecasts or estimates of revenues, earnings, cash flow or other financial measures (it being understood that the causes underlying such event may, unless otherwise excluded in this definition, be taken into account in determining whether a Material Adverse Effect has occurred);

(c)

any changes, or announcement of a change in, the credit rating of such Party or a Subsidiary of such Party or any of its securities (it being understood that the causes underlying such event may, unless otherwise excluded in this definition, be taken into account in determining whether a Material Adverse Effect has occurred);

(d)	general economic, financial, currency exchange or securities market conditions in Canada or the United States;

(e)	changes generally affecting the telecommunications industry in Canada or the United States;

(f)	any change in applicable Laws, regulations or IFRS;

(g)	any natural disaster;

(h)	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or

(i)

any change in the market price or trading volume of any securities of such Party (it being understood that the causes underlying such change in market price may, unless otherwise excluded by paragraphs (a) through (f), be taken into account in determining whether a Material Adverse Effect has occurred), or any suspension of trading in securities generally on any securities exchange on which any securities of such Party trade;

except, in the case of paragraphs (d) through (f), to the extent any such change, effect, event, occurrences or state of fact has had a materially disproportionate effect on such Party and its Subsidiaries taken as a whole compared to other comparable Persons of similar size operating in the telecommunications industry in Canada;

“Material Contract” means any Contract, other than a Contract with the Offeror or any of its Affiliates, to which the Company and/or any one or more of its Subsidiaries is a party or by which the Company and/or or any or more of its Subsidiaries is bound or to which any of its assets is subject: (a) that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Material Adverse Effect on the Company and/or one or more of its Subsidiaries; (b) relating to indebtedness for borrowed money, reimbursement obligations in respect of letters of credit or bankers’ acceptances or hedging obligations in excess of $25,000,000; (c) under which the Company and/or any one or more of its Subsidiaries is obligated to make or expects to receive payments in excess of $25,000,000 over the remaining term; (d) providing for the establishment, investment in, organization or formation of any joint venture, limited liability company, partnership or other revenue-sharing arrangements in which the interest of the Company and/or any one or more of its Subsidiaries has a fair market value that exceeds $25,000,000; (e) that creates an exclusive dealing arrangement or right of first offer or refusal with respect to any material asset of the Company and/or any one or more of its Subsidiaries; (f) providing for the purchase, sale or exchange, or option to purchase, sell or exchange, of any asset where the purchase or sale price or agreed value or fair market value of such asset exceeds $25,000,000; (g) that limits or restricts in any material respect (i) the ability of the Company or any one or more of its Subsidiaries to engage in any line of business or carry on business in any geographic area, or (ii) the scope of Persons to whom the Company or any one or more of its Subsidiaries may sell products or deliver services; or (h) that is otherwise material and made outside of the Ordinary Course;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“NYSE” means the New York Stock Exchange;

“Offer Circulars” means, collectively, the Common Share Offer Circular and the Preferred Share Exchange Offer Circular;

“Offer Deadline” has the meaning ascribed thereto in Section 2.1(a);

“Offer Documents” has the meaning ascribed thereto in Section 2.1(i);

“Offeror” means BCE Inc., a corporation incorporated under the CBCA;

“Offeror Common Shares” means the common shares in the capital of the Offeror;

“Offeror Employee Plans” means, collectively, all plans or arrangements providing for the benefit of employees generally or for any particular executive officer including all of the employee benefit, health, welfare, disability, bonus, deferred compensation, stock compensation, stock option or purchase or other stock-based compensation plans or arrangements, retirement plans, post-retirement benefit plans or arrangements, pension plans or arrangements applicable to present or former employees or directors of the Offeror or any of its Subsidiaries which are currently maintained or participated in by the Offeror or any of its Subsidiaries and under which the Company or any of its Subsidiaries has any material obligations or liabilities;

“Offeror Financial Statements” has the meaning ascribed thereto in Section 3.5;

“Offeror Named Executives” means George Cope, Siim Vanaselja and Mirko Bibic;

“Offeror Preferred Shares” means, collectively, the Offeror Series AM Preferred Shares, the Offeror Series AO Preferred Shares and the Offeror Series AQ Preferred Shares;

“Offeror Public Documents” means all forms, reports, schedules, statements and other documents required to be filed by the Offeror on the System for Electronic Document Analysis and Retrieval or under the 1933 Act or 1934 Act;

“Offeror Series AM Preferred Shares” means the cumulative redeemable first preferred shares, series AM to be designated in the capital of the Offeror, with terms and conditions substantially as set forth in Schedule C;

“Offeror Series AO Preferred Shares” means the cumulative redeemable first preferred shares, series AO to be designated in the capital of the Offeror, with terms and conditions substantially as set forth in Schedule D;

“Offeror Series AQ Preferred Shares” means cumulative redeemable first preferred shares, series AQ to be designated in the capital of the Offeror, with terms and conditions substantially as set forth in Schedule E;

“Offeror Shares” means the Offeror Common Shares and the Offeror Preferred Shares, collectively;

“Offers” means, collectively, the Common Share Offer and the Preferred Share Exchange Offer;

“Ordinary Course” means, with respect to an action taken by the Company or any of its Subsidiaries, that such action is taken in the ordinary course of the normal operations of the Company or such Subsidiary;

“Outside Date” means December 31, 2014, subject to the right of either the Company or the Offeror to postpone the Outside Date on no more than two occasions by a period of 30 days each time if (a) any of the Required Regulatory Approvals has not been obtained, or (b) an action, suit or proceeding shall have been taken, commenced or threatened before or by any Governmental Entity to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or sale to the Offeror of the Common Shares or the rights of the Offeror to own or exercise full rights of ownership of the Common Shares, to complete a Compulsory Acquisition or Subsequent Acquisition Transaction in respect of the Common Share Offer or which would have such an effect and the Party electing to postpone the Outside Date, if that Party is a party to such action, suit or proceeding, is diligently contesting it;

“Parties” means the Offeror, the Company and Prefco; and “Party” means any one of them;

“Permitted Encumbrances” means those Encumbrances that are (i) “Permitted Liens” as such term is defined in the Second Amended and Restated Credit Agreement dated as of June 6, 2011 among Bell Aliant LP, as borrower, the guarantors from time to time party thereto, and the co-lead arrangers and joint bookrunners, co-arrangers, administrative agent, co-syndication agents, co-documentation agents and lenders from time to time party thereto, as amended, (ii) permitted under the Trust Indenture dated as of September 14, 2006 between Bell Aliant LP, the guarantors thereunder and BNY Trust Company of Canada, pursuant to which Bell Aliant LP has issued medium term notes; (iii) permitted pursuant to two Credit Agreements dated as of November 1, 2013 between Télébec, Limited Partnership, as borrower, and two Canadian chartered banks, as lenders; (iv) permitted pursuant to a Credit Agreement dated as of May 6, 2014 between NorthernTel, Limited Partnership, as borrower, and a Canadian chartered bank, as lender; (v) the mortgage granted under, and Encumbrances that are permitted under, the Trust Indenture dated August 31, 1976 between Télébec, Limited Partnership and Computershare Trust Company of Canada; and (vi) permitted under the Trust Indenture dated as of September 1, 1951 between NorthernTel, Limited Partnership and Computershare Trust Company of Canada;

“Permitted Common Share Dividend” means a dividend in an amount per Common Share equal to the product of (a) the amount, if any, of the cash dividend payable to holders of Offeror Common Shares with a record date on or about December 15, 2014, multiplied by (b) 0.4778;

“Permitted Preferred Share Dividend” means the quarterly cash dividends payable to Preferred Shareholders on the last business day of March, June, September and December in each year in accordance with Prefco’s articles;

“Person” includes an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Prefco” means Bell Aliant Preferred Equity Inc., a corporation incorporated under the laws of Canada;

“Prefco Board” means the board of directors of Prefco;

“Prefco Change of Recommendation” means if the Prefco Board or the Prefco Special Committee withdraws, modifies, changes, or qualifies (or resolves to do so) its approval or recommendation of the Preferred Share Exchange Offer in a manner adverse to the Offeror, or fails to publicly recommend or reaffirm its approval or recommendation of the Preferred Share Exchange Offer within two (2) Business Days of any written request by the Offeror (or, in the event that the Preferred Share Exchange Offer shall be scheduled to expire within such two (2) Business Day period, prior to such scheduled expiry), or makes a public statement inconsistent with its approval or recommendation of the Preferred Share Exchange Offer;

“Prefco Directors’ Circular” means a circular issued by the directors of Prefco in response to the Preferred Share Exchange Offer;

“Prefco Series A Preferred Shares” means the cumulative 5-year rate reset preferred shares, Series A in the capital of Prefco;

“Prefco Series C Preferred Shares” means the cumulative 5-year rate reset preferred shares, Series C in the capital of Prefco;

“Prefco Series E Preferred Shares” means the cumulative 5-year rate reset preferred shares, Series E in the capital of Prefco;

“Prefco Special Committee” means the special committee of the Prefco Board formed to consider the Preferred Share Exchange Offer;

“Preferred Share Agreements” means (a) the guarantee indentures dated as of March 15, 2011 among Bell Aliant GP, Prefco and CIBC Mellon Trust Company with respect to the Prefco Series A Preferred Shares and the cumulative 5-year rate reset preferred shares, Series B in the capital of Prefco, (b) the guarantee indentures dated as of December 7, 2011 among Bell Aliant GP, Prefco and CIBC Mellon Trust Company with respect to the Prefco Series C Preferred Shares and the cumulative 5-year rate reset preferred shares, Series D in the capital of Prefco, (c) the guarantee indentures dated as of February 14, 2013 among Bell Aliant GP, Prefco and CIBC Mellon Trust Company with respect to the Prefco Series E Preferred Shares and the cumulative 5-year rate reset preferred shares, Series F in the capital of Prefco, and (d) the Nomination and Appointment Agreement dated March 15, 2011 between the Company and Prefco;

“Preferred Share Exchange Offer” means the offer to be made, subject to the terms and conditions of this Agreement, by the Offeror to exchange all of the outstanding Preferred Shares for newly issued preferred shares of the Offeror, with financial terms and conditions the same as those attached to the Preferred Shares, such offer to be treated, as provided herein, for all intents and purposes as a formal take-over bid under applicable Securities Laws;

“Preferred Share Exchange Offer Circular” means the offer to purchase and accompanying take-over bid circular of the Offeror to be mailed to the Preferred Shareholders in connection with the Preferred Share Exchange Offer;

“Preferred Share Exchange Offer Effective Date” means the date on which the Offeror first takes up and pays for Preferred Shares deposited to the Preferred Share Exchange Offer;

“Preferred Share Exchange Offer Expiry Time” has the meaning ascribed thereto in Section 2.1(l);

“Preferred Share Fairness Opinion” means an opinion of Scotia Capital Inc. to the effect that, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received pursuant to the Preferred Share Exchange Offer is fair, from a financial point of view, to the Preferred Shareholders;

“Preferred Shareholders” means the holders of Preferred Shares;

“Preferred Shares” means, collectively, the Prefco Series A Preferred Shares, the Prefco Series C Preferred Shares and the Prefco Series E Preferred Shares;

“Pro-Rated Cash Amount” has the meaning given to it in Section 2.3(c)(ii)(A);

“Pro-Ration Common Shares” has the meaning ascribed thereto in Section 2.3(a);

“Public Documents” means all forms, reports, schedules, statements and other documents filed and/or required to be filed by the Company, Prefco, Bell Aliant GP and Bell Aliant LP on the System for Electronic Document Analysis and Retrieval;

“Representative” means, with respect to any Person, any of such Person’s officers, directors, employees, representatives (including any accountants, counsel, lenders, consultants and financial advisors) or agents;

“Required Regulatory Approvals” means (i) the Competition Act Clearance, (ii) the approval of the TSX and NYSE to list the Offeror Common Shares, and for purposes of the Preferred Share Exchange Offer, the approval of the TSX to list the Offeror Preferred Shares, and (iii) such other sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities that the Offeror, acting reasonably, determines are required in connection with the commencement of the Offers or the consummation of the Offers;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (Ontario);

“Securities Laws” has the meaning ascribed thereto in Section 2.1(i);

“Securities Regulatory Authorities” means the applicable securities commission or regulatory authority in each province and territory of Canada;

“Securityholders’ Agreement” means the Amended and Restated Securityholders’ Agreement dated January 1, 2011 between the Company, Bell Aliant GP, Bell Aliant LP, 6583458 Canada Inc., Bell Canada and the Offeror;

“Share Alternative” has the meaning ascribed thereto in Section 2.1(b);

“Share Electing Common Shareholder” has the meaning ascribed thereto in Section 2.3;

“Shareholders” means, collectively, the Common Shareholders and the Preferred Shareholders;

“Software” means computer programs, operating systems, applications, interfaces, applets, software scripts, macros, firmware, development tools, and other instructions or sets of instructions for Hardware or Software to follow, including Structured Query Language and other query languages, hypertext markup language, wireless markup language, xml and other computer markup languages, in object, source or other code;

“Subsequent Acquisition Transaction” has the meaning ascribed thereto in Section 2.7;

“Take-Up Date” has the meaning ascribed in Section 2.3;

“Take-Up Date Pro-Ration Cash Portion” has the meaning ascribed in Section 2.3(a);

“Take-Up Date Pro-Ration Share Portion” has the meaning ascribed in Section 2.3(b);

“Tax Act” means the Income Tax Act (Canada);

“Tax Returns” means all material returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed in respect of Taxes;

“Taxes” means all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance, workers’ compensation and Canada, Quebec and other government pension plan premiums or contributions;

“Trade-marks” means trade-marks, brand names, internet domain names, trade names, slogans, URLs, designs, graphics, logos and other indicia of origin, whether or not registered and the goodwill associated therewith;

“TSX” means the Toronto Stock Exchange; and

“Valuation” means the formal valuation of the Common Shares prepared by Barclays Capital Canada Inc. as required by MI 61-101.

1.2	Subsidiary

(a)	In this Agreement, a Person is deemed to be a Subsidiary of another Person if it is controlled directly or indirectly by that Person, and includes a Subsidiary of that Subsidiary.

(b)	For the purposes of this Agreement, a Person (the first Person) is deemed to control another Person (the second Person) if:

(i)

the first Person, directly or indirectly, beneficially owns or exercises control or direction (including, without limitation, by way of agreement or arrangement) over securities of the second Person carrying votes which, if exercised, taking into account any rights of the first Person under such agreement or arrangement, as applicable, would entitle the first Person to elect or direct or cause the election of a majority of the directors or trustees, as applicable, of the second Person, unless that first Person holds the voting securities only to secure an obligation;

(ii)	the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership; or

(iii)	the second Person is a limited partnership and the general partner of the limited partnership is the first Person;

and for greater certainty a Person (the first Person) who controls another Person (the second Person) also controls all Persons that the second Person controls.

(c)

Notwithstanding the foregoing, (i) each of Bell Aliant GP, Bell Aliant LP, Prefco and their respective Subsidiaries shall, in each case for so long as the Company has any direct or indirect debt or equity interest therein or unless otherwise agreed in writing by the Offeror, Bell Canada and a majority of the directors of the Company who are Independent (as such term is defined in the Securityholders’ Agreement), be respectively deemed for the purposes of this Agreement to be Subsidiaries and Affiliates of the Company and not of the Offeror or Bell Canada, and (ii) the Company shall be deemed for the purposes of this Agreement to not be a Subsidiary or Affiliate of the Offeror or Bell Canada.

1.3	Affiliate

In this Agreement, and subject to the provisions of Section 1.2, a Person is deemed to be an Affiliate of another Person if one is a Subsidiary of the other, or if both are Subsidiaries of the same Person, or if each of them is controlled by the same Person.

1.4	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections and Paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, Paragraph or Schedule by number or letter or both refer to the Article, Section, Paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.5	References to Persons and Agreements

In this Agreement, any reference to a Person includes its heirs, administrators, executors, legal personal representatives, successors and permitted assigns. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be amended, restated, replaced, supplemented or novated and includes all schedules to it.

1.6	Certain Phrases

The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (iii) “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement.

1.7	Number and Gender

Unless otherwise stated, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.8	Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.9	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.10	Accounting Matters

Unless otherwise stated all accounting terms used in this Agreement in respect of the Company shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature in respect of the Company required to be made shall be made in a manner consistent with IFRS, and past practice.

1.11	Statutes

Unless otherwise stated, any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted.

1.12	Knowledge

Unless otherwise stated:

(a)	references to “the knowledge of” the Company and/or Prefco means the actual knowledge of the Company Named Executives, after making reasonable inquiries regarding the relevant matters; and

(b)	references to “the knowledge of” the Offeror means the actual knowledge of the Offeror Named Executives, after making reasonable inquiries regarding the relevant matters.

1.13	Formal Bid Requirements

For the purposes of this Agreement, any reference to Laws applicable to the Preferred Share Exchange Offer, and to the actions of the Offeror, the Company and/or Prefco in connection with the Preferred Share Exchange Offer, shall be deemed to include the Formal Bid Requirements, as they would apply if the Preferred Share Exchange Offer were a “take-over bid” under applicable Canadian Securities Laws.

1.14	Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form part hereof:

Schedule A	–	Conditions of the Common Share Offer

Schedule B	–	Conditions of the Preferred Share Exchange Offer

Schedule C	–	Terms of Offeror Series AM Preferred Shares

Schedule D	–	Terms of Offeror Series AO Preferred Shares

Schedule E	–	Terms of Offeror Series AQ Preferred Shares

ARTICLE 2

THE OFFERS

2.1	The Offers

(a)

The Offeror agrees to make the Offers and to mail the relevant Offer Documents to all registered Shareholders on or before August 25, 2014 (the “Offer Deadline”), or such later date as the Parties, acting reasonably, may otherwise agree upon in writing; provided that, in the event that any of the conditions set forth in Section 2.1(n) and/or 2.1(o), as applicable, have not been met to the satisfaction of the Offeror by the Offer Deadline, the Offer Deadline in respect of the Offer(s) for which any such condition has not been satisfied shall be extended to the second Business Day following the satisfaction of such conditions.

(b)

Each Common Shareholder shall have the right, in respect of each Common Share held by such Common Shareholder, to elect, in a letter of transmittal, to receive (i) $31.00 in cash (the “Cash Alternative”), (ii) 0.6371 of an Offeror Common Share (the “Share Alternative”), or (iii) $7.75 cash and 0.4778 of an Offeror Common Share (“Cash and Share Alternative”). Any Common Shareholder who does not complete the letter of transmittal or who does not properly make an election in accordance with the Offer Documents shall be deemed to have elected the Cash and Share Alternative.

(c)

The elections of the Common Shareholders electing the Cash Alternative or the Share Alternative shall, in each case, be subject to pro-ration as set out in Section 2.3. Common Shareholders electing (or deemed to be electing) the Cash and Share Alternative shall not be subject to pro-ration.

(d)

Upon the satisfaction or, to the extent permitted by Law and the terms hereof, the waiver by the Offeror of the conditions to the Common Share Offer set forth in Schedule A, the Offeror shall take up and pay for the Common Shares validly deposited (and not properly withdrawn) under the Common Share Offer as soon as practicable after the Offeror becomes obligated by the terms of the Common Share Offer to take up the Common Shares deposited under the Common Share Offer and, in any event, within the time required under applicable Laws.

(e)

The Common Share Offer shall not be subject to any conditions, other than the conditions set out in Schedule A. For greater certainty, the Common Share Offer shall not be subject to or conditional upon the completion of the Preferred Share Exchange Offer or the satisfaction or waiver of any of the conditions of the Preferred Share Exchange Offer.

(f)	The consideration offered under the Preferred Share Exchange Offer shall be as follows:

(i)	Holders of Prefco Series A Preferred Shares shall be entitled to exchange their Prefco Series A Preferred Shares for an equal number of Offeror Series AM Preferred Shares;

(ii)	Holders of Prefco Series C Preferred Shares shall be entitled to exchange their Prefco Series C Preferred Shares for an equal number of Offeror Series AO Preferred Shares; and

(iii)	Holders of Prefco Series E Preferred Shares shall be entitled to exchange their Prefco Series E Preferred Shares for an equal number of Offeror Series AQ Preferred Shares.

(g)

Upon satisfaction of or, to the extent permitted by Law and the terms hereof, the waiver by the Offeror of the conditions to the Preferred Share Exchange Offer set forth in Schedule B, the Offeror shall take up and pay for the Preferred Shares validly tendered (and not properly withdrawn) under the Preferred Share Exchange Offer as soon as practicable after the Offeror becomes obliged by the terms of the Preferred Share Exchange Offer to take up the Preferred Shares deposited under the Preferred Share Exchange Offer and, in any event, within the time required by applicable Laws.

(h)

The Preferred Share Exchange Offer shall not be subject to any conditions, other than the conditions as set out in Schedule B. As a term of the Preferred Share Exchange Offer, the Offeror shall extend to holders of Preferred Shares “contractual rights of action” for rescission or damages in the event of a misrepresentation in the Preferred Share Exchange Offer Circular substantially equivalent to those provided for under Section 131 of the Securities Act.

(i)

The Offeror shall prepare the Offer Circulars and the related letters of transmittal and notices of guaranteed delivery (collectively, the “Offer Documents”) with respect to the Offers in both the English and French languages in compliance with the Securities Act and all other applicable securities Laws, including U.S. securities laws (collectively, the “Securities Laws”). Prior to printing the Offer Documents, the Offeror shall provide the Company, Prefco and their counsel with a reasonable opportunity to review and comment on the Offer Documents, the Company and Prefco recognizing that whether or not such comments are acceptable will be determined by the Offeror, acting reasonably; provided that all information relating to the Company and Prefco shall be in form and content satisfactory to the Company and Prefco, acting reasonably. The Offeror shall provide the Company and Prefco with a final copy of the Offer Documents to be mailed to registered Shareholders prior to the mailing to registered Shareholders.

(j)

Not later than the date of mailing of (i) the Preferred Share Exchange Offer Circular and the related letters of transmittal and notices of guaranteed delivery, the Offeror shall (A) (1) furnish to the SEC such Preferred Share Exchange Offer Circular on Form CB in respect of such classes of Preferred Shares of which U.S. Holders as determined in accordance with Section 4.29(d) hereof hold 10 percent or less of such class or (2) file with the SEC a registration statement on Form F-8 registering the Offeror Preferred Shares being offered in the United States in respect of the Preferred Share Exchange Offer for such classes of Preferred Shares of which U.S. Holders as determined in accordance with Section 4.29(e) hereof hold 25 percent or less of such class but more than 10 percent of such class, and

(B) file a Form F-X in respect of such Form CB or Form F-8, as applicable, with the SEC and (ii) the Common Share Offer Circular and the related letters of transmittal and notices of guaranteed delivery, the Offeror shall (A) file with the SEC a registration statement on Form F-8 registering the Offeror Common Shares being offered in the United States, and (B) file a Form F-X in respect of such Form F-8 with the SEC.

(k)

The Offeror shall provide in a timely manner to the Company and/or Prefco, as applicable, for inclusion in the Company Directors’ Circular and Prefco Directors’ Circular, and any amendments or supplements thereto, such information regarding the Offeror as is required by applicable Securities Laws to be included in the Company Directors’ Circular and/or the Prefco Directors’ Circular, or is reasonably required by the Company or the Company Board and/or Prefco or the Prefco Board, as applicable, for the preparation of the Company Directors’ Circular and the Prefco Directors’ Circular. The Offeror represents, warrants and covenants that any information it provides to the Company and/or Prefco, as applicable, for inclusion in the Company Directors’ Circular and/or the Prefco Directors’ Circular will be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

(l)

The Offers shall be made in accordance with applicable Laws and an Offer shall not expire earlier than 12:01 a.m. (Toronto time) on the 36th calendar day (the “Initial Expiry Time”) after the date that such Offer is first commenced within the meaning of the Securities Act, subject to the Offeror’s right to extend from time to time the period during which the Common Shares or the Preferred Shares may be deposited under the Common Share Offer or the Preferred Share Exchange Offer, as the case may be (such Initial Expiry Time or any extension thereof, (i) as it relates to the Common Share Offer, the “Common Share Offer Expiry Time”, and, (ii) as it relates to the Preferred Share Exchange Offer, the “Preferred Share Exchange Offer Expiry Time”). The Parties agree that the Preferred Share Exchange Offer shall be treated, for all intents and purposes, as a formal take-over bid under applicable Securities Laws.

(m)

Subject to Sections 2.1(e) and 2.1(h), the Offeror may, in its sole discretion, modify or waive any term or condition of either or both the Offers or extend the Common Share Offer Expiry Time or the Preferred Share Exchange Offer Expiry Time (it being understood that the Common Share Offer may not be extended beyond the Outside Date unless the Company and the Offeror otherwise agree, and the Preferred Share Exchange Offer may not be extended beyond the Outside Date unless the Company, Prefco and the Offeror otherwise agree); provided that the Offeror shall not, (i) without the prior written consent of the Company: (A) impose additional conditions to the Common Share Offer; (B) decrease the consideration offered to Common Shareholders or the number of Common Shares offered to be purchased; (C) decrease the cash consideration offered under the Cash Alternative or the Cash and Share Alternative as set forth in Section 2.1(b),

(D) decrease the fraction of an Offeror Common Share offered under the Share Alternative or the Cash and Share Alternative as set forth in Section 2.1(b); (E) modify or waive the Required Regulatory Approval that approval for listing of the Offeror Common Shares on the NYSE and TSX be obtained; or (F) otherwise vary the Offer or any terms or conditions thereof (which, for greater certainty, does not include a waiver of a condition) in a manner which the Company Board, acting reasonably, determines is materially adverse to the Common Shareholders, or (ii) without the prior written consent of Prefco: (A) impose additional conditions on the Preferred Share Exchange Offer; (B) decrease the consideration offered to Preferred Shareholders or the number of Preferred Shares offered to be purchased; (C) change the form of consideration (other than to increase the total consideration per Preferred Share) offered to Preferred Shareholders; (D) modify or waive the Required Regulatory Approval that approval for listing of the Offeror Preferred Shares on the TSX be obtained; or (E) otherwise vary the Preferred Share Exchange Offer or any terms or conditions thereof (which, for greater certainty, does not include a waiver of a condition) in a manner which the Prefco Board, acting reasonably, determines is materially adverse to the Preferred Shareholders.

(n)

Notwithstanding Section 2.1(a), the obligation of the Offeror to make the Common Share Offer and mail the Common Share Offer Circular and related Offer Documents to the Common Shareholders is conditional on the prior satisfaction of the following conditions all of which are included for the sole benefit of the Offeror and any or all of which may be waived by the Offeror in whole or in part at its sole discretion and without any prejudice to any other rights it may have under this Agreement or otherwise:

(i)	this Agreement shall not have been terminated pursuant to Section 6.1;

(ii)

there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition at Law or under applicable legislation, against the Offeror making the Common Share Offer or taking up and paying for Common Shares deposited under the Common Share Offer or completing a Compulsory Acquisition Transaction or any Subsequent Acquisition Transaction in respect of the Common Shares;

(iii)

the Company Board (with the exception of any Interested Directors) shall have unanimously recommended that the Common Shareholders accept the Common Share Offer and there shall not have been a Company Change in Recommendation;

(iv)

the Prefco Board (with the exception of any Interested Directors) shall have unanimously recommended that the Preferred Shareholders accept the Preferred Share Exchange Offer and there shall not have been a Prefco Change in Recommendation;

(v)

the Company Board shall have approved in final form, authorized for printing and distribution to the Common Shareholders and delivered to the Offeror for mailing with the Common Share Offer Circular, the Company Directors’ Circular containing: (A) the unanimous recommendation of the Company Board (with the exception of any Interested Directors) that the Common Shareholders accept the Common Share Offer; (B) copies of the Common Share Fairness Opinions, the conclusions of which shall not be materially different from those previously disclosed to the Offeror; and (C) a copy of the Valuation, the conclusions of which shall not materially be different from those previously disclosed to the Offeror (provided that any change in the range of fair value for the Common Shares from the range disclosed to the Offeror prior to the date hereof shall be deemed to be a material difference in the conclusions of the Valuation);

(vi)

the Prefco Board shall have approved in final form, authorized for printing and distribution to the Preferred Shareholders and delivered to the Offeror for mailing with the Preferred Share Exchange Offer Circular, the Prefco Directors’ Circular containing: (A) the unanimous recommendation of the Prefco Board (with the exception of any Interested Directors) that the Preferred Shareholders accept the Preferred Share Exchange Offer; and (B) a copy of the Preferred Share Fairness Opinion, the conclusions of which shall not be different from those previously disclosed to the Offeror;

(vii)	the Company shall have provided or caused to be provided to the Offeror the lists referred to in Section 2.4(c);

(viii)

the Company shall have complied in all material respects with its other obligations and covenants under this Agreement, to the extent that such covenants or obligations are to be complied with on or before the date of mailing of the Common Share Offer Circular and related Offer Documents and there shall not have occurred any material misrepresentation or any material incorrectness in, or any breach of, any representation or warranty contained herein on the part of the Company;

(ix)

Prefco shall have complied in all material respects with its other obligations and covenants under this Agreement, to the extent that such covenants or obligations are to be complied with on or before the date of mailing of the Preferred Share Exchange Offer Circular and related Offer Documents and there shall not have occurred any material misrepresentation or any material incorrectness in, or any breach of, any representation or warranty contained herein on the part of the Prefco;

(x)	no Material Adverse Effect in respect of the Company and its Subsidiaries, taken as a whole, shall have occurred or arisen; and

(xi)	no circumstance, fact, event or occurrence has occurred that would render it impossible for one or more of the conditions to the Common Share Offer to be satisfied.

(o)

Notwithstanding Section 2.1(a), the obligation of the Offeror to make the Preferred Share Exchange Offer and mail the Preferred Share Exchange Offer Circular and related Offer Documents to the Preferred Shareholders is conditional on the prior satisfaction of the following conditions all of which are included for the sole benefit of the Offeror and any or all of which may be waived by the Offeror in whole or in part at its sole discretion and without any prejudice to any other rights it may have under this Agreement or otherwise:

(i)	each of the conditions set forth in Section 2.1(n) shall be satisfied or waived by the Offeror in its sole discretion;

(ii)

there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition at Law or under applicable legislation, against the Offeror making the Preferred Share Exchange Offer or taking up and paying for Preferred Shares deposited under the Preferred Share Exchange Offer or completing a Compulsory Acquisition Transaction or any Subsequent Acquisition Transaction in respect of the Preferred Shares;

(iii)	Prefco shall have provided or caused to be provided to the Offeror the lists referred to in Section 2.5(c);

(iv)	Prefco shall have provided or caused to be provided to the Offeror the information referred to in Section 5.7;

(v)	no circumstance, fact, event or occurrence has occurred that would render it impossible for one or more of the conditions to the Preferred Share Exchange Offer to be satisfied; and

(vi)

the Offeror shall have received an order from the Securities Regulatory Authorities exempting the distribution of the Offeror Preferred Shares pursuant to the Preferred Share Exchange Offer from the prospectus requirements under applicable Canadian Securities Laws on terms satisfactory to the Offeror, acting reasonably.

2.2	No Fractional Offeror Common Shares and Rounding of Cash Consideration

(a)

In no event shall a Common Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be received by a Common Shareholder pursuant to this Agreement would otherwise result in a fraction of an Offeror Common Share being issuable, (i) the number of Offeror Common Shares to be received by the Common Shareholder shall be rounded down to the nearest whole Offeror Common Share and (ii) in lieu of a fractional Offeror Common Share, such Common Shareholder shall receive a cash payment (rounded down to the nearest cent) equal to the product of (x) the closing price of the Offeror Common Shares on the TSX on the Business Day immediately prior to the date upon which such fraction of an Offeror Common Share would otherwise be issued.

(b)

If the aggregate cash amount which a Common Shareholder is entitled to receive pursuant to this Agreement would otherwise include a fraction of $0.01, then the aggregate cash amount to which such Common Shareholder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

2.3	Pro-Ration

The consideration payable under the Common Share Offer, or a Compulsory Acquisition or a Subsequent Acquisition Transaction with respect to the Common Shares, to Common Shareholders electing the Cash Alternative (“Cash Electing Common Shareholders”) and Common Shareholders electing the Share Alternative (“Share Electing Common Shareholders”) will be pro-rated on each date (a “Take-Up Date”) upon which the Offeror takes up or acquires Common Shares pursuant to the Common Share Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction, as follows:

(a)

the aggregate amount of cash that the Offeror will pay as consideration for Common Shares (the “Pro-Ration Common Shares”) to be acquired from the Cash Electing Common Shareholders and the Share Electing Common Shareholders pursuant to the Common Share Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Common Shares on any Take-Up Date shall be equal to the product of (i) the number of such Pro-Ration Common Shares, multiplied by (ii) $7.75 (the “Take-Up Date Pro-Ration Cash Portion”).

(b)

the aggregate number of Offeror Common Shares that the Offeror will issue as consideration for Pro-Ration Common Shares pursuant to the Common Share Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Common Shares on any Take-Up Date shall be equal to the product of (i) the number of such Pro-Ration Common Shares, multiplied by (ii) 0.4778 (the “Take-Up Date Pro-Ration Share Portion”).

(c)	if, on any Take-Up Date, the aggregate cash consideration that would otherwise be payable by the Offeror to Cash Electing Common Shareholders exceeds the Take-Up Date Pro-Ration Cash Portion:

(i)	each Share Electing Common Shareholder will receive, for each Common Share to be taken up on such Take-Up Date, the Share Alternative; and

(ii)	each Cash Electing Common Shareholder will receive, for each Common Share to be taken up on such Take-Up Date:

(A)

an amount of cash (the “Pro-Rated Cash Amount”) equal to the quotient obtained by dividing (1) the Take-Up Date Pro-Ration Cash Portion, by (2) the number of Pro-Ration Common Shares held by Cash Electing Common Shareholders to be taken up on such Take-Up Date; and

(B)	a fraction of an Offeror Common Share equal to 0.6371 multiplied by the quotient obtained by dividing (1) $31.00 minus the Pro-Rated Cash Amount, by (2) $31.00.

(d)	if, on any Take-Up Date, the number of Offeror Common Shares that would otherwise be issuable to Share Electing Common Shareholders exceeds the Take- Up Date Pro-Ration Share Portion:

(i)	each Cash Electing Common Shareholder will receive, for each Common Share to be taken up on such Take-Up Date, the Cash Alternative; and

(ii)	each Share Electing Common Shareholder will receive, for each Common Share to be taken up on such Take-Up Date:

(A)

a fraction of an Offeror Common Share (the “Pro-Rated Share Amount”) equal to the quotient obtained by dividing (1) the Take- Up Date Pro-Ration Share Portion, by (2) the number of Pro-Ration Common Shares held by all Share Electing Common Shareholders to be taken up on such Take-Up Date; and

(B)	an amount of cash equal to $31.00 multiplied by the quotient obtained by dividing (1) 0.6371 minus the Pro-Rated Share Amount, by (2) 0.6371.

2.4	Company Approval of the Common Share Offer

(a)

The Company hereby represents and warrants to and in favour of the Offeror, and acknowledges that the Offeror is relying upon such representations and warranties in entering into this Agreement, that, as of the date of this Agreement:

(i)

Barclays Capital Canada Inc. has delivered to the Company Board (or the Company Special Committee) a verbal report of their Valuation and Scotia Capital Inc. and Barclays Capital Canada Inc. have delivered to the Company Board (or the Company Special Committee) a verbal opinion to the effect that, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received under the Common Share Offer is fair from a financial point of view to the Common Shareholders (other than the Offeror and its Affiliates), which Valuation and opinions have been or will be set out in writing prior to the Offer Deadline;

(ii)

the Company Board, following consultation with its financial and legal advisors, has unanimously (with the exception of any Interested Directors): (A) determined that the consideration to be received under the Common Share Offer is fair from a financial point of view to the Common Shareholders (other than the Offeror and its Affiliates); and (B) approved the entering into of this Agreement and the making of the unanimous recommendation that Common Shareholders accept the Common Share Offer; and

(iii)

after reasonable inquiry, each of the Company and the Company Board believes that all of the Locked-Up Shareholders intend to tender their Common Shares to the Common Share Offer, in accordance with the terms of the Lock-Up Agreements.

(b)

The Company shall prepare and make available for distribution contemporaneously with the Common Share Offer Circular and related Offer Documents, in both the English and French languages and in compliance with Securities Laws, sufficient copies of the Company Directors’ Circular. Subject to Section 5.6, the Company Directors’ Circular shall reflect the determinations and recommendations set forth in Section 2.4(a)(ii). Prior to printing the Company Directors’ Circular, the Company shall provide the Offeror and its counsel with an opportunity to review and comment on the Company Directors’ Circular, the Offeror recognizing that whether or not the Offeror’s comments, if any, on the Company Directors’ Circular are acceptable will be determined solely by the Company acting reasonably; provided that all information relating to the Offeror, the terms and conditions of the Common Share Offer, the Preferred Share Exchange Offer or this Agreement that is included in the Company Directors’ Circular, as applicable, shall be in form and content satisfactory to the Offeror, acting reasonably. The Company represents, warrants and covenants that the Company Directors’ Circular (other than any information provided by the Offeror relating to the Offeror) shall comply with Securities Laws and shall be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

(c)

The Company shall request on the date hereof, and provide or cause to be provided to the Offeror, as soon as reasonably possible following the execution and delivery of this Agreement, a list (in both written and electronic form) of all registered Common Shareholders, together with their addresses and respective holdings of Common Shares. The Company shall as soon as reasonably possible provide or cause to be provided to, as applicable, the Offeror a list of the names, addresses and holdings of all persons having rights issued by the Company to acquire Common Shares (including holders of Deferred Shares) and a list of participants and book based nominee registrants such as CDS & Co. and CEDE & Co. and non-objecting beneficial owners of Common Shares, together with their addresses and respective holdings of securities, together in each case with mailing labels for purposes of the mailing of the Common Share Offer Circular and related Offer Documents and the Company Directors’ Circular to Common Shareholders. The Company shall from time to time require that its registrar and transfer agent furnish the Offeror with such additional information, including updated or additional lists of Common Shareholders, mailing labels and lists of securities positions and other assistance as the Offeror may reasonably request in order to be able to communicate the Common Share Offer to the Common Shareholders and to such other Persons as are entitled to receive the Offers under applicable Laws.

(d)

The Company shall provide or cause to be provided to the Offeror in a timely manner for inclusion in the Common Share Offer Circular, and any amendments or supplements thereto, such information regarding the Company as is required by applicable Securities Laws to be included in the Common Share Offer Circular or is reasonably requested by the Offeror for the preparation of the Common Share Offer Circular. The Company represents, warrants and covenants that any information it provides to the Offeror for inclusion in the Common Share Offer Circular will be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The Company shall provide or cause to be provided to the Offeror the Valuation and the Common Share Fairness Opinions for inclusion in the Common Share Offer Circular.

(e)

Without limiting the generality of Section 2.4(d), the Company shall provide or cause to be provided, as applicable, in a timely manner to the Offeror for inclusion in the Common Share Offer Circular, and any amendments or supplements thereto, information regarding the deliberations and conclusions of the Company Board to be included in the Common Share Offer Circular or that is reasonably required for the preparation of the Common Share Offer Circular. The Company represents, warrants and covenants that any information it provides to the Offeror for inclusion in the Common Share Offer Circular, and any amendments or supplements thereto, will be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

2.5	Prefco Approval of the Preferred Share Exchange Offer

(a)

Prefco hereby represents and warrants to and in favour of the Offeror, and acknowledges that the Offeror is relying upon such representations and warranties in entering into this Agreement, that, as of the date of this Agreement:

(i)

Scotia Capital Inc. has delivered to the Prefco Board (or the Prefco Special Committee) a verbal opinion to the effect that, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received under the Preferred Share Exchange Offer is fair from a financial point of view to the Preferred Shareholders, which opinion has been or will be set out in writing prior to the Offer Deadline;

(ii)

the Prefco Board, following consultation with its financial and legal advisors, has unanimously (with the exception of any Interested Directors): (A) determined that the consideration to be received under the

Preferred Share Exchange Offer is fair from a financial point of view to the Preferred Shareholders; and (B) approved the entering into of this Agreement and the making of the unanimous recommendation that the Preferred Shareholders accept the Preferred Share Exchange Offer; and

(iii)	after reasonable inquiry, each of Prefco and the Prefco Board believes that none of the Locked-Up Shareholders own any Preferred Shares.

(b)

Prefco shall prepare and make available for distribution contemporaneously with the Preferred Share Exchange Offer Circular and related Offer Documents, in both the English and French languages and in compliance with Securities Laws (including Securities Laws that would be applicable if the Preferred Share Exchange Offer was a take-over bid under such Laws), sufficient copies of the Prefco Directors’ Circular. The Prefco Directors’ Circular shall reflect the determinations and recommendations set forth in Section 2.4(a)(ii). Prior to printing the Prefco Directors’ Circular, Prefco shall provide the Offeror and its counsel with an opportunity to review and comment on the Prefco Directors’ Circular, the Offeror recognizing that whether or not the Offeror’s comments, if any, on the Prefco Directors’ Circular are acceptable will be determined solely by Prefco acting reasonably; provided that all information relating to the Offeror, the terms and conditions of the Preferred Share Exchange Offer or this Agreement that is included in the Prefco Directors’ Circular shall be in form and content satisfactory to the Offeror, acting reasonably. Prefco represents, warrants and covenants that the Prefco Directors’ Circular (other than any information provided by the Offeror relating to the Offeror) shall comply with Securities Laws (including Securities Laws that would be applicable if the Preferred Share Exchange Offer was a take-over bid under such Laws), and shall be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

(c)

Prefco shall request on the date hereof, and provide or cause to be provided to the Offeror, as soon as possible following the execution and delivery of this Agreement, a list (in both written and electronic form) of all registered Preferred Shareholders, together with their addresses and respective holdings of Preferred Shares. Prefco shall as soon as reasonably possible provide or cause to be provided to the Offeror a list of participants and book based nominee registrants such as CDS & Co. and CEDE & Co. and non-objecting beneficial owners of Preferred Shares, together with their addresses and respective holdings of securities, together in each case with mailing labels for purposes of the mailing of the Preferred Share Exchange Offer Circular and related Offer Documents and the Prefco Directors’ Circular to Shareholders. Prefco shall from time to time require that its registrar and transfer agent furnish the Offeror with such additional information, including updated or additional lists of Preferred Shareholders, mailing labels and lists of securities positions and other assistance as the Offeror may reasonably request in order to be able to communicate the Preferred Share Exchange Offer to the Preferred Shareholders and to such other Persons as are entitled to receive the Preferred Share Exchange Offer under applicable Laws.

(d)

Prefco shall provide or cause to be provided to the Offeror in a timely manner for inclusion in the Preferred Share Exchange Offer Circular, and any amendments or supplements thereto, such information regarding Prefco as is required by applicable Securities Laws or this Agreement to be included in the Preferred Share Exchange Offer Circular or is reasonably requested by the Offeror for the preparation of the Preferred Share Exchange Offer Circular. Prefco represents, warrants and covenants that any information it provides to the Offeror for inclusion in the Preferred Share Exchange Offer Circular will be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Prefco shall provide or cause to be provided to the Offeror the Preferred Share Fairness Opinion for inclusion in the Preferred Share Exchange Offer Circular.

(e)

Without limiting the generality of Section 2.5(d), Prefco shall provide or cause to be provided, as applicable, in a timely manner to the Offeror for inclusion in the Preferred Share Exchange Offer Circular, and any amendments or supplements thereto, information regarding the deliberations and conclusions of the Prefco Board to be included in the Preferred Share Exchange Offer Circular or that is reasonably required for the preparation of the Preferred Share Exchange Offer Circular. Prefco represents, warrants and covenants that any information it provides to the Offeror for inclusion in the Preferred Share Exchange Offer Circular, and any amendments or supplements thereto, will be true, complete and correct in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

2.6	Employee Plans

(a)

The Company, if requested by the Offeror, will use commercially reasonable efforts to cause Bell Aliant GP to (i) amend, in accordance with the terms and conditions of the ESP, the ESP to (A) accelerate the vesting of Common Shares under the ESP such that all Common Shares credited, or to be credited, to participants’ accounts under the ESP prior to the Common Share Offer Expiry Time will immediately be fully vested, and (B) permit participants in the ESP to cause such Common Shares to be withdrawn from the ESP and tendered to the Common Share Offer, in each case conditional upon the occurrence of the Common Share Offer Effective Date, (ii) make such other amendments to, and take such actions in respect of, the ESP as the Offeror shall request, acting reasonably, and as are permitted by the terms of the ESP, in order to allow participants in the ESP to fully participate in the Common Share Offer on the same terms as the other Common Shareholders, in each case conditional upon the occurrence of the Common Share Offer Effective Date, and (iii) not issue any Common Shares from treasury pursuant to the ESP and satisfy all entitlements under the ESP through the acquisition of outstanding Common Shares in accordance with the terms of the ESP.

(b)

The Company will, if requested by the Offeror (i) amend, in accordance with the terms and conditions of the ESSP, the ESSP to permit participants in the ESSP to cause Common Shares to be withdrawn from the ESSP and tendered to the Common Share Offer, conditional upon the occurrence of the Common Share Offer Effective Date, (ii) make such other amendments to, and take such actions in respect of, the ESSP as the Offeror shall request, acting reasonably, and as are permitted by the terms of the ESSP, in order to allow participants in the ESSP to fully participate in the Common Share Offer on the same terms as the other Common Shareholders, in each case conditional upon the occurrence of the Common Share Offer Effective Date, and (iii) not issue any Common Shares from treasury pursuant to the ESSP and satisfy all entitlements under the ESSP through the acquisition of outstanding Common Shares in accordance with the terms of the ESSP.

(c)

The Company will use commercially reasonable efforts to cause the Company Board to promptly (but, in no case, later than the Offer Deadline) take all such steps as may be necessary or desirable to suspend the DRIP, in accordance with the terms of the DRIP, until the earlier of (i) the acquisition by the Offeror of all of the outstanding Common Shares other than Common Shares held by the Offeror and its Affiliates, (ii) the Outside Date, and (iii) the date on which this Agreement is terminated in accordance with its terms. The Company will, if requested by the Offeror (A) amend, in accordance with the terms and conditions of the DRIP, the DRIP to permit participants in the DRIP to cause Common Shares to be withdrawn from the DRIP and tendered to the Common Share Offer, conditional upon the occurrence of the Common Share Offer Effective Date, and (B) make such other amendments to, and take such actions in respect of, the DRIP as the Offeror shall request, acting reasonably, and as are permitted by the terms of the DRIP, in order to allow participants in the DRIP to fully participate in the Common Share Offer on the same terms as the other Common Shareholders, in each case conditional upon the occurrence of the Common Share Offer Effective Date.

2.7	Subsequent Acquisition Transaction; Compulsory Acquisition

(a)

If, within 120 days after the date of the Common Share Offer, the Offeror takes up and pays for 90% or more of the outstanding Common Shares under the Common Share Offer, other than Common Shares held on the date of the Common Share Offer by or on behalf of the Offeror and its Affiliates, the Offeror shall use commercially reasonable efforts to acquire the remainder of the Common Shares by way of a compulsory acquisition pursuant to Part XVII of the CBCA (a “Compulsory Acquisition”) for consideration per Common Share not less than the consideration paid by the Offeror under the Common Share Offer.

(b)

If, within 120 days after the date of the Common Share Offer, the Offeror and its Affiliates hold more than 662/3%, but less than 90%, of the outstanding Common Shares (calculated on a Fully-Diluted Basis), including Common Shares held on the date of the Offer by or on behalf of the Offeror and its Affiliates, or if a Compulsory Acquisition is not available to the Offeror, the Offeror shall use commercially reasonable efforts to acquire the remainder of the Common Shares by way of amalgamation, statutory arrangement, capital reorganization or other transaction (as determined by the Offeror) involving the Company and the Offeror or an Affiliate of the Offeror (a “Subsequent Acquisition Transaction”) for consideration per Common Share not less than the consideration paid by the Offeror under the Common Share Offer, and the Company agrees to effect such Subsequent Acquisition Transaction.

(c)

If, within 120 days after the date of the Preferred Share Exchange Offer, the Offeror takes up and pays for 90% or more of the outstanding Preferred Shares under the Preferred Share Exchange Offer, other than Preferred Shares held on the date of the Preferred Share Exchange Offer by or on behalf of the Offeror or its Affiliates, the Offeror shall use commercially reasonable efforts to acquire the remainder of the Preferred Shares by way of a Compulsory Acquisition for consideration per Preferred Share of a series not less than the consideration paid by the Offeror for Preferred Shares of such series under the Preferred Share Exchange Offeror;

(d)

If, within 120 days after the date of the Preferred Share Exchange Offer, the Offeror and its Affiliates hold more than 662/3%, but less than 90% of the outstanding Preferred Shares, or if a Compulsory Acquisition is not available to the Offeror, the Offeror shall use commercially reasonable efforts to acquire the remainder of the Preferred Shares by way of a Subsequent Acquisition Transaction for consideration per Preferred Share of each series not less than the consideration paid by the Offeror for Preferred Shares of such series under the Preferred Share Exchange Offer, and Prefco agrees to effect such Subsequent Acquisition Transaction.

2.8	Change in Nature of Transaction

(a)

On or prior to the Common Share Offer Expiry Date or the Preferred Share Exchange Offer Expiry Date, as applicable, if the Offeror determines, acting reasonably, that it is necessary or desirable to proceed with another form of transaction, including for greater certainty, a plan of arrangement, for the Common Share Offer and/or the Preferred Share Exchange Offer (each an “Alternative Transaction”) whereby following completion of such Alternative Transaction, (i) the Offeror or one or more of its Affiliates would own or control, directly or indirectly, 100% of the Common Shares or substantially all of the assets of the Company and which provides the holders of Common Shares (and participants in the DSP and other Employee Plans) with a financial result (including Tax) at least equivalent to or better than the Common Share Offer, and/or (ii) the Offeror or one or more of its Affiliates would own or control, directly or indirectly, 100% of the Preferred Shares and which provides the holders of the Preferred Shares with a financial result (including Tax) at least equivalent to or better than the Preferred Share Exchange Offer, then, provided that such Alternative Transaction would not result in a delay or time to completion materially longer than the time permitted for the transactions contemplated by this Agreement and is otherwise not materially prejudicial to the Shareholders (or participants in the DSP or other Employee Plans), the Company and Prefco shall support the completion of such Alternative Transaction and take all actions necessary or desirable which are within its power to effect the completion of such Alternative Transaction, including, the holding of a meeting of their respective securityholders and preparing and mailing any proxy circular of the Company or Prefco, as applicable, in connection with such meeting.

(b)

In the event of any proposed Alternative Transaction to the Common Share Offer or the Preferred Share Exchange Offer, the references in this Agreement to the Common Share Offer or the Preferred Share Offer, as applicable, shall be deemed to be changed to “Alternative Transaction” with necessary modifications and all terms, covenants, representations and warranties of this Agreement (with the adjustments necessary to reflect the Alternative Transaction) shall be and shall be deemed to have been made in the context of the Alternative Transaction and, if requested by the Offeror, the Parties shall execute and deliver either an arrangement agreement in a customary form and consistent with the commercial terms of this Agreement or such other agreement giving effect to and evidencing such amendment as may be reasonably required as a result of such modification and adjustments.

2.9	Permitted Purchases

The Parties agree that, subsequent to the Offeror making the Offers, the Offeror shall be permitted to purchase Common Shares and Preferred Shares as permitted under, and in accordance with, Section 93.1 of the Securities Act as such provision applies in respect of the Common Share Offer and as if such provision applied in respect of the Preferred Share Exchange Offer.

2.10	Section 85 Election

The Offeror shall make a joint election with Eligible Holders who receive Offeror Shares pursuant to an Offer in accordance with subsection 85(1) or 85(2) of the Tax Act (and any similar provision of any provincial Tax legislation) provided that such election is in accordance with the provisions of the Tax Act (and applicable provincial legislation) and complies with the procedures that will be set out in the Common Share Offer Circular and Preferred Share Exchange Offer Circular, as applicable, and the tax election packages that will be available to Eligible Holders. The agreed amount under such joint election shall be determined by each Eligible Holder in such Eligible Holder’s sole discretion within the limits set out in the Tax Act (and applicable provincial legislation). The obligation of the Offeror in this regard is limited to Eligible Holders that provide the Offeror with a validly completed tax election package within 90 days after the Eligible Holder’s Common Shares or Preferred Shares are taken up pursuant to the applicable Offer, and the Offeror will assume no responsibility for the proper completion of such election. The Offeror will not have any obligation to make such an election in respect of any

Shareholder other than an Eligible Holder. The Offeror shall also make such an election with an Eligible Holder who receives Offeror Shares pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction, provided that such election is available in respect thereof and the Eligible Holder complies with the foregoing conditions.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE OFFEROR

The Offeror hereby represents and warrants to the Company and Prefco as follows, and acknowledges that the Company and Prefco are relying upon these representations and warranties in connection with the entering into of this Agreement.

3.1	Organization

The Offeror is a corporation duly incorporated, validly existing and in good standing under the laws of Canada. The Offeror and its Subsidiaries have all necessary corporate power and authority to own their respective assets and conduct their respective business as now owned and conducted. The Offeror and its Subsidiaries are duly qualified to carry on business in good standing in each jurisdiction in which the character of their respective properties or the nature of their respective activities makes such qualification necessary.

3.2	Corporate Authorization; Execution and Binding Obligation

The Offeror has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Offeror and the consummation by the Offeror of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Offeror and no other corporate proceedings on the part of the Offeror are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Offeror and constitutes a valid and binding obligation of the Offeror, enforceable by the Company and Prefco against the Offeror in accordance with its terms, except as the enforcement thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting enforcement of creditors’ rights generally, and (b) the discretion that a court may exercise in the granting of extraordinary or equitable remedies such as specific performance and injunction.

3.3	No Conflict or Breach; Required Filings and Consents

(a)

The execution and delivery by the Offeror of this Agreement and the performance by the Offeror of its obligations hereunder and the completion of the Offers do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) violate, conflict with or result in a breach of any provision of (i) the articles, by-laws or other constating documents of the Offeror; or (ii) subject to obtaining all Required Regulatory Approvals applicable to the Offeror and compliance with applicable Securities Laws and stock exchange rules and policies, any Law to which the Offeror is subject or by which the Offeror is bound.

(b)

Other than the Required Regulatory Approvals, no authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary for the consummation by the Offeror of its obligations under this Agreement except for such authorizations, consents, approvals and filings the failure of which to obtain or make would not, individually or in the aggregate, prevent or materially delay completion of the transactions contemplated by this Agreement or have a Material Adverse Effect on the Offeror.

(c)

No consent, waiver or approval from other parties to any material Contracts to which the Offeror is a party or by which the Offeror is bound or affected or to which any of its assets is subject is required to be obtained by the Offeror in connection with the execution, delivery and performance by the Offeror of this Agreement or the consummation of the transactions contemplated by this Agreement.

3.4	Securities Laws Matters

(a)

The Offeror is a “reporting issuer” under Securities Laws in each of the provinces of Canada in which such concept exists, is not on the list of reporting issuers in default under the Securities Laws and is in compliance with all Securities Laws. The Offeror Common Shares are listed and posted for trading on the TSX and the NYSE.

(b)

As of the date of this Agreement, neither the Offeror nor any of its directors or officers is subject to any delisting, suspension of trading in or cease trading or other order that may operate to prevent or restrict trading in the Offeror Common Shares.

(c)

Since January 1, 2011 the Offeror has filed with all applicable Securities Regulatory Authorities, the SEC, the TSX, the NYSE and all applicable self- regulatory organizations true and complete copies of all materials, including the Offeror Public Documents, required to be so filed. The Offeror Public Documents filed since January 1, 2011 did not at the time filed with the applicable Securities Regulatory Authorities or the SEC, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and complied in all material respects with the requirements of applicable Securities Laws. The Offeror has not filed any confidential material change report with any Governmental Entity which at the date of this Agreement remains confidential.

3.5	Financial Statements

The Offeror’s audited consolidated financial statements as at and for the fiscal years ended December 31, 2013 and December 31, 2012 and the Offeror’s unaudited consolidated financial statements as at and for the three-month periods ended March 31, 2014 and 2013 (the “Offeror Financial Statements”) have been prepared in accordance with IFRS (subject to year-end adjustments, where applicable) applied on a basis consistent with prior periods and present fairly, in all material respects, the consolidated financial position, results of operations and changes in the financial positions of the Offeror as of the respective dates thereof and for the respective periods covered thereby (except as may be otherwise indicated in such Offeror Financial Statements and the notes thereto or the related report of the Offeror’s auditors).

3.6	Absence of Material Adverse Effect

Since December 31, 2013, there has not been any event, circumstance or occurrence which has given rise to or is reasonably likely to give rise to, individually or in the aggregate, a Material Adverse Effect on the Offeror and its Subsidiaries, taken as a whole.

3.7	Disclosure Controls and Internal Control over Financial Reporting

(a)

The Offeror has designed and implemented a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and includes policies and procedures that (i) relate to the maintenance of records that accurately and fairly reflect the material transactions, acquisitions and dispositions of the property and assets of the Offeror and each of its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of the Offeror and its Subsidiaries are made only in accordance with authorizations of management and directors of the Offeror and its Subsidiaries, and (iii) provide reasonable assurance regarding prevention or timely detection of any unauthorized acquisition, use or disposition of the material property or assets of the Offeror or any of its Subsidiaries.

(b)

To the knowledge of the Offeror (i) there are no material weaknesses or significant deficiencies in the Offeror’s internal control procedures over financial reporting, (ii) there is no evidence that the Offeror’s internal control procedures over financial reporting are ineffective, and (iii) there is no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Offeror.

(c)

Since January 1, 2011 (i) neither the Offeror nor any of its Subsidiaries nor, to the Offeror’s knowledge, any of their respective directors, officers, employees, auditors, accountants or representatives has received or otherwise had or obtained knowledge of any significant written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Offeror or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that the Offeror or any of its Subsidiaries has engaged in questionable accounting or auditing practices; and (ii) no legal counsel representing the Offeror or any of its Subsidiaries, whether or not employed by the Offeror or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Offeror, any of its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of the Offeror or any committee thereof or any director or officer of the Offeror.

3.8	Undisclosed Liabilities

Neither the Offeror nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be shown on a statement of financial position under IFRS except for:

(a)

liabilities and obligations that are specifically disclosed on the unaudited consolidated statement of financial position of the Offeror as of March 31, 2014 (the “Offeror Balance Sheet”) or in the notes thereto; and

(b)

such liabilities and obligations incurred in the ordinary course of the business, operations and affairs of the Offeror and its Subsidiaries since March 31, 2014, that are not and would not, individually or in the aggregate with all other such liabilities and obligations of the Offeror and its Subsidiaries (other than those disclosed on the Offeror Balance Sheet), reasonably be expected to have a Material Adverse Effect on the Offeror and its Subsidiaries, taken as a whole. Without limiting the foregoing, the Offeror Balance Sheet reflects reasonable reserves in accordance with IFRS for contingent liabilities relating to pending litigation and other contingent obligations of the Offeror and its Subsidiaries as at March 31, 2014.

3.9	Litigation

(a)

There is no investigation, audit, assessment, inquiry, request for information, warrant, charge, suit, claim, action, arbitration or proceeding or other form of dispute resolution pending or, to the knowledge of the Offeror, threatened against the Offeror or any of its Subsidiaries before any Governmental Entity, that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Offeror and its Subsidiaries, taken as a whole, or would reasonably be expected to restrain, enjoin or otherwise prohibit or materially delay or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement.

(b)

Neither the Offeror nor any of its Subsidiaries nor any of their respective directors, officers or employees in their capacities as such is subject to any outstanding order, writ, judgment, injunction, decree or arbitration order or award that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Offeror and its Subsidiaries, taken as a whole, or would restrain, enjoin or otherwise prohibit or materially delay or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement.

3.10	Offeror Employee Plans

Except as would not have a Material Adverse Effect, Offeror does not have any liabilities with respect to an Offeror Employee Plan subject to United States law (including, without limitation, the provisions of Title IV or Section 302 of the United States Employee Retirement Income Security Act of 1974).

3.11	Funds Available

The Offeror has sufficient funds, or adequate arrangements (in compliance with applicable Securities Laws) for financing are in place to ensure that it will have sufficient funds, to pay the aggregate cash consideration payable pursuant to the Common Share Offer.

3.12	Offeror Shares

The authorized capital of the Offeror is set forth in the Offeror Public Documents. The Offeror Shares to be issued pursuant to the Offers, upon issuance, will be validly issued and fully paid and non-assessable, will be listed for trading on the TSX (and, in the case of the Offeror Common Shares issued pursuant to the Common Share Offer, the NYSE) and will not be subject to any contractual or other restrictions on transferability or voting, provided that (a) the Offeror Shares issuable to any Persons within the United States that the Offeror determines to be an “affiliate” of the Offeror as such term is defined in Rule 144 under the 1933 Act, or to have been such an “affiliate” in the 90 days prior to the date of issuance of such Offeror Shares, shall be represented by a certificate bearing a restrictive legend and (b) any Offeror Shares issued on account of Common Shares or Preferred Shares that are “restricted securities” as such term is defined in Rule 144 under the 1933 Act immediately prior to the Offers shall be represented by a certificate bearing a restrictive legend.

3.13	Stock Exchange Compliance

The Offeror is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSX and the NYSE.

3.14	Common Share and Preferred Share Ownership

The Offeror and its Affiliates and joint actors beneficially own 100,376,270 Common Shares and no Convertible Securities. The Offeror and its Affiliates and joint actors do not own any Preferred Shares.

3.15	Residence

The Offeror is not a non-resident of Canada for purposes of the Tax Act.

3.16	Eligibility to File Form F-8

The Offeror (i) is a “foreign private issuer” within the meaning of Rule 3b-4 under the 1934 Act, (ii) is not registered or required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended, and (iii) meets, and at the time of mailing of the Offer Documents will meet, the eligibility requirements for the use of Form F-8 under the 1933 Act in respect of the Offers.

3.17	Investment Canada Act

The Offeror is not a “non-Canadian” within the meaning of the Investment Canada Act (Canada).

3.18	Survival of Representations and Warranties

The representations and warranties of the Offeror contained in this Agreement shall expire and be terminated on the earlier of: (a) the acquisition by the Offeror of all of the outstanding Common Shares other than Common Shares held by the Offeror and its Affiliates; and (b) the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PREFCO

Contemporaneously with the execution and delivery of this Agreement, the Company and Prefco are delivering to the Offeror the Disclosure Letter, which is deemed to constitute an integral part of this Agreement and to modify the representations and warranties of the Company and Prefco contained in this Agreement. The Company and Prefco hereby jointly and severally represent and warrant to and in favour of the Offeror, and acknowledge that the Offeror is relying upon such representations and warranties in connection with the entering into of this Agreement:

4.1	Organization and Qualification of the Company and Prefco

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the CBCA. The Company’s Subsidiaries are corporations or limited partnerships duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation. The Company and its Subsidiaries have all necessary corporate or partnership power and authority to own their respective assets and conduct their respective business as now owned and conducted. The Company and its Subsidiaries are duly qualified to carry on business in good standing in each jurisdiction in which the character of their respective properties or the nature of their respective activities makes such qualification necessary.

4.2	Ownership of Subsidiaries

(a)

The Disclosure Letter sets forth a complete and accurate list and/or chart of all material Subsidiaries owned, directly or indirectly, by the Company or Bell Aliant GP, each of which is wholly-owned by the Company or Bell Aliant GP except as otherwise specified in the Disclosure Letter. Prefco does not have any material Subsidiaries. All of the outstanding securities and other ownership interests in the Company’s material Subsidiaries are duly authorized, validly issued, fully paid and, where the concept exists, non-assessable, and all such securities and other ownership interests (other than one voting common share of Bell Aliant GP which is held by Bell Canada) are held directly or indirectly by the Company or Bell Aliant GP and are, except pursuant to restrictions on transfer contained in constating documents or pursuant to existing financing arrangements involving the Company or its Subsidiaries, legally and beneficially owned free and clear of all Encumbrances (other than Permitted Encumbrances) and not subject to any proxy, voting trust or other agreement, other than the Securityholders’ Agreement or, relating to the voting of such securities and other ownership interests.

(b)

Other than the Securityholders’ Agreement and the terms of medium term notes issued by Bell Aliant LP under its trust indenture dated September 14, 2006, as supplemented, which may require redemption of medium term notes upon the occurrence of a “Change of Control Triggering Event” as defined therein, there are no existing Contracts of any material Subsidiaries of the Company which require any such Subsidiary of the Company to (i) repurchase, redeem or otherwise acquire any of its securities or other ownership interests, or with respect to the voting or disposition of any outstanding securities or other ownership interests of any such Subsidiaries of the Company; (ii) make any investment in or provide any funds to (whether in the form of a loan, capital contribution or otherwise) any Person, other than a wholly-owned Subsidiary of the Company or Bell Aliant GP; or (iii) provide any guarantee with respect to any Person (other than a wholly-owned Subsidiary of the Company or Bell Aliant GP).

(c)

Other than the Subsidiaries and shares of other entities listed in the Disclosure Letter, neither the Company nor any of its Subsidiaries own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person which are material to the Company and its Subsidiaries taken as a whole.

4.3	Corporate Authorization; Execution and Binding Obligation

The Company and Prefco have the requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement by the Company and Prefco and the performance by the Company and Prefco of their respective obligations under this Agreement have been duly authorized by the Company Board and the Prefco Board, respectively, and no other corporate proceedings on the part of the Company or Prefco are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Company and Prefco and constitutes a valid and binding obligation of the Company and Prefco, enforceable by the Offeror against the Company and Prefco in accordance with its terms, except as the enforcement thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting enforcement of creditors’ rights generally, and (b) the discretion that a court may exercise in the granting of extraordinary or equitable remedies such as specific performance and injunction.

4.4	No Conflict or Breach; Required Filings and Consents

(a)

The execution and delivery by the Company and Prefco of this Agreement and the performance by them of their respective obligations hereunder and the completion of the Offers do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) violate, conflict with or result in a breach of any provision of: (i) the articles, by-laws or other constating documents of the Company or any of its material Subsidiaries (including Prefco); or (ii) subject to obtaining all Required Regulatory Approvals applicable to the Company and its Subsidiaries and compliance with applicable Securities Laws and stock exchange rules and policies, any Law to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound.

(b)

Other than the Required Regulatory Approvals and filings required under applicable Securities Laws, no authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary for the performance by the Company or Prefco of their respective obligations under this Agreement or for the completion of the Offers not to cause or result in any loss of any rights or assets or any interest therein held by the Company or any of its Subsidiaries, except for such authorizations, consents, approvals and filings the failure of which to obtain or make would not, individually or in the aggregate, prevent or materially delay completion of the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(c)

Other than as disclosed in the Disclosure Letter, no consent, waiver or approval from other parties to the Material Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected or to which any of the Company’s or its Subsidiaries’ assets is subject is required to be obtained by the Company or Prefco in connection with the execution, delivery and performance by the Company and Prefco of this Agreement or the consummation of the transactions contemplated by this Agreement.

4.5	Capitalization

(a)

The Disclosure Letter sets forth the authorized share capital of the Company, Bell Aliant GP and Prefco. Except for (i) the Deferred Shares; (ii) entitlements under the Employee Stock Purchase Plans; (iii) the pending acquisition of O.N.Tel Inc., and (iv) the conversion rights in respect of the Preferred Shares, there are no options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments or obligations (whether by Law, pre-emptive or contractual) of the Company or any of its Subsidiaries to purchase, sell, allot, issue, or subscribe for, any securities or other ownership interests in the Company or any of its Subsidiaries, or any securities that are convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities or other ownership interests in the Company or any of its Subsidiaries. No Shareholder is entitled to any pre-emptive or other similar right granted by the Company or any of its Subsidiaries except as provided in the Securityholders’ Agreement.

(b)	As of the date hereof, the number of outstanding Common Shares (calculated on a Fully-Diluted Basis) is 230,095,538.

(c)

All Common Shares that may be issued pursuant to the vesting of Deferred Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable and are not and will not be subject to or issued in violation of, any pre- emptive rights.

(d)	There are no existing Contracts of the Company to repurchase, redeem or otherwise acquire any Common Shares.

4.6	Securities Laws Matters

(a)

Each of the Company, Prefco, Bell Aliant GP and Bell Aliant LP is a “reporting issuer” under Securities Laws in each of the provinces of Canada in which such concept exists and none of the Company, Prefco, Bell Aliant GP or Bell Aliant LP are on the list of reporting issuers in default under Securities Laws.

(b)	The Common Shares and the Preferred Shares are listed and posted for trading on the TSX and neither the Common Shares nor the Preferred Shares is listed or quoted on any other stock exchange.

(c)

As of the date of this Agreement, neither the Company, Prefco nor any of their respective directors or officers is subject to any delisting, suspension of trading in or cease trading or other order that may operate to prevent or restrict trading in the Common Shares or the Preferred Shares.

(d)

Since January 1, 2011 the Company, Prefco, Bell Aliant GP and Bell Aliant LP have filed with all applicable Securities Regulatory Authorities, the TSX and all applicable self-regulatory organizations true and complete copies of the Public Documents that the Company, Prefco, Bell Aliant GP and Bell Aliant LP are required to file therewith. The Public Documents filed since January 1, 2011 did not at the time filed with the applicable Securities Regulatory Authorities contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and complied in all material respects with the requirements of applicable Securities Laws. None of the Company, Prefco, Bell Aliant GP or Bell Aliant LP have filed any confidential material change report with any Governmental Entity which at the date of this Agreement remains confidential.

4.7	Financial Statements

The Financial Statements have been or will be, as applicable, prepared in accordance with IFRS (subject to year-end adjustments, where applicable) applied on a basis consistent with prior periods and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries, or of Bell Aliant GP and its Subsidiaries, as applicable, as of the respective dates thereof and for the respective periods covered thereby (except as may be otherwise indicated in such Financial Statements and the notes thereto or the related reports of the auditors).

4.8	Absence of Material Adverse Effect

Since December 31, 2013, there has not been any event, circumstance or occurrence which has given rise to or is reasonably likely to give rise to, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.9	Disclosure Controls and Internal Control over Financial Reporting

(a)

The Company and Bell Aliant GP have designed and implemented a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and such system includes policies and procedures that (i) relate to the maintenance of records that accurately and fairly reflect the material transactions, acquisitions and dispositions of the property and assets of the Company, Bell Aliant GP and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of the Company, Bell Aliant GP and its Subsidiaries are made only in accordance with authorizations of management and directors of the Company, Bell Aliant GP and its Subsidiaries, and (iii) provide reasonable assurance regarding prevention or timely detection of any unauthorized acquisition, use or disposition of the material property or assets of the Company, Bell Aliant GP or any of its Subsidiaries.

(b)

To the knowledge of the Company and Prefco (i) there are no material weaknesses or significant deficiencies in the Company’s or Bell Aliant GP’s internal control procedures over financial reporting, (ii) there is no evidence that the Company’s or Bell Aliant GP’s internal control procedures over financial reporting are ineffective, and (iii) there is no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company, Bell Aliant GP or its Subsidiaries.

(c)

Since January 1, 2011 (i) neither the Company nor any of its Subsidiaries nor, to the Company’s or Prefco’s knowledge, any of their respective directors, officers, employees, auditors, accountants or representatives has received or otherwise had or obtained knowledge of any significant written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices; and (ii) no legal counsel representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof, the Prefco Board or any committee thereof, or any director or officer of the Company or Prefco.

4.10	Undisclosed Liabilities

Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be shown on a statement of financial position under IFRS except for:

(a)

liabilities and obligations that are specifically disclosed on the unaudited statement of financial position of the Company as of March 31, 2014 (the “Company Balance Sheet”) or the unaudited consolidated statement of financial position of Bell Aliant GP as of March 31, 2014 (the “Bell Aliant GP Balance Sheet”) or in the notes thereto; and

(b)

such liabilities and obligations incurred in the Ordinary Course since March 31, 2014, that are not and would not, individually or in the aggregate with all other such liabilities and obligations of the Company and its Subsidiaries or Bell Aliant GP and its Subsidiaries, as applicable (other than those disclosed on the Company Balance Sheet or the Bell Aliant GP Balance Sheet, as applicable), reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, or Bell Aliant GP and its Subsidiaries, as applicable, in each case taken as a whole. Without limiting the foregoing, the Bell Aliant GP Balance Sheet reflects reasonable reserves in accordance with IFRS for contingent liabilities relating to pending litigation and other contingent obligations of Bell Aliant GP and its Subsidiaries as at March 31, 2014.

4.11	Shareholder and Similar Agreements

Other than the Securityholders’ Agreement, the Investor Liquidity Agreement and the Preferred Share Agreements, neither the Company nor any of its Subsidiaries is party to, and the Company is not aware of, any shareholder, pooling, voting trust or other agreement relating to the issued and outstanding shares of the Company or any of its Subsidiaries.

4.12	Litigation

(a)

Except as may be disclosed in the Public Documents, there is no investigation, audit, assessment, inquiry, request for information, warrant, charge, suit, claim, action, arbitration or proceeding or other form of dispute resolution pending or, to the knowledge of the Company and Prefco, threatened against the Company or any of its Subsidiaries before any Governmental Entity, that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole or would reasonably be expected to restrain, enjoin or otherwise prohibit or materially delay or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement.

(b)

Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company any of their respective directors, officers or employees in their capacities as such is subject to any outstanding order, writ, judgment, injunction, decree or arbitration order or award that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole or would restrain, enjoin or otherwise prohibit or materially delay or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement.

4.13	Compliance with Applicable Law

Each of the Company and its Subsidiaries is in compliance with, and has since January 1, 2011 been in compliance with, all Laws, except for non-compliances which would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. For purposes of the HSR Act, the Company represents that, for the fiscal year ended December 31, 2013, the aggregate net sales of the Company and its Subsidiaries in or into the United States, were less than USD $1,000,000. The Company also represents that, as of July 23, 2014, the value of its tangible and intangible assets located in the United States is less than USD $1,000,000.

4.14	Brokers

No broker, investment banker, financial advisor or other Person is entitled to any advisory fee, success fee, brokerage commission, finder’s fee or other like payment in connection with the Offers based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, other than (a) Scotia Capital Inc., the fees and expenses of which will be paid by the Company and/or Prefco in accordance with the terms of an engagement letter or letters and (b) Barclays Capital Canada Inc., the fees and expenses of which will be paid by the Offeror pursuant to Section 7.2.

4.15	Restrictions on Business Activities

There is no arbitral award, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice of any of them, any acquisition or disposition of property by any of them, or the conduct of the business by any of them as currently conducted, which would have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.16	Rights of Other Persons

To the knowledge of the Company, no Person has any right of first refusal or option to purchase or any other right of participation in any of the material properties or assets owned by the Company or any of its Subsidiaries, or any part thereof.

4.17	Licences

All material licenses that the Company or any of its Subsidiaries are required to obtain that are related to their respective businesses or the ownership or operation of their respective properties and assets are currently valid, in full force and effect and in good standing in all material respects and no proceedings specific to the Company or any of its Subsidiaries are pending (other than renewal proceedings as a result of expirations in accordance with the terms thereof) or, to the knowledge of the Company, threatened, which could reasonably be expected to result in their revocation or limitation.

4.18	Material Contracts

Each Material Contract is in full force and effect and unamended, except where the failure to be in full force and effect and unamended would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. No default exists (or, but for the passage of time or the giving of notice, would exist) under any Material Contract on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company and Prefco, on the part of any other party to such contracts other than defaults which would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.19	Labour Matters

(a)

Other than as set out in the Disclosure Letter, neither the Company nor any of its Subsidiaries is party to a collective bargaining agreement. To the knowledge of the Company and Prefco, neither the Company nor any of its Subsidiaries is subject to any application for certification or threatened or apparent union- organizing campaigns nor are there any successor or related employer application.

(b)

Except where this would not result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is subject to any claim for wrongful dismissal, constructive dismissal, unjust dismissal or any other tort claim, actual or, to the knowledge of Company and Prefco, threatened, or any litigation, investigation, arbitration or grievance, actual or, to the knowledge of Company and Prefco, threatened, relating to employment or termination of employment of employees or independent contractors.

(c)

Except where this would not result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has operated in accordance with all applicable Laws with respect to employment and labour, including any pay equity and employment equity Laws, and there are no current, pending or, to the knowledge of the Company, threatened proceedings before any board or tribunal with respect to any employment matters.

(d)

Other than as set out in the Disclosure Letter, all of the Employee Plans are registered where required by, and are in good standing in all material respects, including being fully funded where required, under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and pursuant to the terms of the Employee Plans and, other than routine claims for benefits, there are no actions, claims, or proceedings relating to the Employee Plans.

(e)

No material amendments to any Employee Plan have been promised and no obligations or liabilities under amendments to any Employee Plan will be made or promised prior to the Common Share Offer Effective Date which affect or pertain to the current or former employees or directors of the Company or any of its Subsidiaries.

(f)

Other than as set out in the Financial Statements, there are no obligations or liabilities under agreements or undertakings by the Company or any of its Subsidiaries to provide post-retirement benefits to any of their respective present or former employees or directors other than such as are not, either individually or in the aggregate, material to the Company and its Subsidiaries on a consolidated basis.

4.20	Employees

The Offeror has been provided copies of all material written employment agreements of the Company and its Subsidiaries and of any other written agreements pursuant to which any officer, director or employee of the Company or any of its Subsidiaries is entitled to any bonus, retention payment, severance payment, change in control payment, any acceleration of any right or benefit or similar entitlement as a result of the Company and Prefco entering into this Agreement or of the Offeror completing any of the transactions contemplated by this Agreement.

4.21	Tax Matters

(a)	Each of the Company and its Subsidiaries has filed, or caused to be filed, all material Tax Returns required to be filed by them, all of which were correct in all material respects.

(b)

Each of the Company and its Subsidiaries has paid, or caused to be paid, all Taxes that are shown on its Tax Returns or are otherwise due and payable, other than those Taxes for which reserves have been established in accordance with IFRS on the Financial Statements or those Taxes that do not constitute, in the aggregate, a material amount. Each of the Company and its Subsidiaries has established, or has had established on its behalf, in accordance with IFRS on the Financial Statements an adequate accrual for all material Taxes which are not yet due and payable through the end of the last period covered by such Financial Statements, and since the end of such period neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the Ordinary Course. Except as reserved in the most recently published Financial Statements of the Company, there are no material (but unassessed) additional Taxes through the end of the last period covered by such Financial Statements that have been proposed by a tax authority in writing and known to the Company or any of its Subsidiaries.

(c)

Each of the Company and its Subsidiaries has collected, or deducted, and remitted to the relevant Governmental Entity on or before the due dates therefor all material amounts of Taxes which it is required by applicable Law to so collect, or deduct, and remit to all Governmental Entities or other persons entitled to receive payment of same.

4.22	Intellectual Property

(a)

In respect of any applications or registrations relating to the Company Intellectual Property, all steps required by a Governmental Entity have been taken, including payment of fees and timely filing of documentation, that are necessary to obtain valid and enforceable registrations and to maintain such registrations and applications in good standing to the extent such Company Intellectual Property is still in use by the Company or any of its Subsidiaries.

(b)

To the knowledge of the Company and Prefco, the Company and/or one or more of its Subsidiaries are the sole legal and beneficial owners of, have good and marketable title to and own all right, title and interest in all Company Intellectual Property free and clear of all Encumbrances (other than Permitted Encumbrances) in Canada. None of the Company Intellectual Property is owned by or registered in the name of any Person other than the Company or one or more of its Subsidiaries, including, without limitation, any current or former owner, shareholder, partner, director, executive, officer, employee or contractor, nor does any such Person in Canada have any right to any royalty or other payments in respect of the use or licensing thereof by the Company or any of its Subsidiaries or their respective customers. No consent of any Person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Company Intellectual Property in Canada.

(c)

Neither the Company nor any of its Subsidiaries has received notice from any Person that was not a regular, full time, salaried employee of the Company or a Subsidiary at the time such Person contributed to the creation of any Company Intellectual Property or component thereof, asserting any claims with respect to any right, title or interest therein or any violation of any moral rights in connection therewith.

(d)

The Company and/or one or more of its Subsidiaries have lawfully acquired the right(s) to use the Licensed Intellectual Property in the manner in which it has been used and is currently being used by the Company and its Subsidiaries, other than to the extent a failure to have so acquired such rights would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(e)

To the knowledge of the Company and Prefco, the conduct of the businesses of the Company and its Subsidiaries including, without limitation, the use of any of the Company Intellectual Property does not infringe upon or breach the Intellectual Property rights of any other Person, does not result in a default or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any Material Contract, and neither the Company nor any of its Subsidiaries has received any written notice asserting any of the above.

(f)

To the knowledge of the Company and Prefco, there are no claims, oppositions, conflicts, proceedings, or investigations by any Governmental Entity against any Person, or, to the knowledge of the Company and Prefco, any breaches, interferences, infringements, violations or appropriations by any Person, relating to any of the Company Intellectual Property.

(g)

The Company and its Subsidiaries have such rights to use all of the Company Intellectual Property and Licensed Intellectual Property as are necessary for the Company and its Subsidiaries to use the Company Intellectual Property and Licensed Intellectual Property in their respective businesses as currently conducted in all material respects.

4.23	Leased Property

Neither the Company nor any of its Subsidiaries is in violation of any material covenants, or not in compliance with any material condition or restrictions, under any material leases or subleases to which it is a party.

4.24	Personal Property

The Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is, individually or in the aggregate, material to the operation of the Company’s and its Subsidiaries’ businesses as currently conducted, free and clear of any Encumbrances (other than Permitted Encumbrances).

4.25	Insurance

The Company and its Subsidiaries are in compliance in all material respects with all requirements of policies or binders of insurance maintained by them. With respect to each such policy and binder of insurance, none of the Company or any of its Subsidiaries is in material breach or default, and none of the Company or any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of, any such policy. All claims under each such policy have been filed in a timely fashion.

4.26	Non-Arm’s Length Transactions

Except (a) as disclosed in the Public Documents, (b) for Contracts and transactions entered into with the Offeror and its Affiliates; and (c) for contracts made solely between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, there are no Material Contracts between the Company or any of its Subsidiaries and any Person with whom the Company or any of its Subsidiaries is not dealing, at the date hereof, at Arm’s Length, other than Contracts entered into in the Ordinary Course on terms no less favourable to the Company and its Subsidiaries than are available from an Arm’s Length party.

4.27	Books and Records

All material financial transactions relating to the businesses carried on by the Company and its material Subsidiaries have been, in all material respects, accurately recorded in the Books and Records. The corporate minute books of the Company and its material Subsidiaries contain minutes of all meetings held and resolutions of the directors and securityholders, except for those minutes which are not yet finalized. The Company and Prefco have made available to the Offeror complete and correct copies of the minutes of all such meetings (or in the case of minutes that have not been finalized, drafts thereof to the extent available).

4.28	Residence

Other than Bellaliantus Inc., neither the Company nor any of its Subsidiaries is a non-resident of Canada within the meaning of the Tax Act.

4.29	Certain U.S. Securities Law Matters

(a)	No class of securities of the Company or of Prefco is or is required to be registered pursuant to Section 12 of the 1934 Act;

(b)	Each of the Company and Prefco is a “foreign private issuer” as that term is defined in Rule 405 promulgated under the 1933 Act;

(c)	Neither the Company nor Prefco is an “investment company” registered or required to be registered under the United States Investment Company Act of 1940;

(d)

As of the date of this Agreement, based on the characteristics of the Preferred Shares, “U.S. Holders” (as that term is defined under Rule 800(h) promulgated under the 1933 Act) of each class of the Preferred Shares are reasonably believed by the Company and Prefco to hold no more than 10 percent of such class of Preferred Shares, in each case within the meaning of Rule 802 under the 1933 Act;

(e)

As of the date of this Agreement, U.S. Holders do not hold more than 25 percent of the Common Shares, as determined pursuant to Instruction 1 to General Instruction II.D of Form F-8 under the 1933 Act;

(f)

As of the date of this Agreement, based on the characteristics of the Preferred Shares, U.S. Holders are reasonably believed by the Company and Prefco to hold no more than 10 percent of any class of the Preferred Shares, in each case as determined pursuant to Instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the 1934 Act, and less than 40% of any class of Preferred Shares as determined pursuant to Rule 14d-1(b);

(g)	As of the date of this Agreement, U.S. Holders hold less than 25% of the Common Shares, as determined pursuant to 14d-1(b) under the 1934 Act; and

(h)	Neither the Company nor Prefco files or furnishes, or is required to file or furnish, reports with the United States Securities and Exchange Commission pursuant to the 1934 Act.

4.30	Company Employee Plans

Except as would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, the Company does not have any liabilities with respect to an Employee Plan subject to United States law (including, without limitation, the provisions of Title IV or Section 302 of the United States Employee Retirement Income Security Act of 1974).

4.31	Survival of Representations and Warranties

The representations and warranties of the Company and Prefco contained in this Agreement shall expire and be terminated on the earlier of: (a) the acquisition by the Offeror of all of the outstanding Common Shares other than Common Shares held by the Offeror and its Affiliates; and (b) the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5

COVENANTS

5.1	Covenants of the Company, Prefco and their Subsidiaries

The Company and Prefco covenant and agree that, prior to the earlier of (x) the acquisition by the Offeror of all of the outstanding Common Shares other than Common Shares held by the Offeror and its Affiliates, (y) the Outside Date, and (z) the date on which this Agreement is terminated in accordance with its terms, unless the Offeror shall otherwise consent in writing, such consent not to be unreasonably withheld, or as otherwise expressly contemplated or permitted by this Agreement (including pursuant to Section 5.6) or except as required under any Material Contract in effect prior to the execution of this Agreement:

(a)

(i) the businesses of the Company and Prefco shall be conducted, and the Company and Prefco shall not take any action except, in the Ordinary Course and in a manner substantially consistent with past practice and in compliance with applicable Laws and (ii) the Company shall cause its Subsidiaries to conduct their respective businesses, and not to take any action except, in the Ordinary Course and in a manner substantially consistent with past practice and in compliance with applicable Laws;

(b)

the Company and Prefco shall not declare, set aside or pay any dividends on, or make any other distributions on or in respect of, any securities other than Permitted Preferred Share Dividends; provided that if the Common Share Offer Effective Date occurs and neither a Compulsory Acquisition nor a Subsequent Acquisition Transaction shall have been completed in respect of the Common Shares on or prior to December 1, 2014, then the Company shall be entitled to declare a dividend, to shareholders of record as of the close of business on December 15, 2014 (or such other date after December 15, 2014 as the Parties may agree upon, acting reasonably), in an amount per Common Share equal to (i) if, on such date, the Offeror is actively pursuing a Compulsory Acquisition or a Subsequent Acquisition Transaction, an amount not greater than the Permitted Common Share Dividend, or (ii) if, on such date, the Offeror is not actively pursuing a Compulsory Acquisition or a Subsequent Acquisition Transaction, an amount determined by the Company Board in its sole discretion.

(c)

the Company and Prefco shall, and the Company shall cause each of its Subsidiaries to, use commercially reasonable efforts to cooperate with the Offeror in structuring, planning and preparing any transaction and shall take such actions as are necessary to carry out any reorganization (including for tax purposes) of their respective capital, assets and corporate structure as the Offeror may reasonably require; provided, however, that no such transaction or reorganization will be undertaken unless (i) the Offeror has made the Common Share Offer; (ii) the effectiveness thereof shall only occur immediately prior to the Offeror taking up the Common Shares under the Common Share Offer (but following the Offeror publicly announcing its intention to do so); (iii) it shall not materially impede, delay or prevent completion of the Common Share Offer or the Preferred Share Offer or any Required Regulatory Approvals; (iv) it shall not, in the opinion of the Company and Prefco, acting reasonably, prejudice the Common Shareholders, the Preferred Shareholders or the holders of accrued entitlements under the Employee Plans; (v) no such transaction or reorganization shall occur unless it is permitted under and in compliance with applicable Laws (including the CBCA), the articles of incorporation, limited partnership agreement and other constating documents of the Company, Prefco or such Subsidiary, as applicable, and the Preferred Share Agreements; and (vi) no such transaction or reorganization shall occur unless it is permitted under and in compliance with existing Material Contracts of the Company and its Subsidiaries, or any required consents under such Material Contracts are obtained; and provided further that no such actions shall be considered to constitute a breach of the covenants, representations or warranties hereunder;

(d)

the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions set forth in Section 2.1(n) and Schedule A, to the extent the same are within its control and the Company shall, and shall cause each of its Subsidiaries to, not take any action or enter into any transaction, which would, or would reasonably be expected to: (i) cause any condition in Section 2.1(n) or Schedule A to become incapable of satisfaction; or (ii) render the transactions contemplated by this Agreement incapable of completion or materially more difficult to complete;

(e)

Prefco shall use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions set forth in Section 2.1(o) and Schedule B, to the extent the same are within its control and Prefco shall not take any action or enter into any transaction, which would, or would reasonably be expected to: (i) cause any condition in Section 2.1(o) and Schedule B to become incapable of satisfaction; or (ii) render the transactions contemplated by this Agreement in respect of the Preferred Share Exchange Offer incapable of completion or materially more difficult to complete;

(f)

the Company and Prefco shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(g)

the Company shall, and shall cause each of its Subsidiaries to, promptly notify the Offeror orally and in writing of: (i) the occurrence of any Material Adverse Effect relating to the Company and its Subsidiaries, taken as a whole, and of any material governmental or third party complaints, investigations or hearings (or communications indicating that the same are being contemplated), and it shall consult with the Offeror in respect of any matters relating to the foregoing; or (ii) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure to occur would or would be reasonably likely to (A) cause any of the representations of the Company contained herein to be untrue or inaccurate (without giving effect to, applying or taking into consideration any materiality or Material Adverse Effect qualification already contained within such representation or warranty) in any material respect; or (B) result in the failure in any material respect of the Company to comply with or satisfy any covenant, condition or agreement (without giving effect to, applying or taking into consideration any qualification already contained in such covenant, condition or agreement) to be complied with or satisfied prior to the Common Share Offer Expiry Time;

(h)

Prefco shall promptly notify the Offeror orally and in writing of: (i) the occurrence of any Material Adverse Effect relating to Prefco, and of any material governmental or third party complaints, investigations or hearings (or communications indicating that the same are being contemplated), and it shall consult with the Offeror in respect of any matters relating to the foregoing; or (ii) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure to occur would or would be reasonably likely to (A) cause any of the representations of Prefco contained herein to be untrue or inaccurate in any material respect; or (B) result in the failure in any material respect of Prefco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied prior to the Preferred Share Exchange Offer Expiry Time;

(i)

the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to make or cooperate with the Offeror as necessary in the making of all necessary filings and applications under all applicable Laws required in connection with the Common Share Offer and any related Compulsory Acquisition or Subsequent Acquisition Transaction in respect of the Common Shares and take all reasonable action necessary to be in compliance with such Laws;

(j)

Prefco shall use commercially reasonable efforts to make or cooperate with the Offeror as necessary in the making of all necessary filings and applications under all applicable Laws required in connection with the Preferred Share Exchange Offer and any related Compulsory Acquisition or Subsequent Acquisition Transaction in respect of the Preferred Shares and take all reasonable action necessary to be in compliance with such Laws;

(k)

the Company shall, and shall cause each of its Subsidiaries to, defend all lawsuits or other legal, regulatory or other proceedings against the Company or any of its Subsidiaries challenging or affecting the making or completion of the Common Share Exchange Offer, or a Compulsory Acquisition or a Subsequent Acquisition Transaction in respect of the Common Shares;

(l)

Prefco shall defend all lawsuits or other legal, regulatory or other proceedings against Prefco challenging or affecting the making or completion of the Preferred Share Exchange Offer, or a Compulsory Acquisition or a Subsequent Acquisition Transaction in respect of the Preferred Shares; and

(m)

except as required by applicable Laws or any agreement to which the Company or any of its Subsidiaries is a party at the date of this Agreement, and in the case of clauses (i) and (ii) below, except for such salary and compensation increases and bonuses as are approved by the Company in the Ordinary Course and disclosed to the Offeror, the Company will not, and will not permit any of its Subsidiaries to, do any of the following:

(i)

increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under any Employee Plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of the Company or any of its Subsidiaries;

(ii)

increase (or enter into any commitment or arrangement to increase) the compensation or benefits, or otherwise extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant of the Company or any of its Subsidiaries;

(iii)

accelerate the release of, or the expiry date of any hold period relating to, any Common Shares, Deferred Shares or other share based compensation awards held in the Employee Plans, or otherwise amend, vary or modify the Employee Plans; or

(iv)

adopt, establish, enter into or implement, any employee benefit plan, policy, severance or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of the Company or any of its Subsidiaries holding, in the case of any officer or employee, a position of Vice President or any position senior thereto or amend any employee benefit plan, policy, severance or termination agreement.

5.2	Covenants of the Offeror

The Offeror covenants and agrees that, prior to the earlier of the Common Share Offer Effective Date and the date on which this Agreement is terminated in accordance with its terms, unless the Company shall otherwise consent in writing, such consent not to be unreasonably withheld, or as otherwise expressly contemplated or permitted by this Agreement or any binding contractual commitments disclosed in writing to the Company prior to the execution of the Agreement:

(a)	it shall not, directly or indirectly:

(i)	amend or propose to amend the terms of the Offeror Shares;

(ii)	split, combine or reclassify any outstanding Offeror Shares;

(iii)

take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Offeror to consummate the Offers or the other transactions contemplated by this Agreement;

(b)	it shall not take any action, which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(c)

it shall use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions set forth in Section 2.1(n), Schedule A, Section 2.1(o) and Schedule B, to the extent the same are within its control and it shall not take any action or enter into any transaction, which would, or would reasonably be expected to: (i) cause any condition in Section 2.1(n), Schedule A, Section 2.1(o) or Schedule B to become incapable of satisfaction; or (ii) render the transactions contemplated by this Agreement incapable of completion or materially more difficult to complete;

(d)

it shall promptly notify the Company and Prefco orally and in writing of: (i) the occurrence of any Material Adverse Effect relating to the Offeror and its Subsidiaries, taken as a whole; or (ii) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure to occur would or would be reasonably likely to (A) cause any of the representations of the Offeror contained herein to be untrue or inaccurate (without giving effect to, applying or taking into consideration any materiality or Material Adverse Effect qualification already contained within such representation or warranty) in any material respect; or (B) result in the failure in any material respect of the Offeror to comply with or satisfy any covenant, condition or agreement (without giving effect to, applying or taking into consideration any qualification already contained in such covenant, condition or agreement) to be complied with or satisfied prior to the Common Share Offer Expiry Time or the Preferred Share Exchange Offer Expiry Time, as applicable;

(e)

it shall use reasonable commercial efforts to make or cooperate with the Company and Prefco as necessary in the making of all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Laws;

(f)

it shall apply for and use commercially reasonable efforts to obtain conditional approval of the listing and posting for trading on the TSX and the NYSE of the Offeror Common Shares to be issued pursuant to the Common Share Offer and for trading on the TSX of the Offeror Preferred Shares to be issued pursuant to the Preferred Share Exchange Offer, subject only to satisfaction by the Offeror of customary listing conditions of the TSX and the NYSE, as applicable;

(g)	it shall make the Offers in accordance with the provisions of this Agreement and in compliance with all applicable Laws;

(h)

subject to the terms and conditions hereof relating to the Common Share Offer and of the Common Share Offer, it shall take up the Common Shares deposited under the Common Share Offer and pay for such Common Shares in accordance with this Agreement and Securities Laws;

(i)

subject to the terms and conditions hereof relating to the Preferred Share Exchange Offer and of the Preferred Share Exchange Offer, it shall take up the Preferred Shares deposited under the Preferred Share Exchange Offer and pay for such Preferred Shares in accordance with this Agreement and Securities Laws; and

(j)

it shall defend all lawsuits or other legal, regulatory or other proceedings against the Offeror challenging or affecting this Agreement or the making or completion of the Offers, or a Compulsory Acquisition or a Subsequent Acquisition Transaction in respect of either of the Offers.

5.3	Access to Information; Shareholder Communications; Confidentiality

(a)

Upon reasonable notice and subject to compliance with applicable Laws, the Company and Prefco agree to provide the Offeror and its representatives with access during normal business hours to all books, records, information and files in its possession and control, access to their personnel (including members of management, directors, senior employees, professional advisors, other material service providers and, subject to Company’s prior approval not be unreasonably withheld or delayed, significant clients and commercial counterparties) on an as requested basis as well as access to its offices in order to allow the Offeror and its representatives to conduct such investigations as they may consider necessary or advisable for due diligence, strategic planning and other business reasons, and further agrees to assist them in all reasonable ways in any investigations which they may wish to conduct. Any investigation by the Offeror and its representatives after the date of this Agreement shall not mitigate, diminish or affect the representations and warranties of the Company and Prefco, respectively, contained in this Agreement or any document or certificate given pursuant hereto.

(b)

If reasonably requested by the Company, and subject to compliance with applicable Laws, the Offeror will provide the Company and Prefco with the information necessary to provide reasonable assurance that the continuous disclosure documents of the Offeror and the representations and warranties of the Offeror contained in this Agreement do not contain any misrepresentations and will provide any other information that is customary in the circumstances and will cause its representatives to cooperate with the Company and Prefco and their representatives in that regard.

(c)

The Parties agree to reasonably cooperate with one another in the preparation of presentations to Company and Prefco securityholders, if any, regarding the Offers prior to the making of such presentations.

(d)

Subject to Section 5.6, neither the Offeror nor the Company shall make any public announcement or statement, whether by issuance of press release or otherwise, with respect to the Common Share Offer or make any filing with any Governmental Entity with respect thereto without the approval of the other Party, such approval not to be unreasonably withheld or delayed; provided that, in the event that the Offeror or the Company is required by Law or applicable stock exchange requirements to make such disclosure, the disclosing Party will (i) give the other Party prior notice of the requirement and the proposed content of any disclosure; and (ii) provide the other Party and its counsel with a reasonable opportunity to review and comment on the proposed content of such disclosure; each of the Offeror and the Company recognizing that whether or not such comments are acceptable will be determined by the disclosing Party, acting reasonably.

(e)

Subject to Section 5.6, neither the Offeror nor Prefco shall make any public announcement or statement, whether by issuance of press release or otherwise, with respect to the Preferred Share Exchange Offer or make any filing with any Governmental Entity with respect thereto without the approval of the other Party, such approval not to be unreasonably withheld or delayed; provided that, in the event that the Offeror or Prefco is required by Law or applicable stock exchange requirements to make such disclosure, the disclosing Party will (i) give the other Party prior notice of the requirement and the proposed content of any disclosure; and (ii) provide the other Party and its counsel with a reasonable opportunity to review and comment on the proposed content of such disclosure; each of the Offeror and Prefco recognizing that whether or not such comments are acceptable will be determined by the disclosing Party, acting reasonably.

(f)

The Offeror acknowledges that the Confidentiality Agreement shall continue to apply, mutatis mutandis, to all information provided to the Offeror and its representatives under Section 5.3(a). If this Agreement is terminated in accordance with its terms, the obligations of the Parties under the Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms of the Confidentiality Agreement.

5.4	Officers’ and Directors’ Indemnification and Insurance

(a)

The Offeror shall not do anything, directly or indirectly, to prevent the Company or any of its Subsidiaries from indemnifying and holding harmless and providing advancement of expenses to, all past and present directors and officers of the Company or any of its Subsidiaries (including directors and officers of the general partner or a limited partner of any Subsidiary that is a partnership) to the extent such Persons are lawfully entitled to indemnity from the Company or any of its Subsidiaries or have the right to advancement of expenses by the Company or any of its Subsidiaries pursuant to the CBCA or other applicable corporate or partnership legislation, the Company’s or the Subsidiaries’ articles or by-laws, any partnership agreement relating to a Subsidiary and indemnity agreements for liabilities and obligations of the Company or any of its Subsidiaries and for acts or omissions (including acts or omissions occurring in connection with the approval of this Agreement and consummation of the transactions which are the subject hereof). The Offeror will not (unless it assumes such obligations and gives written notice to the beneficiaries thereof to the extent it has their addresses) wind-up, terminate, dissolve or liquidate the Company or any of its Subsidiaries or otherwise take any other action, where doing so materially adversely affects the ability of the Company or any of such Subsidiaries to satisfy its indemnity obligations referred to in this Section 5.4.

(b)

The Offeror agrees that for the period from the Common Share Offer Effective Date until six years after the Common Share Offer Effective Date, the Offeror will cause the Company, Bell Aliant GP and Prefco, or any successor to the Company, Bell Aliant GP or Prefco (including the successor resulting from the winding-up or liquidation or dissolution of the Company, Bell Aliant GP or Prefco, as applicable) to maintain their coverage under the current Offeror directors’ and officers’ insurance policy or an equivalent policy, on a “trailing” or “run-off” basis, subject in either case to terms and conditions no less advantageous to the directors and officers of the Company and its Subsidiaries than those contained in the policy in effect on the date hereof, for all present and former directors and officers of the Company, Bell Aliant GP and Prefco and their Subsidiaries, covering claims made prior to or within six years after the Common Share Offer Effective Date; provided, however, that neither the Company, Bell Aliant GP, Prefco nor the Offeror shall be required, in order to maintain such directors’ and officers’ insurance policy, to pay an annual premium in excess of 300% of the annual cost (the “Current Premia”) of the existing policies; and provided further that, if equivalent coverage cannot be obtained or can only be obtained by paying an annual premium in excess of 300% of the Current Premia, the Company, Bell Aliant GP, Prefco and the Offeror shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to 300% of the Current Premia. Furthermore, prior to the Common Share Offer Effective Date, the Company may, in the alternative, purchase, either as an extension to the current insurance policies covering directors and officers of the Company and its Subsidiaries or as a new policy, pre-paid non-cancellable run off directors’ and officers’ liability insurance for a period of up to six years from the Common Share Offer Effective Date providing such coverage for all present and former directors and officers of the Company and its Subsidiaries on terms comparable to those contained in the current insurance policies of the Company and its Subsidiaries and at a cost that does not exceed $3 million and in such event none of the Offeror, the Company or any of its Subsidiaries will have any further obligation under this Section 5.4(b), except that from and after the Common Share Offer Effective Date, the Company (or any successor) or the Offeror, as applicable, agrees not to take any action to terminate such directors’ and officers’ liability insurance.

5.5	Filings and Authorizations

(a)

The Offeror and the Company shall cooperate with one another in respect of the Required Regulatory Approvals applicable to the Common Share Offer (it being agreed that the Offeror shall have responsibility for and control over notices, approvals, relief and filings in respect of the Required Regulatory Approvals) as promptly as practicable after the execution and delivery of this Agreement to: (a) make, or cause to be made, all such filings and submissions under all applicable Laws as may be required in connection with the Common Share Offer or such Required Regulatory Approvals; and (b) use all its commercially reasonable efforts to obtain, or cause to be obtained, and secure all such Required Regulatory Approvals; and the Offeror and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement with respect to the Common Share Offer, including fulfilling as soon as is practicable any reasonable requests for additional information. Subject to any applicable Laws, the Offeror and the Company will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, to the extent permissible, providing each other with all notices and information supplied or filed with any Governmental Entity (except for notices and information which the Offeror or the Company, in each case acting reasonably, considers confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

(b)

The Offeror and Prefco shall cooperate with one another in respect of the Required Regulatory Approvals applicable to the Preferred Share Exchange Offer (it being agreed that the Offeror shall have responsibility for and control over notices, approvals, relief and filings in respect of the any Required Regulatory Approvals) as promptly as practicable after the execution and delivery of this Agreement to: (a) make, or cause to be made, all such filings and submissions under all applicable Laws as may be required in connection with the Preferred Share Exchange Offer or such Required Regulatory Approvals; and (b) use all its commercially reasonable efforts to obtain, or cause to be obtained, and secure all such Required Regulatory Approvals; and the Offeror and Prefco shall use all commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement with respect to the Preferred Share Exchange Offer, including fulfilling as soon as is practicable any reasonable requests for additional information. Subject to any applicable Laws, the Offeror and Prefco will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, to the extent permissible, providing each other with all notices and information supplied or filed with any Governmental Entity (except for notices and information which the Offeror or Prefco, in each case acting reasonably, considers confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

5.6	Alternative Transactions and Change of Recommendation

The Company Board or the Company Special Committee, and/or the Prefco Board or the Prefco Special Committee, may determine to consider an alternative transaction, enter into an agreement with respect to an alternative transaction, or make a Company Change of Recommendation (in the case of the Company) or a Prefco Change of Recommendation (in the case of Prefco) if:

(a)

the Company (in the case of the Company Board or the Company Special Committee) and/or Prefco (in the case of the Prefco Board and the Prefco Special Committee) is in compliance in all material respects with their respective obligations under this Section 5.6;

(b)

the Company (in the case of the Company Board or the Company Special Committee) and/or Prefco (in the case of the Prefco Board or the Prefco Special Committee) provides prior written notice to the Offeror of its intention to consider an alternative transaction, to enter into an agreement with respect to an alternative transaction, and/or make a Company Change of Recommendation (in the case of the Company) or a Prefco Change of Recommendation (in the case of Prefco); and

(c)

the Company Board and the Company Special Committee and/or the Prefco Board and the Prefco Special Committee, as applicable, have determined, after receiving advice from its outside financial advisors and legal counsel, that the failure to consider such alternative transaction, enter into an agreement with respect to such alternative transaction and/or make a Company Change of Recommendation (in the case of the Company) or a Prefco Change of Recommendation (in the case of Prefco), as applicable, would be inconsistent with its fiduciary duties imposed by applicable law, considering, among other things, the interest of all stakeholders of the Company, including without limitation the holders of the Common Shares or of the Preferred Shares, as the case may be.

5.7	Covenants in Respect of U.S. Holders

The Company and Prefco covenant and agree with the Offeror that before the close of business on the date of this Agreement, they will request information required to determine the percentage of U.S. Holders of each class of the Preferred Shares as of a recent date, such percentage to be determined within the meaning of Rule 802 under the 1933 Act and pursuant to Instruction 2 of paragraphs (c) and (d) of Rule 14d-1 under the 1934 Act. The Company and Prefco further covenant and agree that they will seek to obtain such information and furnish it to the Offeror as promptly as is practicable.

ARTICLE 6

TERMINATION, AMENDMENT AND WAIVER

6.1	Termination

This Agreement may be terminated:

(a)	at any time prior to the Common Share Offer Effective Date by mutual written agreement of the Parties;

(b)	by either the Company or the Offeror by notice in writing, at any time, if:

(i)

Occurrence of Outside Date. The Common Share Offer Effective Date has not occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 6.1(b) shall not be available to a Party if its failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Common Share Offer Effective Date to occur by the Outside Date; or

(ii)

Illegality. After the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Common Share Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Common Shares illegal or otherwise permanently prohibits or enjoins the Offeror from consummating the Common Share Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Common Shares, and such Law has, if applicable, become final and non-appealable;

(c)	by the Offeror by notice in writing, at any time, if:

(i)

Conditions Not Satisfied or Waived. Any condition of the Common Share Offer set forth in Schedule A is not satisfied or waived by the Common Share Offer Expiry Time; provided that the Offeror is not then in breach of this Agreement so as to be the primary cause of any condition of the Common Share Offer set forth in Schedule A not to be satisfied;

(ii)

Breach of Representations and Warranties. Any representation and warranty made by the Company in this Agreement shall have been at the date hereof or shall have become at any time prior to the Common Share Expiry Time, untrue or incorrect (without regard to any materiality or “Material Adverse Effect” qualifications contained therein) such that the condition in paragraph (e) of Schedule A would be incapable of being satisfied by the Common Share Expiry Date, and such inaccuracy is not curable or, if curable, is not cured by the earlier of (A) the date which is ten days from the date that written notice of such inaccuracy is delivered by the Offeror to the Company, and (B) the Business Day prior to the Common Share Expiry Date;

(iii)

Failure to Perform Covenants. (A) The Company is in default in any material respect of any of its covenants or obligations under this Agreement, and such default is not curable or, if curable, is not cured by the earlier of (x) the date which is ten days from the date that written notice of such default is delivered by the Offeror to the Company, and (y) the Business Day prior to the Common Share Expiry Date, or (B) the Company breaches any of the covenants or provisions contained in Section 5.6 in any material respect;

(iv)

Change in Recommendation or Alternative Transaction. (A) The Company Board or the Company Special Committee withdraws, modifies, changes, or qualifies (or resolves to do so) its approval or recommendation of the Common Share Offer in a manner adverse to the Offeror, or fails to publicly recommend or reaffirm its approval or recommendation of the Common Share Offer within two (2) Business Days of any written request by the Offeror (or, in the event that the Common Share Offer shall be scheduled to expire within such two (2) Business Day period, prior to such scheduled expiry), or makes a public statement inconsistent with its approval or recommendation of the Common Share Offer (a “Company Change in Recommendation”) (it being understood that publicly taking no position or a neutral position with respect to an alternative transaction for a period of no more than ten Business Days after the formal announcement thereof shall not be considered a Company Change in Recommendation); or (B) the Company Board or the Company Special Committee recommends or authorizes the Company to enter into a written agreement with respect to an alternative transaction in accordance with Section 5.6;

(d)	by the Company by notice in writing, at any time, if:

(i)

Breach of Representations and Warranties. Any representation and warranty made by the Offeror in this Agreement shall have been at the date hereof, or shall have become at any time prior to the Common Share Expiry Time, untrue or incorrect (without regard to any materiality or “Material Adverse Effect” qualifications contained therein), except where any failures of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect with respect to the Offeror and its Subsidiaries, taken as a whole, and such inaccuracy is not curable or, if curable, is not cured by the earlier of (A) the date which is ten days from the date that written notice of such inaccuracy is delivered by the Company to the Offeror, and (B) the Business Day prior to the Common Share Expiry Date;

(ii)

Failure to Perform Covenants. The Offeror is in default in any material respect of any of its covenants or obligations under this Agreement, and such default is not curable or, if curable, is not cured by the earlier of (A) the date which is ten days from the date that written notice of such default is delivered by the Company to the Offeror, and (B) the Business Day prior to the Common Share Expiry Date;

(iii)

Occurrence of Offer Deadline. Provided that as at such time the Offeror is not entitled to terminate this Agreement pursuant to Section 6.1(c)(ii) and 6.1(c)(iii) (in each case disregarding any notice requirement or cure period set forth therein), if the Offeror does not commence the Common Share Offer and mail the Common Share Offer Documents by the Offer Deadline (except where the making of the Common Share Offer is delayed by: (A) an injunction or order made by a Governmental Entity; or (B) the Offeror not having obtained any regulatory waiver, consent or approval which is necessary to permit the Common Share Offer to be made; provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, in which case this Agreement shall not be terminated by the Company pursuant to this Section 6.1(d)(iii) until the earlier of (x) 90 calendar days from the Offer Deadline and (y) the fifth Business Day following the date on which such injunction or order ceases to be in effect or such contests or appeals cease to be sought, or such waiver, consent or approval is obtained or such regulatory waiver, consent or approval ceases to be sought, as applicable, and then only if the Offeror has not commenced the Common Share Offer by such earlier date; and

(iv)

Change in Recommendation or Alternative Transaction. (A) The Company Board or the Company Special Committee withdraws, modifies, changes, or qualifies (or resolves to do so) its approval or recommendation of the Common Share Offer pursuant to Section 5.6; or (B) the Company Board or the Company Special Committee recommends or authorizes the Company to enter into a written agreement with respect to an alternative transaction in accordance with Section 5.6.

6.2	Waiver

(a)

At any time prior to the Common Share Offer Effective Date, either the Offeror or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other Parties relating to the Common Share Offer or (ii) waive compliance with any of the agreements of the other Parties or with any conditions to its own obligations relating to the Common Share Offer, in each case, only to the extent such obligations, agreements or conditions are intended for its benefit.

(b)

At any time prior to the Preferred Share Exchange Offer Effective Date, either the Offeror, Prefco or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other Parties relating to the Preferred Share Exchange Offer or (ii) waive compliance with any of the agreements of the other Parties or with any conditions to its own obligations relating to the Preferred Share Exchange Offer, in each case, only to the extent such obligations, agreements or conditions are intended for its benefit.

6.3	Expense Reimbursement

Notwithstanding any other provision in this Agreement relating to the payment of fees and expenses:

(a)

if the Offeror shall have terminated this Agreement in accordance with Section 6.1(c)(i) (in circumstances where any of the conditions in paragraphs (b), (e) or (f) of Schedule A were not satisfied at the Common Share Offer Expiry Time) or Sections 6.1(c)(ii), 6.1(c)(iii) or 6.1(c)(iv), then the Company shall, within two Business Days of such termination, make a non-refundable cash payment to the Offeror, in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable legal counsel fees, accountants’ fees, financial advisory fees and filing fees, but excluding fees and expenses for obtaining the Valuation required to be paid by the Offeror) incurred by or on behalf of the Offeror and its Affiliates in connection with the preparation, negotiation and performance of this Agreement and otherwise in connection with the transactions contemplated under this Agreement, subject to a maximum amount of $17,000,000; and

(b)

if the Company shall have terminated this Agreement in accordance with Section 6.1(d)(i), 6.1(d)(ii) or 6.1(d)(iii), then the Offeror shall, within two Business Days of such termination, make a non-refundable cash payment to the Company, in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable legal counsel fees, accountants’ fees, financial advisory fees and filing fees) incurred by or on behalf of the Company or its Affiliates in connection with the preparation, negotiation and performance of this Agreement and otherwise in connection with the transactions contemplated under this Agreement, subject to a maximum amount of $17,000,000.

6.4	Effect of Termination

(a)

In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability on the part of any Party (or any shareholder or Representative of such Party) to any other Party to this Agreement except as provided herein; provided that, this Section 6.3, Section 7.2 through to and including Section 7.4, and Section 7.9 through to and including Section 7.12, shall survive; and provided further that no Party shall be relieved of any liability for any wilful and material breach by it of this Agreement.

(b)

As used in this Agreement, “wilful and material breach” means a material breach that is a consequence of an act undertaken by the breaching Party with actual knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

ARTICLE 7

GENERAL PROVISIONS

7.1	Further Assurances

(a)

Subject to the conditions herein provided, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the transactions contemplated by the Offers and this Agreement, including: (i) the execution and delivery of such documents as another Party may reasonably require; and (ii) obtaining such information, documents or consents required in connection with the preparation of the Offer Documents and the Company Directors’ Circular and Prefco Directors’ Circular, as applicable, and using reasonable best efforts to obtain all necessary waivers, consents and approvals, including those contemplated by Section 3.3 and Section 4.4 and to effect all necessary registrations and filings, including, but not limited to, filings under applicable Laws and submissions of information requested by Governmental Entities. Each of the Parties shall cooperate in all reasonable respects with the other Parties in taking such actions.

(b)

The Offeror will promptly take such action, including obtaining any exemption orders, consents or approvals or filing any such documents, as may be required under applicable Securities Laws to permit the Offeror to make the Offers and perform the Offeror’s other obligations hereunder.

7.2	Expenses

(a)

Except as otherwise provided in this Agreement, each Party shall pay its own expenses incurred in connection with the preparation and negotiation of this Agreement and otherwise in connection with the transactions contemplated hereby, irrespective of the completion of the transactions contemplated hereby.

(b)

Notwithstanding the foregoing, the Offeror shall pay (A) the filing fees incurred in connection with the Competition Act Clearance, subject to Section 6.3(a), and (B) the fees and expenses for obtaining the Valuation.

7.3	Notices

All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended or delivered, or if sent by facsimile transmission, upon confirmation that such transmission has been properly effected, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person. The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, or if sent by facsimile transmission the date of such transmission if sent during regular business hours at the place of receipt on a Business Day, failing which it shall be deemed to have been received on the next Business Day.

(a)	If to the Offeror:

BCE Inc.

Corporate Secretary’s Office

1 Carrefour Alexander Graham Bell

Tour A-7

Verdun, Quebec H3E 3G3

Attention:     Corporate Secretary

Facsimile:     514-766-8161

(b)	If to the Company or Prefco:

c/o Bell Aliant Inc.

4 South, Maritime Centre

1505 Barrington Street

Halifax, Nova Scotia M5C 2V9

Attention:	Executive Vice President, Corporate Services, Chief Legal Officer and Secretary

Facsimile:	902-421-1724

Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 7.3.

7.4	Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

7.5	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

7.6	Amendment

This Agreement may not be amended except by written instrument signed by each of the Parties.

7.7	Injunctive Relief

Subject to Section 6.3, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Subject to Section 6.3, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

7.8	Time of Essence

Time shall be of the essence in this Agreement.

7.9	Entire Agreement, Assignment and Governing Law

(a)

This Agreement and the Confidentiality Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof. Other than as set forth in such agreements, no representation or warranty has been given by any Party to the others.

(b)	This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Offeror and the Company.

(c)

This Agreement shall be governed in all respects, including validity, interpretation and effect, exclusively by the Laws of the Province of Ontario and the Laws of Canada applicable therein, without giving effect to the principles of conflict of laws thereof.

7.10	Attornment

The Parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Ontario for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by registered mail to the addresses of the Parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against any Party in such court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Ontario and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

7.11	Third Party Beneficiaries

Except as provided to the third party beneficiary directors and officers pursuant to Section 5.4, the Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties, and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any Action.

7.12	Rules of Construction

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

7.13	Securityholders’ Agreement

For greater certainty, nothing in this Agreement shall, or shall be deemed to, amend, modify, supplement, waive or terminate any of the provisions of the Securityholders’ Agreement or in any way affect or limit any of the rights or obligations of the parties thereto.

7.14	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed copy shall be legally effective to create a valid and binding agreement between the Parties.

7.15	Language

The Parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente entente ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement.

BCE INC.

Per:	/s/ George Cope
Name: George Cope
Title: President and Chief Executive Officer

Per:	/s/ Michel Lalande
Name: Michel Lalande
Title: Senior Vice-President, General Counsel and Corporate Secretary

BELL ALIANT INC.

Per:	/s/ Karen Sheriff
Name: Karen Sheriff
Title: President and Chief Executive Officer

Per:	/s/ Glen LeBlanc
Name: Glen LeBlanc
Title: Executive Vice-President and Chief Financial Officer

BELL ALIANT PREFERRED EQUITY INC.

Per:	/s/ Karen Sheriff
Name: Karen Sheriff
Title: President and Chief Executive Officer

Per:	/s/ Glen LeBlanc
Name: Glen LeBlanc
Title: Executive Vice-President and Chief Financial Officer

SCHEDULE A

CONDITIONS OF THE COMMON SHARE OFFER

Subject to the provisions of the Agreement, the Offeror shall have the right to withdraw the Common Share Offer (or extend the Common Share Offer to postpone taking up and paying for any Common Shares deposited under the Common Share Offer) and shall not be required to take up, purchase or pay for, any Common Shares deposited under the Common Share Offer unless all of the following conditions are satisfied or waived by the Offeror at or prior to the Common Share Offer Expiry Time:

(a)	the Required Regulatory Approvals applicable to the Common Share Offer shall have been obtained on terms satisfactory to the Offeror, acting reasonably;

(b)

the Company Board shall not have withdrawn, or changed, modified or qualified in a manner adverse to the Offeror, its unanimous recommendation (with the exception of any Interested Directors) that the Common Shareholders accept the Common Share Offer;

(c)

more than 50% of the Common Shares (calculated on a Fully-Diluted Basis) held by Common Shareholders who are not Interested Common Shareholders shall have been validly tendered under the Common Share Offer and shall not have been withdrawn;

(d)

the Offeror shall have determined in its reasonable judgment that (i) no act, action, suit or proceeding shall have been taken, commenced or threatened before or by any Governmental Entity or by any elected or appointed public official or private Person (including any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of Law; and (ii) no Law shall have been proposed, enacted, promulgated or applied, in either case:

(A)

to cease trade, enjoin, prohibit or impose material and adverse limitations, damages or conditions on the purchase by or the sale to the Offeror of the Common Shares or the right of the Offeror to own or exercise full rights of ownership of the Common Shares; or

(B)

which, if the Common Share Offer (or any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Common Shares) were consummated, would reasonably be expected to have a Material Adverse Effect on the Company; or

(C)

seeking to prohibit or limit the ownership or operation by the Offeror of any material portion of the business or assets of the Company or its Subsidiaries or to compel the Offeror or its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company or any of its Subsidiaries as a result of the Common Share Offer (or any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Common Shares);

A-1

(e)

all representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or “Material Adverse Effect” qualifications contained therein), as if made on and as of the Common Share Offer Expiry Time (except to the extent that such representations and warranties speak to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), unless the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole, and the Company has delivered a certificate confirming same to the Offeror, executed by two senior officials of the Company (in each case without personal liability) addressed to the Offeror and dated as of the date on which the Common Share Offer Expiry Time occurs;

(f)

the Company shall have complied with all covenants and obligations in all material respects that are to be complied with under this Agreement at or prior to the Common Share Offer Expiry Time, and the Company has delivered a certificate confirming same to the Offeror, executed by two senior officials of the Company (in each case without personal liability) addressed to the Offeror and dated the date on which the Common Share Offer Expiry Time occurs;

(g)	a Material Adverse Effect shall not have occurred with respect to the Company and its Subsidiaries, taken as a whole; and

(h)

this Agreement shall not have been terminated with respect to the Common Share Offer, and no event shall have occurred that, with notice or lapse of time or both, gives the Offeror the right to terminate this Agreement with respect to the Common Share Offer.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any such condition. The Offeror may, in the Offeror’s sole discretion, waive any of the foregoing conditions, in whole or in part, at any time and from time to time, both before and after the Common Share Offer Expiry Time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time.

A-2

SCHEDULE B

CONDITIONS OF THE PREFERRED SHARE EXCHANGE OFFER

Subject to the provisions of the Agreement, the Offeror shall have the right to withdraw the Preferred Share Exchange Offer (or extend the Preferred Share Exchange Offer to postpone taking up and paying for any Preferred Shares deposited under the Preferred Share Exchange Offer) and shall not be required to take up, purchase or pay for, any Preferred Shares deposited under the Preferred Share Exchange Offer unless all of the following conditions are satisfied or waived by the Offeror at or prior to the Preferred Share Exchange Offer Expiry Time:

(a)

the conditions of the Common Share Offer set forth in Schedule A shall have been satisfied, or to the extent permitted by Law and the terms thereof, waived by the Offeror such that the Offeror shall be bound to take up and pay for the Common Shares validly deposited (and not properly withdrawn) under the Common Share Offer;

(b)	the Required Regulatory Approvals applicable to the Preferred Share Exchange Offer shall have been obtained on terms satisfactory to the Offeror, acting reasonably;

(c)

the Prefco Board shall not have withdrawn, or changed, modified or qualified in a manner adverse to the Offeror its unanimous recommendation (with the exception of any Interested Directors) that the Preferred Shareholders accept the Preferred Share Exchange Offer;

(d)	there shall have been validly tendered under the Preferred Share Exchange Offer and not withdrawn such number of Preferred Shares representing at least 66 2/3% of the outstanding Preferred Shares;

(e)

the Offeror shall have determined in its reasonable judgment that (i) no act, action, suit or proceeding shall have been taken, commenced or threatened before or by any Governmental Entity or by any elected or appointed public official or private Person (including any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of Law; and (ii) no Law shall have been proposed, enacted, promulgated or applied, in either case:

(A)

to cease trade, enjoin, prohibit or impose material and adverse limitations, damages or conditions on the purchase by or the sale to the Offeror of the Preferred Shares or the right of the Offeror to own or exercise full rights of ownership of the Preferred Shares; or

(B)

which, if the Preferred Share Exchange Offer (or any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Preferred Shares) were consummated, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; or

B-1

(C)

seeking to prohibit or limit the ownership or operation by the Offeror of any material portion of the business or assets of Prefco or to compel the Offeror or its Subsidiaries to dispose of or hold separate any material portion of the business or assets of Prefco as a result of the Preferred Share Exchange Offer (or any Compulsory Acquisition or Subsequent Acquisition Transaction with respect to the Preferred Shares);

(f)

all representations and warranties of the Company and Prefco set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or “Material Adverse Effect” qualifications contained therein), as if made on and as of the Preferred Share Exchange Offer Expiry Time (except to the extent that such representations and warranties speak to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), unless the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole, and the Company and Prefco have each delivered a certificate confirming same to the Offeror, executed by two senior officials (in each case without personal liability) of the Company and Prefco, respectively, addressed to the Offeror and dated the date on which the Preferred Share Exchange Offer Expiry Time occurs;

(g)

the Company and Prefco shall have complied with all covenants and obligations in all material respects that are to be complied with under this Agreement at or prior to the Preferred Share Exchange Offer Expiry Time, and the Company and Prefco have each delivered a certificate confirming same to the Offeror, executed by two senior officials of the Company and Prefco (in each case without personal liability) addressed to the Offeror and dated the date on which the Preferred Share Exchange Offer Expiry Time occurs;

(h)	a Material Adverse Effect shall not have occurred with respect to the Company and its Subsidiaries, taken as a whole; and

(i)	this Agreement shall not have been terminated, and no event shall have occurred that, with notice or lapse of time or both, gives the Offeror the right to terminate this Agreement.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any such condition. The Offeror may, in the Offeror’s sole discretion, waive any of the foregoing conditions, in whole or in part, at any time and from time to time, both before and after the Preferred Share Exchange Offer Expiry Time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time.

B-2

SCHEDULE C

TERMS OF OFFEROR SERIES AM PREFERRED SHARES

BCE Inc. (the “Corporation”)

Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Redeemable First Preferred Shares, Series AM

The Series AM Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attaching to the first preferred shares of the Corporation (the “First Preferred Shares”) as a class, have the following rights, privileges, restrictions and conditions:

1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Accrued and Unpaid Dividends” means the aggregate of: (i) all unpaid Series AM Dividends for any completed Dividend Period; and (ii) a cash amount calculated as though Series AM Dividends had been accruing on a day to day basis from and including the most recent Quarterly Period Commencement Date up to, but excluding, the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.09%.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page) for purposes of displaying Government of Canada Yields.

“Book-Entry Only System” means the record book-entry only securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or statutory holiday, when banks are generally open in both of the Cities of Montreal, Québec, and Toronto, Ontario, for the transaction of banking business.

“Common Shares” has the meaning attributed to it in Section 5(a).

“Conversion Privilege” has the meaning attributed to it in Section 4.1(a).

“Corporation” has the meaning attributed to it in the heading to these Series AM Preferred Shares provisions.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

“Dividend Commencement Date” means (a) if the Issue Date occurs on or before the Prefco Preferred Share Record Date during a quarterly dividend period for the Prefco Preferred Shares, the Quarterly Period Commencement Date immediately preceding the Issue Date, or (b) if the Issue Date occurs after the Prefco Preferred Share Record Date for such quarterly dividend period for the Prefco Preferred Shares, the next Quarterly Period Commencement Date after the Issue Date.

“Dividend Payment Date” has the meaning attributed to it in Section 2.1.

“Dividend Period” means the period from and including the Dividend Commencement Date up to, but excluding, the next succeeding Quarterly Period Commencement Date and, thereafter, each period from and including the last calendar day of December, March, June and September in each year, up to but excluding the next succeeding Quarterly Period Commencement Date.

“Election Notice” has the meaning attributed to it in Section 4.3.

“Electronic Delivery” means the delivery by facsimile, electronic mail, the Internet or other electronic means.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series AM Preferred Shares provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.09% calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365.

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Holders” has the meaning attributed to it in Section 2.1.

“Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series AM Preferred Shares or Series AN Preferred Shares, as the case may be, would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

“Initial Fixed Dividend Rate” means 4.85% per annum.

“Initial Fixed Rate Period” means the period from and including the Dividend Commencement Date up to, but excluding, March 31, 2016.

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Issue Date” means the date on which the Series AM Preferred Shares are first issued.

“Prefco” means Bell Aliant Preferred Equity Inc.

“Prefco Preferred Share Record Date” means the record date for the purpose of determining Prefco Preferred Shareholders entitled to receive payment of any cash dividend payable to Prefco Preferred Shareholders in respect of any quarterly dividend period for the Prefco Preferred Shares, in accordance with the articles of Prefco.

“Prefco Preferred Shareholders” means holders of the Prefco Preferred Shares.

“Prefco Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series A of Prefco.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period from and including March 31, 2016 up to, but excluding, June 30, 2016, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period up to, but excluding, the next succeeding Quarterly Period Commencement Date.

“Quarterly Period Commencement Date” means the last calendar day of each of March, June, September and December in each year.

“Redemption Price” has the meaning attributed to it in Section 3.1.

“Series AM Conversion Date” has the meaning attributed to it in Section 3.1.

“Series AM Dividends” has the meaning attributed to it in Section 2.1.

“Series AM Preferred Shares” means the Cumulative Redeemable First Preferred Shares, Series AM of the Corporation.

“Series AN Preferred Shares” has the meaning attributed to it in Section 4.1.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period from and including March 31, 2016 up to, but excluding, March 31, 2021 and for each succeeding Subsequent Fixed Rate Period, the period from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period up to, but excluding, March 31 in the fifth year thereafter.

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CST Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series AM Preferred Shares.

2	Dividends

2.1	Payment of Dividends

Holders of Series AM Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Series AM Dividends”) payable quarterly on the last day of March, June, September and December commencing on the first such day after the Dividend Commencement Date (each, a “Dividend Payment Date”) at the rates herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

(a)

During the Initial Fixed Rate Period, the Series AM Dividends payable on the Series AM Preferred Shares will be in an annual amount per share equal to the Initial Fixed Dividend Rate multiplied by $25.00, and shall be payable in equal quarterly amounts on each Dividend Payment Date. On each Dividend Payment Date during the Initial Fixed Rate Period, the Series AM Dividend will be $0.303125 per share.

(b)

During each Subsequent Fixed Rate Period, Series AM Dividends payable on the Series AM Preferred Shares will be in an annual amount per share (rounded to the nearest one-thousandth (1/1000) of one cent) determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable in equal quarterly amounts on each Dividend Payment Date in each year during such Subsequent Fixed Rate Period.

(c)

The Corporation will calculate, on each Fixed Rate Calculation Date, the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, send written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders.

2.2	Method of Payment

The Corporation shall pay Series AM Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Series AM Dividends shall, subject to the provisions of Section 15, be made on surrender of the certificate, if any, representing the Series AM Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each Holder (in the manner provided for in Section 13) a cheque for such Series AM Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.3	Cumulative Payment of Dividends

If on any Dividend Payment Date, the Series AM Dividends accrued to such date are not paid in full on all of the Series AM Preferred Shares then outstanding, such Series AM Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable to the payment of such Series AM Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Series AM Dividends.

2.4	Dividend for Other than a Full Dividend Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, in respect of any period that is more or less than a full Dividend Period, a dividend in an amount per Series AM Preferred Share equal to the amount obtained (rounded to five decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days in the relevant period (which shall include the first and exclude the last day of such period) and the denominator of which is the number of calendar days in the year in which such period falls.

3	Redemption

3.1	Redemption

The Corporation may not redeem any of the Series AM Preferred Shares prior to March 31, 2016. On March 31, 2016 and on March 31 every five years thereafter (each, a “Series AM Conversion Date”), the Corporation may, subject to the terms of any shares ranking prior to the Series AM Preferred Shares, to applicable law and to the provisions described in Section 5 below, upon giving notice as hereinafter provided, at its option and without the consent of the Holders, redeem all, or from time to time any part, of the then outstanding Series AM Preferred Shares by the payment of an amount in cash for each such Series AM Preferred Share so redeemed equal to $25.00, together with all Accrued and Unpaid Dividends on the Series AM Preferred Shares up to, but excluding, the date fixed for redemption (the “Redemption Price”) (less any tax required to be deducted and withheld by the Corporation).

3.2	Partial Redemption

If less than all of the then outstanding Series AM Preferred Shares are at any time to be redeemed, then the particular Series AM Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series AM Preferred Shares are at such time listed on a stock exchange, with the consent of the applicable stock exchange, in such other manner as the directors of the Corporation in their sole discretion may, by resolution, determine.

3.3	Method of Redemption

The Corporation shall give notice in writing, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of any Series AM Preferred Shares, that it is redeeming Series AM Preferred Shares pursuant to Section 3.1 hereof to each person who at the date of giving such notice is the Holder of Series AM Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent to each Holder of Series AM Preferred Shares to be redeemed in the manner provided for in Section 13. Such notice shall set out the number of such Series AM Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the applicable Holders the Redemption Price (less any tax required to be deducted and withheld by the Corporation) on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series AM Preferred Shares so called for redemption, if any, subject to the provisions of Section 15. Such payment shall be made by electronic funds transfer or by cheque in the amount of the Redemption Price (less any tax required to be deducted and withheld by the Corporation) payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means that the Corporation deems desirable and the making of such payment or the delivery of such cheque in such amount shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series AM Preferred Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation and remitted to the proper taxing authority), unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series AM Preferred Shares called for redemption shall cease to be entitled to receive Series AM Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor (less any tax required to be deducted and withheld by the Corporation), unless payment of the Redemption Price shall not be duly made by or on behalf of the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series AM Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, if any, subject to the provisions of Section 15. Upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to the applicable Series AM Preferred Shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4	Conversion of Series AM Preferred Shares

4.1	Conversion at the Option of the Holder

(a)

Subject to applicable law and the terms and provisions hereof, each Holder will have the right, at its option, on each Series AM Conversion Date, to convert all, or any part of, the then outstanding Series AM Preferred Shares registered in the name of the Holder into Cumulative Redeemable First Preferred Shares, Series AN of the Corporation (the “Series AN Preferred Shares”) on the basis of one (1) Series AN Preferred Share for each Series AM Preferred Share converted. The Corporation shall provide written notice not less than thirty (30) and not more than sixty (60) days prior to the applicable Series AM Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series AM Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 4.3. On the 30th day prior to each Series AM Conversion Date, the Corporation will send to the Holders written notice of the Annual Fixed Dividend Rate applicable to the Series AM Preferred Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate applicable to the Series AN Preferred Shares for the next succeeding Quarterly Floating Rate Period, in each case as determined by the Corporation.

(b)

If the Corporation gives notice to the Holders, as provided in Section 3, of the redemption of all the Series AM Preferred Shares, the Corporation will not be required to give notice to the Holders, as provided in this Section 4.1, of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder to convert Series AM Preferred Shares as herein provided shall cease and terminate in that event.

(c)

Holders shall not be entitled to convert their Series AM Preferred Shares into Series AN Preferred Shares on a Series AM Conversion Date if the Corporation determines that there would remain outstanding on the Series AM Conversion Date less than 1,000,000 Series AN Preferred Shares after taking into account all Series AM Preferred Shares tendered for conversion into Series AN Preferred Shares and all Series AN Preferred Shares tendered for conversion into Series AM Preferred Shares. The Corporation shall give written notice thereof to all affected Holders prior to the applicable Series AM Conversion Date and, subject to the provisions of Section 15, shall issue and deliver, or cause to be delivered, prior to such Series AM Conversion Date, at the expense of the Corporation, to the Holders who have surrendered for conversion any certificate or certificates representing Series AM Preferred Shares, new certificates representing the Series AM Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series AM Conversion Date less than 1,000,000 Series AM Preferred Shares after taking into account all Series AM Preferred Shares tendered for conversion into Series AN Preferred Shares and all Series AN Preferred Shares tendered for conversion into Series AM Preferred Shares, then, all, but not part, of the remaining outstanding Series AM Preferred Shares shall automatically be converted into Series AN Preferred Shares on the basis of one (1) Series AN Preferred Share for each Series AM Preferred Share on the applicable Series AM Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series AM Preferred Shares prior to the Series AM Conversion Date.

4.3	Manner of Conversion

(a)

Subject to the provisions of Section 15, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series AM Conversion Date but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the applicable Series AM Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (2) the certificate or certificates, if any, representing the Series AM Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series AM Preferred Shares represented by such certificate or certificates and that have not been called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate, representing the Series AM Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.

(b)

If the Corporation does not receive an Election Notice from a Holder during the notice period therefor, then the Series AM Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 4.2).

(c)

In the event the Corporation is required to convert all remaining outstanding Series AM Preferred Shares into Series AN Preferred Shares on the applicable Series AM Conversion Date as provided for in Section 4.2, the Series AM Preferred Shares in respect of which the Holders have not previously elected to convert shall be converted on the Series AM Conversion Date into Series AN Preferred Shares and the Holders thereof shall be deemed to be holders of Series AN Preferred Shares at 5:00 p.m. (Montreal time) on the Series AM Conversion Date and shall be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates, if any, representing Series AM Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series AN Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 4.3 and Section 15.

(d)

Subject to the provisions of Section 15, as promptly as practicable after the Series AM Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series AM Preferred Shares so surrendered in accordance with this Section 4, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully paid and non-assessable Series AN Preferred Shares and the number of remaining Series AM Preferred Shares, if any, to which such Holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Montreal time) on the Series AM Conversion Date, so that the rights of the Holder of such Series AM Preferred Shares as the Holder thereof shall cease at such time and the person or persons entitled to receive the Series AN Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series AN Preferred Shares at such time.

(e)

The Holder of any Series AM Preferred Share on the record date for any Series AM Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series AN Preferred Share after such record date and on or before the date of the payment of such dividend.

(f)

Subject to the provisions of Section 15, the issuance of certificates for the Series AN Preferred Shares upon the conversion of Series AM Preferred Shares shall be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series AN Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series AN Preferred Shares are issued in respect of the issuance of such Series AN Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the Holder or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Right Not to Deliver Series AN Preferred Shares

On the exercise of the Conversion Privilege by a Holder or an automatic conversion pursuant to Section 4.2, the Corporation reserves the right not to deliver Series AN Preferred Shares to any Ineligible Person.

4.5	Status of Converted Series AM Preferred Shares

All Series AM Preferred Shares converted into Series AN Preferred Shares on a Series AM Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series AM Conversion Date.

5	Restrictions on Dividends and Retirement of Shares

So long as any of the Series AM Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a)

declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series AM Preferred Shares) on the common shares of the Corporation (the “Common Shares”) or any other shares of the Corporation ranking as to dividends junior to the Series AM Preferred Shares;

(b)

except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Series AM Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of the Common Shares or any other shares of the Corporation ranking as to capital junior to the Series AM Preferred Shares;

(c)	redeem or call for redemption, purchase or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series AM Preferred Shares then outstanding; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire for value or make any return of capital in respect of any other shares of the Corporation, ranking as to dividends or capital on a parity with the Series AM Preferred Shares;

unless, in each such case, all Accrued and Unpaid Dividends on the Series AM Preferred Shares up to and including the Series AM Dividend payable for the last completed Dividend Period have been declared and paid or moneys set apart for payment.

Notwithstanding the provisions of Section 11 hereof, any approval required to be given pursuant to this Section 5 shall be required to be given only by the affirmative vote of the holders of the majority of the Series AM Preferred Shares present or represented at a meeting, or adjourned meeting, of the holders of Series AM Preferred Shares dully called for the purpose and at which a quorum is present.

6	Purchase for Cancellation

Subject to applicable law and to the provisions described in Section 5 above, the Corporation may at any time purchase for cancellation all or any number of the Series AM Preferred Shares outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors of the Corporation such shares are obtainable in the open market (including purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by tender available to all Holders or by private agreement or otherwise.

7	Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series AM Preferred Shares, the Holders shall be entitled to payment of an amount equal to $25.00 per Series AM Preferred Share, plus an amount equal to all Accrued and Unpaid Dividends on the Series AM Preferred Shares up to, but excluding, the date of payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation distributed to the holders of the Common Shares or any other shares ranking junior as to capital to the Series AM Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

8	Voting Rights

The Holders will not be entitled (except as otherwise provided by law and except for meetings of the holders of First Preferred Shares as a class and meetings of the Holders as a series) to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight (8) quarterly Series AM Dividends whether or not consecutive and whether or not such dividends were declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of and to attend each meeting of shareholders of the Corporation which takes place more than sixty (60) days after the date on which such failure first occurred, other than meetings at which only holders of another specified class or series are entitled to vote, and such Holders shall have the right, at any such meeting, to one (1) vote in respect of each Series AM Preferred Share held by such Holder. No other voting rights shall attach to the Series AM Preferred Shares in any circumstances. Upon payment of the entire amount of all Series AM Dividends in arrears, the voting rights of the Holders shall forthwith cease, unless and until the same default shall again arise under the provisions of this Section 8.

9	Issue of Additional Series of First Preferred Shares

The Corporation may issue other series of First Preferred Shares ranking on a parity with the Series AM Preferred Shares without the authorization of the holders of the Series AM Preferred Shares.

10	Modifications

These Series AM Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 11.

11	Approval of Holders

11.1	Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders as a series may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the Holders who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of at least 10% of the outstanding Series AM Preferred Shares are present in person or represented by proxy. If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than ten (10) days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holder(s) of Series AM Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders represented in person or by proxy shall form the necessary quorum. At any meeting of Holders as a series, each Holder shall be entitled to one (1) vote in respect of each Series AM Preferred Share held by such Holder.

Holders of the Series AM Preferred Shares will not be entitled to vote separately as a class or series on a proposal to amend the articles of the Corporation to (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Series AM Preferred Shares or (b) create a new class or series of shares equal or superior to the Series AM Preferred Shares.

11.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the bylaws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders, each Holder entitled to vote thereat shall have one (1) vote in respect of each Series AM Preferred Share held by such Holder.

12	Tax Election

The Corporation will elect, in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate Holders will not be required to pay tax on dividends received on the Series AM Preferred Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

13	Communications with Holders

Except as specifically provided elsewhere in these Series AM Preferred Share provisions, any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, or courier to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of the Holder whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any of such Holders not so appearing, then to the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such Holder until the Holder informs the Corporation in writing of such Holder’s new address.

If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by Electronic Delivery or by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in Montreal and Toronto and such notice shall be deemed to have been given on the date on which such Electronic Delivery was given or on the date on which the first publication has taken place; and

(b)

fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Montreal, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofor delivered to such Holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate, or in the event of the address of any such Holder not appearing on the securities register of the Corporation, then at the last address of such Holder known to the Corporation.

14	Interpretation of Terms

In these Series AM Preferred Share provisions:

(a)

in the event that any date on which any Series AM Dividend is payable by the Corporation, or any date that is a Series AM Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on or by the next succeeding day that is a Business Day;

(b)

in the event of the non-receipt of a cheque by a Holder entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(c)

the Corporation will be entitled to deduct or withhold from any amount payable to a Holder under these Series AM Preferred Share provisions any amount required by law to be deducted or withheld from that payment and any reference herein to the Corporation deducting tax and remitting to a taxing authority shall be interpreted to include deducting any such amount required by law to be deducted or withheld and remitted to the applicable authorities;

(d)

reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(e)	if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and

(f)	all references herein to a Holder shall be interpreted as referring to a registered Holder.

15	Book-Entry Only System

15.1	Transfers etc. Through Participants

If the Series AM Preferred Shares are held through the Book-Entry Only System, then the beneficial owner thereof shall provide instructions with respect to Series AM Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series AM Preferred Shares or otherwise through the Depository’s systems and registrations of ownership, transfers, purchases, surrenders, conversions and exchanges of Series AM Preferred Shares will be made only through the Book-Entry Only System. Beneficial owners of Series AM Preferred Shares will not have the right to receive share certificates representing their ownership of the Series AM Preferred Shares.

15.2	Depository is Registered Holder

For the purposes of these Series AM Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series AM Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series AM Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series AM Preferred Shares, including payments of Series AM Dividends, the Redemption Price or Accrued and Unpaid Dividends on the Series AM Preferred Shares, and the delivery of Series AN Preferred Shares and certificates for those shares on the conversion into Series AN Preferred Shares.

BCE Inc. (the “Corporation”)

Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Redeemable First Preferred Shares, Series AN

The Series AN Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attaching to the first preferred shares of the Corporation (the “First Preferred Shares”) as a class, have the following rights, privileges, restrictions and conditions:

1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Accrued and Unpaid Dividends” means the aggregate of: (i) all unpaid Series AN Dividends for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series AN Dividends had been accruing on a day to day basis from and including the most recent Quarterly Period Commencement Date up to, but excluding, the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.09%.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page) for purposes of displaying Government of Canada Yields.

“Book-Entry Only System” means the record book-entry only securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or statutory holiday, when banks are generally open in both of the Cities of Montreal, Québec, and Toronto, Ontario, for the transaction of banking business.

“Common Shares” has the meaning attributed to it in Section 5(a).

“Conversion Privilege” has the meaning attributed to it in Section 4.1(a).

“Corporation” has the meaning attributed to it in the heading to these Series AN Preferred Shares provisions.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

“Dividend Payment Date” has the meaning attributed to it in Section 2.1.

“Election Notice” has the meaning attributed to it in Section 4.3.

“Electronic Delivery” means the delivery by facsimile, electronic mail, the Internet or other electronic means.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series AN Preferred Shares provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.09% calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365.

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Holders” has the meaning attributed to it in Section 2.1.

“Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series AN Preferred Shares or Series AM Preferred Shares, as the case may be, would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Quarterly Amount” has the meaning attributed to it in Section 2.1.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period from and including March 31, 2016 up to, but excluding, June 30, 2016, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period up to, but excluding, the next succeeding Quarterly Period Commencement Date.

“Quarterly Period Commencement Date” means the last calendar day of each of March, June, September and December in each year.

“Redemption Price” has the meaning attributed to it in Section 3.1.

“Series AM Preferred Shares” has the meaning attributed to it in Section 4.1.

“Series AN Conversion Date” has the meaning attributed to it in Section 3.1.

“Series AN Dividends” has the meaning attributed to it in Section 2.1.

“Series AN Preferred Shares” means the Cumulative Redeemable First Preferred Shares, Series AN of the Corporation.

“Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including March 31, 2016 up to, but excluding, March 31, 2021 and for each succeeding Subsequent Fixed Rate Period, the period from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period up to, but excluding, March 31 in the fifth year thereafter.

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CST Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series AN Preferred Shares.

2	Dividends

2.1	Payment of Dividends

Holders of Series AN Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, floating rate, cumulative, preferential cash dividends (the “Series AN Dividends”) payable quarterly on the last day of March, June, September and December (each, a “Dividend Payment Date”), in the amount per share (rounded to the nearest one-thousandth (1/1000) of one cent) determined by multiplying the applicable Floating Quarterly Dividend Rate for the applicable Quarterly Floating Rate Period by $25.00 (a “Quarterly Amount”), by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

The Corporation will calculate, on each Floating Rate Calculation Date, the Floating Quarterly Dividend Rate for the applicable Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, send written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders.

2.2	Method of Payment

The Corporation shall pay Series AN Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Series AN Dividends shall, subject to the provisions of Section 15, be made on surrender of the certificate, if any, representing the Series AN Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each Holder (in the manner provided for in Section 13) a cheque for such Series AN Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.3	Cumulative Payment of Dividends

If on any Dividend Payment Date, the Series AN Dividends accrued to such date are not paid in full on all of the Series AN Preferred Shares then outstanding, such Series AN Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable to the payment of such Series AN Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Series AN Dividends.

2.4	Dividend for Other than a Full Quarterly Floating Rate Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, Series AN Dividends for any period which is less than a full Quarterly Floating Rate Period in an amount per share with respect to any Series AN Preferred Share equal to the amount obtained (rounded to five decimal places) when the applicable Quarterly Amount is multiplied by a fraction of which the numerator is the number of days in such Quarterly Floating Rate Period that such share has been outstanding (excluding the date of payment or redemption or the effective date for the distribution of assets in connection with the liquidation, dissolution or winding up of the Corporation) and the denominator is the total number of days in such Quarterly Floating Rate Period.

3	Redemption

3.1	Redemption

The Corporation may not redeem any of the Series AN Preferred Shares on or prior to March 31, 2016. The Corporation may, subject to the terms of any shares ranking prior to the Series AN Preferred Shares, to applicable law and to the provisions described in Section 5 below, upon giving notice as hereinafter provided, at its option and without the consent of the Holders, redeem all, or from time to time any part, of the then outstanding Series AN Preferred Shares by the payment of an amount in cash for each such Series AN Preferred Share so redeemed equal to:

(a)	$25.00, in the case of redemptions on March 31, 2021 and on March 31 every five years thereafter (each, a “Series AN Conversion Date”); or

(b)	$25.50 in the case of redemptions on any date after March 31, 2016 which is not a Series AN Conversion Date;

in each case together with all Accrued and Unpaid Dividends on the Series AN Preferred Shares up to, but excluding, the date fixed for redemption (the “Redemption Price”) (less any tax required to be deducted and withheld by the Corporation).

3.2	Partial Redemption

If less than all of the then outstanding Series AN Preferred Shares are at any time to be redeemed, then the particular Series AN Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series AN Preferred Shares are at such time listed on a stock exchange, with the consent of the applicable stock exchange, in such other manner as the directors of the Corporation in their sole discretion may, by resolution, determine.

3.3	Method of Redemption

The Corporation shall give notice in writing not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of any Series AN Preferred Shares, that it is redeeming Series AN Preferred Shares pursuant to Section 3.1 hereof, to each person who at the date of giving such notice is the Holder of Series AN Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent to each Holder of Series AN Preferred Shares to be redeemed in the manner provided for in Section 13. Such notice shall set out the number of such Series AN Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the applicable Holders the Redemption Price (less any tax required to be deducted and withheld by the Corporation) on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series AN Preferred Shares so called for redemption, if any, subject to the provisions of Section

15. Such payment shall be made by electronic funds transfer or by cheque in the amount of the Redemption Price (less any tax required to be deducted and withheld by the Corporation) payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means that the Corporation deems desirable and the making of such payment or the delivery of such cheque in such amount shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series AN Preferred Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation and remitted to the proper taxing authority); unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series AN Preferred Shares called for redemption shall cease to be entitled to receive Series AN Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor (less any tax required to be deducted and withheld by the Corporation), unless payment of the Redemption Price shall not be duly made by or on behalf of the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series AN Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, if any, subject to the provisions of Section 15. Upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to the applicable Series AN Preferred Shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4	Conversion of Series AN Preferred Shares

4.1	Conversion at the Option of the Holder

(a)

Subject to applicable law and the terms and provisions hereof, each Holder will have the right, at its option, on each Series AN Conversion Date, to convert all, or any part of, the then outstanding Series AN Preferred Shares registered in the name of the Holder into Cumulative Redeemable First Preferred Shares, Series AM of the Corporation (the “Series AM Preferred Shares”) on the basis of one (1) Series AM Preferred Share for each Series AN Preferred Share converted. The Corporation shall provide written notice not less than thirty (30) and not more than sixty (60) days prior to the applicable Series AN Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion

Privilege”). Such notice shall (i) set out the Series AN Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 4.3. On the 30th day prior to each Series AN Conversion Date, the Corporation will send to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series AN Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series AM Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.

(b)

If the Corporation gives notice to the Holders as provided in Section 3 of the redemption of all the Series AN Preferred Shares, the Corporation will not be required to give notice to the Holders as provided in this Section 4.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder to convert Series AN Preferred Shares as herein provided shall cease and terminate in that event.

(c)

Holders shall not be entitled to convert their Series AN Preferred Shares into Series AM Preferred Shares on a Series AN Conversion Date if the Corporation determines that there would remain outstanding on the Series AN Conversion Date less than 1,000,000 Series AM Preferred Shares after taking into account all Series AN Preferred Shares tendered for conversion into Series AM Preferred Shares and all Series AM Preferred Shares tendered for conversion into Series AN Preferred Shares. The Corporation shall give written notice thereof to all affected Holders prior to the applicable Series AN Conversion Date and, subject to the provisions of Section 15, shall issue and deliver, or cause to be delivered, prior to such Series AN Conversion Date, at the expense of the Corporation, to the Holders who have surrendered for conversion any certificate or certificates representing Series AN Preferred Shares, new certificates representing the Series AN Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series AN Conversion Date less than 1,000,000 Series AN Preferred Shares after taking into account all Series AN Preferred Shares tendered for conversion into Series AM Preferred Shares and all Series AM Preferred Shares tendered for conversion into Series AN Preferred Shares, then, all, but not part, of the remaining outstanding Series AN Preferred Shares shall automatically be converted into Series AM Preferred Shares on the basis of one (1) Series AM Preferred Share for each Series AN Preferred Share on the applicable Series AN Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series AN Preferred Shares prior to the Series AN Conversion Date.

4.3	Manner of Conversion

(a)

Subject to the provisions of Section 15, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series AN Conversion Date but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the applicable Series AN Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (2) the certificate or certificates, if any, representing the Series AN Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series AN Preferred Shares represented by such certificate or certificates and that have not been called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate, representing the Series AN Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.

(b)

If the Corporation does not receive an Election Notice from a Holder during the notice period therefor, then the Series AN Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 4.2).

(c)

In the event the Corporation is required to convert all remaining outstanding Series AN Preferred Shares into Series AM Preferred Shares on the applicable Series AN Conversion Date as provided for in Section 4.2, the Series AN Preferred Shares in respect of which the Holders have not previously elected to convert shall be converted on the Series AN Conversion Date into Series AM Preferred Shares and the Holders thereof shall be deemed to be holders of Series AM Preferred Shares at 5:00 p.m. (Montreal time) on the Series AN Conversion Date and shall be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates, if any, representing Series AN Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series AM Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 4.3 and Section 15.

(d)

Subject to the provisions of Section 15, as promptly as practicable after the Series AN Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series AN Preferred Shares so surrendered in accordance with this Section 4, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series AM Preferred Shares and the number of remaining Series AN Preferred Shares, if any, to which such Holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Montreal time) on the Series AN Conversion Date, so that the rights of the Holder of such Series AN Preferred Shares as the Holder thereof shall cease at such time and the person or persons entitled to receive the Series AM Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series AM Preferred Shares at such time.

(e)

The Holder of any Series AN Preferred Share on the record date for any Series AN Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series AM Preferred Share after such record date and on or before the date of the payment of such dividend.

(f)

Subject to the provisions of Section 15, the issuance of certificates for the Series AM Preferred Shares upon the conversion of Series AN Preferred Shares shall be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series AM Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series AM Preferred Shares are issued in respect of the issuance of such Series AM Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the Holder or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Right Not to Deliver Series AM Preferred Shares

On the exercise of the Conversion Privilege by a Holder or an automatic conversion pursuant to Section 4.2, the Corporation reserves the right not to deliver Series AM Preferred Shares to any Ineligible Person.

4.5	Status of Converted Series AN Preferred Shares

All Series AN Preferred Shares converted into Series AM Preferred Shares on a Series AN Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series AN Conversion Date.

5	Restrictions on Dividends and Retirement of Shares

So long as any of the Series AN Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a)

declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series AN Preferred Shares) on common shares of the Corporation (the “Common Shares”) or any other shares of the Corporation ranking as to dividends junior to the Series AN Preferred Shares;

(b)

except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Series AN Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of the Common Shares or any other shares of the Corporation ranking as to capital junior to the Series AN Preferred Shares;

(c)	redeem or call for redemption, purchase or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series AN Preferred Shares then outstanding; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire for value or make any return of capital in respect of any other shares of the Corporation, ranking as to dividends or capital on a parity with the Series AN Preferred Shares;

unless, in each such case, all Accrued and Unpaid Dividends on the Series AN Preferred Shares up to and including the Series AN Dividend payable for the last completed Quarterly Floating Rate Period have been declared and paid or moneys set apart for payment.

Notwithstanding the provisions of Section 11.2 hereof, any approval required to be given pursuant to this Section 5 shall be required to be given only by the affirmative vote of the holders of the majority of the Series AN Preferred Shares present or represented at a meeting, or adjourned meeting, of the holders of Series AN Preferred Shares dully called for the purpose and at which a quorum is present.

6	Purchase for Cancellation

Subject to applicable law and to the provisions described in Section 5 above, the Corporation may at any time purchase for cancellation all or any number of the Series AN Preferred Shares outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors of the Corporation such shares are obtainable in the open market (including purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by tender available to all Holders or by private agreement or otherwise.

7	Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series AN Preferred Shares, the Holders shall be entitled to payment of an amount equal to

$25.00 per Series AN Preferred Share, plus an amount equal to all Accrued and Unpaid Dividends on the Series AN Preferred Shares up to, but excluding, the date of payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation distributed to the holders of the Common Shares or any other shares ranking junior as to capital to the Series AN Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

8	Voting Rights

The Holders will not be entitled (except as otherwise provided by law and except for meetings of the holders of First Preferred Shares as a class and meetings of the Holders as a series) to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight (8) quarterly Series AN Dividends whether or not consecutive and whether or not such dividends were declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of and to attend each meeting of shareholders of the Corporation which takes place more than sixty (60) days after the date on which such failure first occurred, other than meetings at which only holders of another specified class or series are entitled to vote, and such Holders shall have the right, at any such meeting, to one (1) vote in respect of each Series AN Preferred Share held by such Holder. No other voting rights shall attach to the Series AN Preferred Shares in any circumstances. Upon payment of the entire amount of all Series AN Dividends in arrears, the voting rights of the Holders shall forthwith cease, unless and until the same default shall again arise under the provisions of this Section 8.

9	Issue of Additional Series of First Preferred Shares

The Corporation may issue other series of First Preferred Shares ranking on a parity with the Series AN Preferred Shares without the authorization of the holders of the Series AN Preferred Shares.

10	Modifications

These Series AN Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 11.

11	Approval of Holders

11.1	Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders as a series may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the Holders who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of at least 10% of the outstanding

Series AN Preferred Shares are present in person or represented by proxy. If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than ten (10) days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holder(s) of Series AN Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders represented in person or by proxy shall form the necessary quorum. At any meeting of Holders as a series, each Holder shall be entitled to one (1) vote in respect of each Series AN Preferred Share held by such Holder.

Holders of the Series AN Preferred Shares will not be entitled to vote separately as a class or series on a proposal to amend the articles of the Corporation to (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Series AN Preferred Shares or (b) create a new class or series of shares equal or superior to the Series AN Preferred Shares.

11.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders, each Holder entitled to vote thereat shall have one (1) vote in respect of each Series AN Preferred Share held by such Holder.

12	Tax Election

The Corporation will elect, in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate Holders will not be required to pay tax on dividends received on the Series AN Preferred Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

13	Communications with Holders

Except as specifically provided elsewhere in these Series AN Preferred Share provisions, any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, or courier to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of the Holder whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any of such Holders not so appearing, then to the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such Holder until the Holder informs the Corporation in writing of such Holder’s new address.

If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by Electronic Delivery or by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in Montreal and Toronto and such notice shall be deemed to have been given on the date on which such Electronic Delivery was given or on the date on which the first publication has taken place; and

(b)

fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Montreal, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofor delivered to such Holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate, or in the event of the address of any such Holder not appearing on the securities register of the Corporation, then at the last address of such Holder known to the Corporation.

14	Interpretation of Terms

In these Series AN Preferred Share provisions:

(a)

in the event that any date on which any Series AN Dividend is payable by the Corporation, or any date that is a Series AN Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on or by the next succeeding day that is a Business Day;

(b)

in the event of the non-receipt of a cheque by a Holder entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(c)

the Corporation will be entitled to deduct or withhold from any amount payable to a Holder under these Series AN Preferred Share provisions any amount required by law to be deducted or withheld from that payment and any reference herein to the Corporation deducting tax and remitting to a taxing authority shall be interpreted to include deducting any such amount required by law to be deducted or withheld and remitted to the applicable authorities;

(d)

reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(e)	if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non- Canadian currency into Canadian dollars; and

(f)	all references herein to a Holder shall be interpreted as referring to a registered Holder.

15	Book-Entry Only System

15.1	Transfers etc. Through Participants

If the Series AN Preferred Shares are held through the Book-Entry Only System then the beneficial owner thereof shall provide instructions with respect to Series AN Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series AN Preferred Shares or otherwise through the Depository’s systems and registrations of ownership, transfers, purchases, surrenders, conversions and exchanges of Series AN Preferred Shares will be made only through the Book-Entry Only System. Beneficial owners of Series AN Preferred Shares will not have the right to receive share certificates representing their ownership of the Series AN Preferred Shares.

15.2	Depository is Registered Holder

For the purposes of these Series AN Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series AN Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series AN Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series AN Preferred Shares, including payments of Series AN Dividends, the Redemption Price or Accrued and Unpaid Dividends on the Series AN Preferred Shares, and the delivery of Series AM Preferred Shares and certificates for those shares on the conversion into Series AM Preferred Shares.

SCHEDULE D

TERMS OF OFFEROR SERIES AO PREFERRED SHARES

BCE Inc. (the “Corporation”)

Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Redeemable First Preferred Shares, Series AO

The Series AO Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attaching to the first preferred shares of the Corporation (the “First Preferred Shares”) as a class, have the following rights, privileges, restrictions and conditions:

1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Accrued and Unpaid Dividends” means the aggregate of: (i) all unpaid Series AO Dividends for any completed Dividend Period; and (ii) a cash amount calculated as though Series AO Dividends had been accruing on a day to day basis from and including the most recent Quarterly Period Commencement Date up to, but excluding, the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.09%.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page) for purposes of displaying Government of Canada Yields.

“Book-Entry Only System” means the record book-entry only securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or statutory holiday, when banks are generally open in both of the Cities of Montreal, Québec, and Toronto, Ontario, for the transaction of banking business.

“Common Shares” has the meaning attributed to it in Section 5(a).

“Conversion Privilege” has the meaning attributed to it in Section 4.1(a).

“Corporation” has the meaning attributed to it in the heading to these Series AO Preferred Shares provisions.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

“Dividend Commencement Date” means (a) if the Issue Date occurs on or before the Prefco Preferred Share Record Date during a quarterly dividend period for the Prefco Preferred Shares, the Quarterly Period Commencement Date immediately preceding the Issue Date, or (b) if the Issue Date occurs after the Prefco Preferred Share Record Date for such quarterly dividend period for the Prefco Preferred Shares, the next Quarterly Period Commencement Date after the Issue Date.

“Dividend Payment Date” has the meaning attributed to it in Section 2.1.

“Dividend Period” means the period from and including the Dividend Commencement Date up to, but excluding, the next succeeding Quarterly Period Commencement Date and, thereafter, each period from and including the last calendar day of December, March, June and September in each year, up to but excluding the next succeeding Quarterly Period Commencement Date.

“Election Notice” has the meaning attributed to it in Section 4.3.

“Electronic Delivery” means the delivery by facsimile, electronic mail, the Internet or other electronic means.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series AO Preferred Shares provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.09% calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365.

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Holders” has the meaning attributed to it in Section 2.1.

“Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series AO Preferred Shares or Series AP Preferred Shares, as the case may be, would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

“Initial Fixed Dividend Rate” means 4.55% per annum.

“Initial Fixed Rate Period” means the period from and including the Dividend Commencement Date up to, but excluding, March 31, 2017.

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Issue Date” means the date on which the Series AO Preferred Shares are first issued.

“Prefco” means Bell Aliant Preferred Equity Inc.

“Prefco Preferred Share Record Date” means the record date for the purpose of determining Prefco Preferred Shareholders entitled to receive payment of any cash dividend payable to Prefco Preferred Shareholders in respect of any quarterly dividend period for the Prefco Preferred Shares, in accordance with the articles of Prefco.

“Prefco Preferred Shareholders” means holders of the Prefco Preferred Shares.

“Prefco Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series C of Prefco.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period from and including March 31, 2017 up to, but excluding, June 30, 2017, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period up to, but excluding, the next succeeding Quarterly Period Commencement Date.

“Quarterly Period Commencement Date” means the last calendar day of each of March, June, September and December in each year.

“Redemption Price” has the meaning attributed to it in Section 3.1.

“Series AO Conversion Date” has the meaning attributed to it in Section 3.1.

“Series AO Dividends” has the meaning attributed to it in Section 2.1.

“Series AO Preferred Shares” means the Cumulative Redeemable First Preferred Shares, Series AO of the Corporation.

“Series AP Preferred Shares” has the meaning attributed to it in Section 4.1.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period from and including March 31, 2017 up to, but excluding, March 31, 2022 and for each succeeding Subsequent Fixed Rate Period, the period from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period up to, but excluding, March 31 in the fifth year thereafter.

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CST Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series AO Preferred Shares.

2	Dividends

2.1	Payment of Dividends

Holders of Series AO Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Series AO Dividends”) payable quarterly on the last day of March, June, September and December commencing on the first such day after the Dividend Commencement Date (each, a “Dividend Payment Date”) at the rates herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

(a)

During the Initial Fixed Rate Period, the Series AO Dividends payable on the Series AO Preferred Shares will be in an annual amount per share equal to the Initial Fixed Dividend Rate multiplied by $25.00, and shall be payable in equal quarterly amounts on each Dividend Payment Date. On each Dividend Payment Date during the Initial Fixed Rate Period, the Series AO Dividend will be $0.284375 per share.

(b)

During each Subsequent Fixed Rate Period, Series AO Dividends payable on the Series AO Preferred Shares will be in an annual amount per share (rounded to the nearest one-thousandth (1/1000) of one cent) determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable in equal quarterly amounts on each Dividend Payment Date in each year during such Subsequent Fixed Rate Period.

(c)

The Corporation will calculate, on each Fixed Rate Calculation Date, the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, send written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders.

2.2	Method of Payment

The Corporation shall pay Series AO Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Series AO Dividends shall, subject to the provisions of Section 15, be made on surrender of the certificate, if any, representing the Series AO Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each Holder (in the manner provided for in Section 13) a cheque for such Series AO Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.3	Cumulative Payment of Dividends

If on any Dividend Payment Date, the Series AO Dividends accrued to such date are not paid in full on all of the Series AO Preferred Shares then outstanding, such Series AO Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable to the payment of such Series AO Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Series AO Dividends.

2.4	Dividend for Other than a Full Dividend Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, in respect of any period that is more or less than a full Dividend Period, a dividend in an amount per Series AO Preferred Share equal to the amount obtained (rounded to five decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days in the relevant period (which shall include the first and exclude the last day of such period) and the denominator of which is the number of calendar days in the year in which such period falls.

3	Redemption

3.1	Redemption

The Corporation may not redeem any of the Series AO Preferred Shares prior to March 31, 2017. On March 31, 2017 and on March 31 every five years thereafter (each, a “Series AO Conversion Date”), the Corporation may, subject to the terms of any shares ranking prior to the Series AO Preferred Shares, to applicable law and to the provisions described in Section 5 below, upon giving notice as hereinafter provided, at its option and without the consent of the Holders, redeem all, or from time to time any part, of the then outstanding Series AO Preferred Shares by the payment of an amount in cash for each such Series AO Preferred Share so redeemed equal to $25.00, together with all Accrued and Unpaid Dividends on the Series AO Preferred Shares up to, but excluding, the date fixed for redemption (the “Redemption Price”) (less any tax required to be deducted and withheld by the Corporation).

3.2	Partial Redemption

If less than all of the then outstanding Series AO Preferred Shares are at any time to be redeemed, then the particular Series AO Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series AO Preferred Shares are at such time listed on a stock exchange, with the consent of the applicable stock exchange, in such other manner as the directors of the Corporation in their sole discretion may, by resolution, determine.

3.3	Method of Redemption

The Corporation shall give notice in writing, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of any Series AO Preferred Shares, that it is redeeming Series AO Preferred Shares pursuant to Section 3.1 hereof to each person who at the date of giving such notice is the Holder of Series AO Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent to each Holder of Series AO Preferred Shares to be redeemed in the manner provided for in Section 13. Such notice shall set out the number of such Series AO Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the applicable Holders the Redemption Price (less any tax required to be deducted and withheld by the Corporation) on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series AO Preferred Shares so called for redemption, if any, subject to the provisions of Section 15. Such payment shall be made by electronic funds transfer or by cheque in the amount of the Redemption Price (less any tax required to be deducted and withheld by the Corporation) payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means that the Corporation deems desirable and the making of such payment or the delivery of such cheque in such amount shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series AO Preferred Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation and remitted to the proper taxing authority), unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series AO Preferred Shares called for redemption shall cease to be entitled to receive Series AO Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor (less any tax required to be deducted and withheld by the Corporation), unless payment of the Redemption Price shall not be duly made by or on behalf of the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series AO Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, if any, subject to the provisions of Section 15. Upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to the applicable Series AO Preferred Shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4	Conversion of Series AO Preferred Shares

4.1	Conversion at the Option of the Holder

(a)

Subject to applicable law and the terms and provisions hereof, each Holder will have the right, at its option, on each Series AO Conversion Date, to convert all, or any part of, the then outstanding Series AO Preferred Shares registered in the name of the Holder into Cumulative Redeemable First Preferred Shares, Series AP of the Corporation (the “Series AP Preferred Shares”) on the basis of one (1) Series AP Preferred Share for each Series AO Preferred Share converted. The Corporation shall provide written notice not less than thirty (30) and not more than sixty (60) days prior to the applicable Series AO Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series AO Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 4.3. On the 30th day prior to each Series AO Conversion Date, the Corporation will send to the Holders written notice of the Annual Fixed Dividend Rate applicable to the Series AO Preferred Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate applicable to the Series AP Preferred Shares for the next succeeding Quarterly Floating Rate Period, in each case as determined by the Corporation.

(b)

If the Corporation gives notice to the Holders, as provided in Section 3, of the redemption of all the Series AO Preferred Shares, the Corporation will not be required to give notice to the Holders, as provided in this Section 4.1, of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder to convert Series AO Preferred Shares as herein provided shall cease and terminate in that event.

(c)

Holders shall not be entitled to convert their Series AO Preferred Shares into Series AP Preferred Shares on a Series AO Conversion Date if the Corporation determines that there would remain outstanding on the Series AO Conversion Date less than 1,000,000 Series AP Preferred Shares after taking into account all Series AO Preferred Shares tendered for conversion into Series AP Preferred Shares and all Series AP Preferred Shares tendered for conversion into Series AO Preferred Shares. The Corporation shall give written notice thereof to all affected Holders prior to the applicable Series AO Conversion Date and, subject to the provisions of Section 15, shall issue and deliver, or cause to be delivered, prior to such Series AO Conversion Date, at the expense of the Corporation, to the Holders who have surrendered for conversion any certificate or certificates representing Series AO Preferred Shares, new certificates representing the Series AO Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series AO Conversion Date less than 1,000,000 Series AO Preferred Shares after taking into account all Series AO Preferred Shares tendered for conversion into Series AP Preferred Shares and all Series AP Preferred Shares tendered for conversion into Series AO Preferred Shares, then, all, but not part, of the remaining outstanding Series AO Preferred Shares shall automatically be converted into Series AP Preferred Shares on the basis of one (1) Series AP Preferred Share for each Series AO Preferred Share on the applicable Series AO Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series AO Preferred Shares prior to the Series AO Conversion Date.

4.3	Manner of Conversion

(a)

Subject to the provisions of Section 15, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series AO Conversion Date but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the applicable Series AO Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (2) the certificate or certificates, if any, representing the Series AO Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series AO Preferred Shares represented by such certificate or certificates and that have not been called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate, representing the Series AO Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.

(b)

If the Corporation does not receive an Election Notice from a Holder during the notice period therefor, then the Series AO Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 4.2).

(c)

In the event the Corporation is required to convert all remaining outstanding Series AO Preferred Shares into Series AP Preferred Shares on the applicable Series AO Conversion Date as provided for in Section 4.2, the Series AO Preferred Shares in respect of which the Holders have not previously elected to convert shall be converted on the Series AO Conversion Date into Series AP Preferred Shares and the Holders thereof shall be deemed to be holders of Series AP Preferred Shares at 5:00 p.m. (Montreal time) on the Series AO Conversion Date and shall be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates, if any, representing Series AO Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series AP Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 4.3 and Section 15.

(d)

Subject to the provisions of Section 15, as promptly as practicable after the Series AO Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series AO Preferred Shares so surrendered in accordance with this Section 4, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully paid and non-assessable Series AP Preferred Shares and the number of remaining Series AO Preferred Shares, if any, to which such Holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Montreal time) on the Series AO Conversion Date, so that the rights of the Holder of such Series AO Preferred Shares as the Holder thereof shall cease at such time and the person or persons entitled to receive the Series AP Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series AP Preferred Shares at such time.

(e)

The Holder of any Series AO Preferred Share on the record date for any Series AO Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series AP Preferred Share after such record date and on or before the date of the payment of such dividend.

(f)

Subject to the provisions of Section 15, the issuance of certificates for the Series AP Preferred Shares upon the conversion of Series AO Preferred Shares shall be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series AP Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series AP Preferred Shares are issued in respect of the issuance of such Series AP Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the Holder or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Right Not to Deliver Series AP Preferred Shares

On the exercise of the Conversion Privilege by a Holder or an automatic conversion pursuant to Section 4.2, the Corporation reserves the right not to deliver Series AP Preferred Shares to any Ineligible Person.

4.5	Status of Converted Series AO Preferred Shares

All Series AO Preferred Shares converted into Series AP Preferred Shares on a Series AO Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series AO Conversion Date.

5	Restrictions on Dividends and Retirement of Shares

So long as any of the Series AO Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a)

declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series AO Preferred Shares) on the common shares of the Corporation (the “Common Shares”) or any other shares of the Corporation ranking as to dividends junior to the Series AO Preferred Shares;

(b)

except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Series AO Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of the Common Shares or any other shares of the Corporation ranking as to capital junior to the Series AO Preferred Shares;

(c)	redeem or call for redemption, purchase or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series AO Preferred Shares then outstanding; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire for value or make any return of capital in respect of any other shares of the Corporation, ranking as to dividends or capital on a parity with the Series AO Preferred Shares;

unless, in each such case, all Accrued and Unpaid Dividends on the Series AO Preferred Shares up to and including the Series AO Dividend payable for the last completed Dividend Period have been declared and paid or moneys set apart for payment.

Notwithstanding the provisions of Section 11 hereof, any approval required to be given pursuant to this Section 5 shall be required to be given only by the affirmative vote of the holders of the majority of the Series AO Preferred Shares present or represented at a meeting, or adjourned meeting, of the holders of Series AO Preferred Shares dully called for the purpose and at which a quorum is present.

6	Purchase for Cancellation

Subject to applicable law and to the provisions described in Section 5 above, the Corporation may at any time purchase for cancellation all or any number of the Series AO Preferred Shares outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors of the Corporation such shares are obtainable in the open market (including purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by tender available to all Holders or by private agreement or otherwise.

7	Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series AO Preferred Shares, the Holders shall be entitled to payment of an amount equal to $25.00 per Series AO Preferred Share, plus an amount equal to all Accrued and Unpaid Dividends on the Series AO Preferred Shares up to, but excluding, the date of payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation distributed to the holders of the Common Shares or any other shares ranking junior as to capital to the Series AO Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

8	Voting Rights

The Holders will not be entitled (except as otherwise provided by law and except for meetings of the holders of First Preferred Shares as a class and meetings of the Holders as a series) to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight (8) quarterly Series AO Dividends whether or not consecutive and whether or not such dividends were declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of and to attend each meeting of shareholders of the Corporation which takes place more than sixty (60) days after the date on which such failure first occurred, other than meetings at which only holders of another specified class or series are entitled to vote, and such Holders shall have the right, at any such meeting, to one (1) vote in respect of each Series AO Preferred Share held by such Holder. No other voting rights shall attach to the Series AO Preferred Shares in any circumstances. Upon payment of the entire amount of all Series AO Dividends in arrears, the voting rights of the Holders shall forthwith cease, unless and until the same default shall again arise under the provisions of this Section 8.

9	Issue of Additional Series of First Preferred Shares

The Corporation may issue other series of First Preferred Shares ranking on a parity with the Series AO Preferred Shares without the authorization of the holders of the Series AO Preferred Shares.

10	Modifications

These Series AO Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 11.

11	Approval of Holders

11.1	Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders as a series may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the Holders who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of at least 10% of the outstanding Series AO Preferred Shares are present in person or represented by proxy. If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than ten (10) days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holder(s) of Series AO Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders represented in person or by proxy shall form the necessary quorum. At any meeting of Holders as a series, each Holder shall be entitled to one (1) vote in respect of each Series AO Preferred Share held by such Holder.

Holders of the Series AO Preferred Shares will not be entitled to vote separately as a class or series on a proposal to amend the articles of the Corporation to (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Series AO Preferred Shares or (b) create a new class or series of shares equal or superior to the Series AO Preferred Shares.

11.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the bylaws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders, each Holder entitled to vote thereat shall have one (1) vote in respect of each Series AO Preferred Share held by such Holder.

12	Tax Election

The Corporation will elect, in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate Holders will not be required to pay tax on dividends received on the Series AO Preferred Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

13	Communications with Holders

Except as specifically provided elsewhere in these Series AO Preferred Share provisions, any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, or courier to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of the Holder whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any of such Holders not so appearing, then to the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such Holder until the Holder informs the Corporation in writing of such Holder’s new address.

If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by Electronic Delivery or by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in Montreal and Toronto and such notice shall be deemed to have been given on the date on which such Electronic Delivery was given or on the date on which the first publication has taken place; and

(b)

fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Montreal, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofor delivered to such Holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate, or in the event of the address of any such Holder not appearing on the securities register of the Corporation, then at the last address of such Holder known to the Corporation.

14	Interpretation of Terms

In these Series AO Preferred Share provisions:

(a)

in the event that any date on which any Series AO Dividend is payable by the Corporation, or any date that is a Series AO Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on or by the next succeeding day that is a Business Day;

(b)

in the event of the non-receipt of a cheque by a Holder entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(c)

the Corporation will be entitled to deduct or withhold from any amount payable to a Holder under these Series AO Preferred Share provisions any amount required by law to be deducted or withheld from that payment and any reference herein to the Corporation deducting tax and remitting to a taxing authority shall be interpreted to include deducting any such amount required by law to be deducted or withheld and remitted to the applicable authorities;

(d)

reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(e)	if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non- Canadian currency into Canadian dollars; and

(f)	all references herein to a Holder shall be interpreted as referring to a registered Holder.

15	Book-Entry Only System

15.1	Transfers etc. Through Participants

If the Series AO Preferred Shares are held through the Book-Entry Only System, then the beneficial owner thereof shall provide instructions with respect to Series AO Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series AO Preferred Shares or otherwise through the Depository’s systems and registrations of ownership, transfers, purchases, surrenders, conversions and exchanges of Series AO Preferred Shares will be made only through the Book-Entry Only System. Beneficial owners of Series AO Preferred Shares will not have the right to receive share certificates representing their ownership of the Series AO Preferred Shares.

15.2	Depository is Registered Holder

For the purposes of these Series AO Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series AO Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series AO Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series AO Preferred Shares, including payments of Series AO Dividends, the Redemption Price or Accrued and Unpaid Dividends on the Series AO Preferred Shares, and the delivery of Series AP Preferred Shares and certificates for those shares on the conversion into Series AP Preferred Shares.

BCE Inc. (the “Corporation”)

Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Redeemable First Preferred Shares, Series AP

The Series AP Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attaching to the first preferred shares of the Corporation (the “First Preferred Shares”) as a class, have the following rights, privileges, restrictions and conditions:

1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Accrued and Unpaid Dividends” means the aggregate of: (i) all unpaid Series AP Dividends for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series AP Dividends had been accruing on a day to day basis from and including the most recent Quarterly Period Commencement Date up to, but excluding, the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.09%.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page) for purposes of displaying Government of Canada Yields.

“Book-Entry Only System” means the record book-entry only securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or statutory holiday, when banks are generally open in both of the Cities of Montreal, Québec, and Toronto, Ontario, for the transaction of banking business.

“Common Shares” has the meaning attributed to it in Section 5(a).

“Conversion Privilege” has the meaning attributed to it in Section 4.1(a).

“Corporation” has the meaning attributed to it in the heading to these Series AP Preferred Shares provisions.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

“Dividend Payment Date” has the meaning attributed to it in Section 2.1.

“Election Notice” has the meaning attributed to it in Section 4.3.

“Electronic Delivery” means the delivery by facsimile, electronic mail, the Internet or other electronic means.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series AP Preferred Shares provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.09% calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365.

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Holders” has the meaning attributed to it in Section 2.1.

“Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series AP Preferred Shares or Series AO Preferred Shares, as the case may be, would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Quarterly Amount” has the meaning attributed to it in Section 2.1.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period from and including March 31, 2017 up to, but excluding, June 30, 2017, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period up to, but excluding, the next succeeding Quarterly Period Commencement Date.

“Quarterly Period Commencement Date” means the last calendar day of each of March, June, September and December in each year.

“Redemption Price” has the meaning attributed to it in Section 3.1.

“Series AO Preferred Shares” has the meaning attributed to it in Section 4.1.

“Series AP Conversion Date” has the meaning attributed to it in Section 3.1.

“Series AP Dividends” has the meaning attributed to it in Section 2.1.

“Series AP Preferred Shares” means the Cumulative Redeemable First Preferred Shares, Series AP of the Corporation.

“Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including March 31, 2017 up to, but excluding, March 31, 2022 and for each succeeding Subsequent Fixed Rate Period, the period from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period up to, but excluding, March 31 in the fifth year thereafter.

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CST Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series AP Preferred Shares.

2	Dividends

2.1	Payment of Dividends

Holders of Series AP Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, floating rate, cumulative, preferential cash dividends (the “Series AP Dividends”) payable quarterly on the last day of March, June, September and December (each, a “Dividend Payment Date”), in the amount per share (rounded to the nearest one-thousandth (1/1000) of one cent) determined by multiplying the applicable Floating Quarterly Dividend Rate for the applicable Quarterly Floating Rate Period by $25.00 (a “Quarterly Amount”), by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

The Corporation will calculate, on each Floating Rate Calculation Date, the Floating Quarterly Dividend Rate for the applicable Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, send written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders.

2.2	Method of Payment

The Corporation shall pay Series AP Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Series AP Dividends shall, subject to the provisions of Section 15, be made on surrender of the certificate, if any, representing the Series AP Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each Holder (in the manner provided for in Section 13) a cheque for such Series AP Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.3	Cumulative Payment of Dividends

If on any Dividend Payment Date, the Series AP Dividends accrued to such date are not paid in full on all of the Series AP Preferred Shares then outstanding, such Series AP Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable to the payment of such Series AP Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Series AP Dividends.

2.4	Dividend for Other than a Full Quarterly Floating Rate Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, Series AP Dividends for any period which is less than a full Quarterly Floating Rate Period in an amount per share with respect to any Series AP Preferred Share equal to the amount obtained (rounded to five decimal places) when the applicable Quarterly Amount is multiplied by a fraction of which the numerator is the number of days in such Quarterly Floating Rate Period that such share has been outstanding (excluding the date of payment or redemption or the effective date for the distribution of assets in connection with the liquidation, dissolution or winding up of the Corporation) and the denominator is the total number of days in such Quarterly Floating Rate Period.

3	Redemption

3.1	Redemption

The Corporation may not redeem any of the Series AP Preferred Shares on or prior to March 31, 2017. The Corporation may, subject to the terms of any shares ranking prior to the Series AP Preferred Shares, to applicable law and to the provisions described in Section 5 below, upon giving notice as hereinafter provided, at its option and without the consent of the Holders, redeem all, or from time to time any part, of the then outstanding Series AP Preferred Shares by the payment of an amount in cash for each such Series AP Preferred Share so redeemed equal to:

(a)	$25.00, in the case of redemptions on March 31, 2022 and on March 31 every five years thereafter (each, a “Series AP Conversion Date”); or

(b)	$25.50 in the case of redemptions on any date after March 31, 2017 which is not a Series AP Conversion Date;

in each case together with all Accrued and Unpaid Dividends on the Series AP Preferred Shares up to, but excluding, the date fixed for redemption (the “Redemption Price”) (less any tax required to be deducted and withheld by the Corporation).

3.2	Partial Redemption

If less than all of the then outstanding Series AP Preferred Shares are at any time to be redeemed, then the particular Series AP Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series AP Preferred Shares are at such time listed on a stock exchange, with the consent of the applicable stock exchange, in such other manner as the directors of the Corporation in their sole discretion may, by resolution, determine.

3.3	Method of Redemption

The Corporation shall give notice in writing not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of any Series AP Preferred Shares, that it is redeeming Series AP Preferred Shares pursuant to Section 3.1 hereof, to each person who at the date of giving such notice is the Holder of Series AP Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent to each Holder of Series AP Preferred Shares to be redeemed in the manner provided for in Section 13. Such notice shall set out the number of such Series AP Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the applicable Holders the Redemption Price (less any tax required to be deducted and withheld by the Corporation) on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series AP Preferred Shares so called for redemption, if any, subject to the provisions of Section 15. Such payment shall be made by electronic funds transfer or by cheque in the amount of the

Redemption Price (less any tax required to be deducted and withheld by the Corporation) payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means that the Corporation deems desirable and the making of such payment or the delivery of such cheque in such amount shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series AP Preferred Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation and remitted to the proper taxing authority); unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series AP Preferred Shares called for redemption shall cease to be entitled to receive Series AP Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor (less any tax required to be deducted and withheld by the Corporation), unless payment of the Redemption Price shall not be duly made by or on behalf of the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series AP Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, if any, subject to the provisions of Section 15. Upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to the applicable Series AP Preferred Shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4	Conversion of Series AP Preferred Shares

4.1	Conversion at the Option of the Holder

(a)

Subject to applicable law and the terms and provisions hereof, each Holder will have the right, at its option, on each Series AP Conversion Date, to convert all, or any part of, the then outstanding Series AP Preferred Shares registered in the name of the Holder into Cumulative Redeemable First Preferred Shares, Series AO of the Corporation (the “Series AO Preferred Shares”) on the basis of one (1) Series AO Preferred Share for each Series AP Preferred Share converted. The Corporation shall provide written notice not less than thirty (30) and not more than sixty (60) days prior to the applicable Series AP Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series AP Conversion Date, and (ii)

include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 4.3. On the 30th day prior to each Series AP Conversion Date, the Corporation will send to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series AP Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series AO Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.

(b)

If the Corporation gives notice to the Holders as provided in Section 3 of the redemption of all the Series AP Preferred Shares, the Corporation will not be required to give notice to the Holders as provided in this Section 4.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder to convert Series AP Preferred Shares as herein provided shall cease and terminate in that event.

(c)

Holders shall not be entitled to convert their Series AP Preferred Shares into Series AO Preferred Shares on a Series AP Conversion Date if the Corporation determines that there would remain outstanding on the Series AP Conversion Date less than 1,000,000 Series AO Preferred Shares after taking into account all Series AP Preferred Shares tendered for conversion into Series AO Preferred Shares and all Series AO Preferred Shares tendered for conversion into Series AP Preferred Shares. The Corporation shall give written notice thereof to all affected Holders prior to the applicable Series AP Conversion Date and, subject to the provisions of Section 15, shall issue and deliver, or cause to be delivered, prior to such Series AP Conversion Date, at the expense of the Corporation, to the Holders who have surrendered for conversion any certificate or certificates representing Series AP Preferred Shares, new certificates representing the Series AP Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series AP Conversion Date less than 1,000,000 Series AP Preferred Shares after taking into account all Series AP Preferred Shares tendered for conversion into Series AO Preferred Shares and all Series AO Preferred Shares tendered for conversion into Series AP Preferred Shares, then, all, but not part, of the remaining outstanding Series AP Preferred Shares shall automatically be converted into Series AO Preferred Shares on the basis of one (1) Series AO Preferred Share for each Series AP Preferred Share on the applicable Series AP Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series AP Preferred Shares prior to the Series AP Conversion Date.

4.3	Manner of Conversion

(a)

Subject to the provisions of Section 15, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series AP Conversion Date but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the applicable Series AP Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (2) the certificate or certificates, if any, representing the Series AP Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series AP Preferred Shares represented by such certificate or certificates and that have not been called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate, representing the Series AP Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.

(b)

If the Corporation does not receive an Election Notice from a Holder during the notice period therefor, then the Series AP Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 4.2).

(c)

In the event the Corporation is required to convert all remaining outstanding Series AP Preferred Shares into Series AO Preferred Shares on the applicable Series AP Conversion Date as provided for in Section 4.2, the Series AP Preferred Shares in respect of which the Holders have not previously elected to convert shall be converted on the Series AP Conversion Date into Series AO Preferred Shares and the Holders thereof shall be deemed to be holders of Series AO Preferred Shares at 5:00 p.m. (Montreal time) on the Series AP Conversion Date and shall be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates, if any, representing Series AP Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series AO Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 4.3 and Section 15.

(d)

Subject to the provisions of Section 15, as promptly as practicable after the Series AP Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series AP Preferred Shares so surrendered in accordance with this Section 4, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series AO Preferred Shares and the number of remaining Series AP Preferred Shares, if any, to which such Holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Montreal time) on the Series AP Conversion Date, so that the rights of the Holder of such Series AP Preferred Shares as the Holder thereof shall cease at such time and the person or persons entitled to receive the Series AO Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series AO Preferred Shares at such time.

(e)

The Holder of any Series AP Preferred Share on the record date for any Series AP Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series AO Preferred Share after such record date and on or before the date of the payment of such dividend.

(f)

Subject to the provisions of Section 15, the issuance of certificates for the Series AO Preferred Shares upon the conversion of Series AP Preferred Shares shall be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series AO Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series AO Preferred Shares are issued in respect of the issuance of such Series AO Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the Holder or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Right Not to Deliver Series AO Preferred Shares

On the exercise of the Conversion Privilege by a Holder or an automatic conversion pursuant to Section 4.2, the Corporation reserves the right not to deliver Series AO Preferred Shares to any Ineligible Person.

4.5	Status of Converted Series AP Preferred Shares

All Series AP Preferred Shares converted into Series AO Preferred Shares on a Series AP Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series AP Conversion Date.

5	Restrictions on Dividends and Retirement of Shares

So long as any of the Series AP Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a)

declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series AP Preferred Shares) on common shares of the Corporation (the “Common Shares”) or any other shares of the Corporation ranking as to dividends junior to the Series AP Preferred Shares;

(b)

except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Series AP Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of the Common Shares or any other shares of the Corporation ranking as to capital junior to the Series AP Preferred Shares;

(c)	redeem or call for redemption, purchase or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series AP Preferred Shares then outstanding; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire for value or make any return of capital in respect of any other shares of the Corporation, ranking as to dividends or capital on a parity with the Series AP Preferred Shares;

unless, in each such case, all Accrued and Unpaid Dividends on the Series AP Preferred Shares up to and including the Series AP Dividend payable for the last completed Quarterly Floating Rate Period have been declared and paid or moneys set apart for payment.

Notwithstanding the provisions of Section 11.2 hereof, any approval required to be given pursuant to this Section 5 shall be required to be given only by the affirmative vote of the holders of the majority of the Series AP Preferred Shares present or represented at a meeting, or adjourned meeting, of the holders of Series AP Preferred Shares dully called for the purpose and at which a quorum is present.

6	Purchase for Cancellation

Subject to applicable law and to the provisions described in Section 5 above, the Corporation may at any time purchase for cancellation all or any number of the Series AP Preferred Shares outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors of the Corporation such shares are obtainable in the open market (including purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by tender available to all Holders or by private agreement or otherwise.

7	Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series AP Preferred Shares, the Holders shall be entitled to payment of an amount equal to $25.00 per Series AP Preferred Share, plus an amount equal to all Accrued and Unpaid Dividends on the Series AP Preferred Shares up to, but excluding, the date of payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation distributed to the holders of the Common Shares or any other shares ranking junior as to capital to the Series AP Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

8	Voting Rights

The Holders will not be entitled (except as otherwise provided by law and except for meetings of the holders of First Preferred Shares as a class and meetings of the Holders as a series) to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight (8) quarterly Series AP Dividends whether or not consecutive and whether or not such dividends were declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of and to attend each meeting of shareholders of the Corporation which takes place more than sixty (60) days after the date on which such failure first occurred, other than meetings at which only holders of another specified class or series are entitled to vote, and such Holders shall have the right, at any such meeting, to one (1) vote in respect of each Series AP Preferred Share held by such Holder. No other voting rights shall attach to the Series AP Preferred Shares in any circumstances. Upon payment of the entire amount of all Series AP Dividends in arrears, the voting rights of the Holders shall forthwith cease, unless and until the same default shall again arise under the provisions of this Section 8.

9	Issue of Additional Series of First Preferred Shares

The Corporation may issue other series of First Preferred Shares ranking on a parity with the Series AP Preferred Shares without the authorization of the holders of the Series AP Preferred Shares.

10	Modifications

These Series AP Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 11.

11	Approval of Holders

11.1	Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders as a series may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the Holders who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of at least 10% of the outstanding Series AP Preferred Shares are present in person or represented by proxy. If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than ten (10) days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holder(s) of Series AP Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders represented in person or by proxy shall form the necessary quorum. At any meeting of Holders as a series, each Holder shall be entitled to one (1) vote in respect of each Series AP Preferred Share held by such Holder.

Holders of the Series AP Preferred Shares will not be entitled to vote separately as a class or series on a proposal to amend the articles of the Corporation to (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Series AP Preferred Shares or (b) create a new class or series of shares equal or superior to the Series AP Preferred Shares.

11.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders, each Holder entitled to vote thereat shall have one (1) vote in respect of each Series AP Preferred Share held by such Holder.

12	Tax Election

The Corporation will elect, in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate Holders will not be required to pay tax on dividends received on the Series AP Preferred Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

13	Communications with Holders

Except as specifically provided elsewhere in these Series AP Preferred Share provisions, any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, or courier to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of the Holder whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any of such Holders not so appearing, then to the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such Holder until the Holder informs the Corporation in writing of such Holder’s new address.

If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by Electronic Delivery or by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in Montreal and Toronto and such notice shall be deemed to have been given on the date on which such Electronic Delivery was given or on the date on which the first publication has taken place; and

(b)

fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Montreal, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofor delivered to such Holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate, or in the event of the address of any such Holder not appearing on the securities register of the Corporation, then at the last address of such Holder known to the Corporation.

14	Interpretation of Terms

In these Series AP Preferred Share provisions:

(a)

in the event that any date on which any Series AP Dividend is payable by the Corporation, or any date that is a Series AP Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on or by the next succeeding day that is a Business Day;

(b)

in the event of the non-receipt of a cheque by a Holder entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(c)

the Corporation will be entitled to deduct or withhold from any amount payable to a Holder under these Series AP Preferred Share provisions any amount required by law to be deducted or withheld from that payment and any reference herein to the Corporation deducting tax and remitting to a taxing authority shall be interpreted to include deducting any such amount required by law to be deducted or withheld and remitted to the applicable authorities;

(d)

reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(e)	if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non- Canadian currency into Canadian dollars; and

(f)	all references herein to a Holder shall be interpreted as referring to a registered Holder.

15	Book-Entry Only System

15.1	Transfers etc. Through Participants

If the Series AP Preferred Shares are held through the Book-Entry Only System then the beneficial owner thereof shall provide instructions with respect to Series AP Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series AP Preferred Shares or otherwise through the Depository’s systems and registrations of ownership, transfers, purchases, surrenders, conversions and exchanges of Series AP Preferred Shares will be made only through the Book-Entry Only System. Beneficial owners of Series AP Preferred Shares will not have the right to receive share certificates representing their ownership of the Series AP Preferred Shares.

15.2	Depository is Registered Holder

For the purposes of these Series AP Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series AP Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series AP Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series AP Preferred Shares, including payments of Series AP Dividends, the Redemption Price or Accrued and Unpaid Dividends on the Series AP Preferred Shares, and the delivery of Series AO Preferred Shares and certificates for those shares on the conversion into Series AO Preferred Shares.

SCHEDULE E

TERMS OF OFFEROR SERIES AQ PREFERRED SHARES

BCE Inc. (the “Corporation”)

Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching

to the Cumulative Redeemable First Preferred Shares, Series AQ

The Series AQ Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attaching to the first preferred shares of the Corporation (the “First Preferred Shares”) as a class, have the following rights, privileges, restrictions and conditions:

1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Accrued and Unpaid Dividends” means the aggregate of: (i) all unpaid Series AQ Dividends for any completed Dividend Period; and (ii) a cash amount calculated as though Series AQ Dividends had been accruing on a day to day basis from and including the most recent Quarterly Period Commencement Date up to, but excluding, the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.64%.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page) for purposes of displaying Government of Canada Yields.

“Book-Entry Only System” means the record book-entry only securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or statutory holiday, when banks are generally open in both of the Cities of Montreal, Québec, and Toronto, Ontario, for the transaction of banking business.

“Common Shares” has the meaning attributed to it in Section 5(a).

“Conversion Privilege” has the meaning attributed to it in Section 4.1(a).

“Corporation” has the meaning attributed to it in the heading to these Series AQ Preferred Shares provisions.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

“Dividend Commencement Date” means (a) if the Issue Date occurs on or before the Prefco Preferred Share Record Date during a quarterly dividend period for the Prefco Preferred Shares, the Quarterly Period Commencement Date immediately preceding the Issue Date, or (b) if the Issue Date occurs after the Prefco Preferred Share Record Date for such quarterly dividend period for the Prefco Preferred Shares, the next Quarterly Period Commencement Date after the Issue Date.

“Dividend Payment Date” has the meaning attributed to it in Section 2.1.

“Dividend Period” means the period from and including the Dividend Commencement Date up to, but excluding, the next succeeding Quarterly Period Commencement Date and, thereafter, each period from and including the last calendar day of December, March, June and September in each year, up to but excluding the next succeeding Quarterly Period Commencement Date.

“Election Notice” has the meaning attributed to it in Section 4.3.

“Electronic Delivery” means the delivery by facsimile, electronic mail, the Internet or other electronic means.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series AQ Preferred Shares provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.64% calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365.

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Holders” has the meaning attributed to it in Section 2.1.

“Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series AQ Preferred Shares or Series AR Preferred Shares, as the case may be, would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

“Initial Fixed Dividend Rate” means 4.25% per annum.

“Initial Fixed Rate Period” means the period from and including the Dividend Commencement Date up to, but excluding, September 30, 2018.

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Issue Date” means the date on which the Series AQ Preferred Shares are first issued.

“Prefco” means Bell Aliant Preferred Equity Inc.

“Prefco Preferred Share Record Date” means the record date for the purpose of determining Prefco Preferred Shareholders entitled to receive payment of any cash dividend payable to Prefco Preferred Shareholders in respect of any quarterly dividend period for the Prefco Preferred Shares, in accordance with the articles of Prefco.

“Prefco Preferred Shareholders” means holders of the Prefco Preferred Shares.

“Prefco Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series E of Prefco.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period from and including September 30, 2018 up to, but excluding, December 31, 2018, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period up to, but excluding, the next succeeding Quarterly Period Commencement Date.

“Quarterly Period Commencement Date” means the last calendar day of each of March, June, September and December in each year.

“Redemption Price” has the meaning attributed to it in Section 3.1.

“Series AQ Conversion Date” has the meaning attributed to it in Section 3.1.

“Series AQ Dividends” has the meaning attributed to it in Section 2.1.

“Series AQ Preferred Shares” means the Cumulative Redeemable First Preferred Shares, Series AQ of the Corporation.

“Series AR Preferred Shares” has the meaning attributed to it in Section 4.1.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period from and including September 30, 2018 up to, but excluding, September 30, 2023 and for each succeeding Subsequent Fixed Rate Period, the period from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period up to, but excluding, September 30 in the fifth year thereafter.

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CST Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series AQ Preferred Shares.

2	Dividends

2.1	Payment of Dividends

Holders of Series AQ Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Series AQ Dividends”) payable quarterly on the last day of March, June, September and December commencing on the first such day after the Dividend Commencement Date (each, a “Dividend Payment Date”) at the rates herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

(a)

During the Initial Fixed Rate Period, the Series AQ Dividends payable on the Series AQ Preferred Shares will be in an annual amount per share equal to the Initial Fixed Dividend Rate multiplied by $25.00, and shall be payable in equal quarterly amounts on each Dividend Payment Date. On each Dividend Payment Date during the Initial Fixed Rate Period, the Series AQ Dividend will be $0.265625 per share.

(b)

During each Subsequent Fixed Rate Period, Series AQ Dividends payable on the Series AQ Preferred Shares will be in an annual amount per share (rounded to the nearest one-thousandth (1/1000) of one cent) determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable in equal quarterly amounts on each Dividend Payment Date in each year during such Subsequent Fixed Rate Period.

(c)

The Corporation will calculate, on each Fixed Rate Calculation Date, the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, send written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders.

2.2	Method of Payment

The Corporation shall pay Series AQ Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Series AQ Dividends shall, subject to the provisions of Section 15, be made on surrender of the certificate, if any, representing the Series AQ Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each Holder (in the manner provided for in Section 13) a cheque for such Series AQ Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.3	Cumulative Payment of Dividends

If on any Dividend Payment Date, the Series AQ Dividends accrued to such date are not paid in full on all of the Series AQ Preferred Shares then outstanding, such Series AQ Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable to the payment of such Series AQ Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Series AQ Dividends.

2.4	Dividend for Other than a Full Dividend Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, in respect of any period that is more or less than a full Dividend Period, a dividend in an amount per Series AQ Preferred Share equal to the amount obtained (rounded to five decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days in the relevant period (which shall include the first and exclude the last day of such period) and the denominator of which is the number of calendar days in the year in which such period falls.

3	Redemption

3.1	Redemption

The Corporation may not redeem any of the Series AQ Preferred Shares prior to September 30, 2018. On September 30, 2018 and on September 30 every five years thereafter (each, a “Series AQ Conversion Date”), the Corporation may, subject to the terms of any shares ranking prior to the Series AQ Preferred Shares, to applicable law and to the provisions described in Section 5 below, upon giving notice as hereinafter provided, at its option and without the consent of the Holders, redeem all, or from time to time any part, of the then outstanding Series AQ Preferred Shares by the payment of an amount in cash for each such Series AQ Preferred Share so redeemed equal to $25.00, together with all Accrued and Unpaid Dividends on the Series AQ Preferred Shares up to, but excluding, the date fixed for redemption (the “Redemption Price”) (less any tax required to be deducted and withheld by the Corporation).

3.2	Partial Redemption

If less than all of the then outstanding Series AQ Preferred Shares are at any time to be redeemed, then the particular Series AQ Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series AQ Preferred Shares are at such time listed on a stock exchange, with the consent of the applicable stock exchange, in such other manner as the directors of the Corporation in their sole discretion may, by resolution, determine.

3.3	Method of Redemption

The Corporation shall give notice in writing, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of any Series AQ Preferred Shares, that it is redeeming Series AQ Preferred Shares pursuant to Section 3.1 hereof to each person who at the date of giving such notice is the Holder of Series AQ Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent to each Holder of Series AQ Preferred Shares to be redeemed in the manner provided for in Section 13. Such notice shall set out the number of such Series AQ Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the applicable Holders the Redemption Price (less any tax required to be deducted and withheld by the Corporation) on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series AQ Preferred Shares so called for redemption, if any, subject to the provisions of Section 15. Such payment shall be made by electronic funds transfer or by cheque in the amount of the Redemption Price (less any tax required to be deducted and withheld by the Corporation) payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means that the Corporation deems desirable and the making of such payment or the delivery of such cheque in such amount shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series AQ Preferred Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation and remitted to the proper taxing authority), unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series AQ Preferred Shares called for redemption shall cease to be entitled to receive Series AQ Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor (less any tax required to be deducted and withheld by the Corporation), unless payment of the Redemption Price shall not be duly made by or on behalf of the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series AQ Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, if any, subject to the provisions of Section 15. Upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to the applicable Series AQ Preferred Shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4	Conversion of Series AQ Preferred Shares

4.1	Conversion at the Option of the Holder

(a)

Subject to applicable law and the terms and provisions hereof, each Holder will have the right, at its option, on each Series AQ Conversion Date, to convert all, or any part of, the then outstanding Series AQ Preferred Shares registered in the name of the Holder into Cumulative Redeemable First Preferred Shares, Series AR of the Corporation (the “Series AR Preferred Shares”) on the basis of one (1) Series AR Preferred Share for each Series AQ Preferred Share converted. The Corporation shall provide written notice not less than thirty (30) and not more than sixty (60) days prior to the applicable Series AQ Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series AQ Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 4.3. On the 30th day prior to each Series AQ Conversion Date, the Corporation will send to the Holders written notice of the Annual Fixed Dividend Rate applicable to the Series AQ Preferred Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate applicable to the Series AR Preferred Shares for the next succeeding Quarterly Floating Rate Period, in each case as determined by the Corporation.

(b)

If the Corporation gives notice to the Holders, as provided in Section 3, of the redemption of all the Series AQ Preferred Shares, the Corporation will not be required to give notice to the Holders, as provided in this Section 4.1, of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder to convert Series AQ Preferred Shares as herein provided shall cease and terminate in that event.

(c)

Holders shall not be entitled to convert their Series AQ Preferred Shares into Series AR Preferred Shares on a Series AQ Conversion Date if the Corporation determines that there would remain outstanding on the Series AQ Conversion Date less than 1,000,000 Series AR Preferred Shares after taking into account all Series AQ Preferred Shares tendered for conversion into Series AR Preferred Shares and all Series AR Preferred Shares tendered for conversion into Series AQ Preferred Shares. The Corporation shall give written notice thereof to all affected Holders prior to the applicable Series AQ Conversion Date and, subject to the provisions of Section 15, shall issue and deliver, or cause to be delivered, prior to such Series AQ Conversion Date, at the expense of the Corporation, to the Holders who have surrendered for conversion any certificate or certificates representing Series AQ Preferred Shares, new certificates representing the Series AQ Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series AQ Conversion Date less than 1,000,000 Series AQ Preferred Shares after taking into account all Series AQ Preferred Shares tendered for conversion into Series AR Preferred Shares and all Series AR Preferred Shares tendered for conversion into Series AQ Preferred Shares, then, all, but not part, of the remaining outstanding Series AQ Preferred Shares shall automatically be converted into Series AR Preferred Shares on the basis of one (1) Series AR Preferred Share for each Series AQ Preferred Share on the applicable Series AQ Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series AQ Preferred Shares prior to the Series AQ Conversion Date.

4.3	Manner of Conversion

(a)

Subject to the provisions of Section 15, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series AQ Conversion Date but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the applicable Series AQ Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by: (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (2) the certificate or certificates, if any, representing the Series AQ Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series AQ Preferred Shares represented by such certificate or certificates and that have not been called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate, representing the Series AQ Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.

(b)

If the Corporation does not receive an Election Notice from a Holder during the notice period therefor, then the Series AQ Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 4.2).

(c)

In the event the Corporation is required to convert all remaining outstanding Series AQ Preferred Shares into Series AR Preferred Shares on the applicable Series AQ Conversion Date as provided for in Section 4.2, the Series AQ Preferred Shares in respect of which the Holders have not previously elected to convert shall be converted on the Series AQ Conversion Date into Series AR Preferred Shares and the Holders thereof shall be deemed to be holders of Series AR Preferred Shares at 5:00 p.m. (Montreal time) on the Series AQ Conversion Date and shall be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates, if any, representing Series AQ Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series AR Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 4.3 and Section 15.

(d)

Subject to the provisions of Section 15, as promptly as practicable after the Series AQ Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series AQ Preferred Shares so surrendered in accordance with this Section 4, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully paid and non-assessable Series AR Preferred Shares and the number of remaining Series AQ Preferred Shares, if any, to which such Holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Montreal time) on the Series AQ Conversion Date, so that the rights of the Holder of such Series AQ Preferred Shares as the Holder thereof shall cease at such time and the person or persons entitled to receive the Series AR Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series AR Preferred Shares at such time.

(e)

The Holder of any Series AQ Preferred Share on the record date for any Series AQ Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series AR Preferred Share after such record date and on or before the date of the payment of such dividend.

(f)

Subject to the provisions of Section 15, the issuance of certificates for the Series AR Preferred Shares upon the conversion of Series AQ Preferred Shares shall be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series AR Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series AR Preferred Shares are issued in respect of the issuance of such Series AR Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the Holder or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Right Not to Deliver Series AR Preferred Shares

On the exercise of the Conversion Privilege by a Holder or an automatic conversion pursuant to Section 4.2, the Corporation reserves the right not to deliver Series AR Preferred Shares to any Ineligible Person.

4.5	Status of Converted Series AQ Preferred Shares

All Series AQ Preferred Shares converted into Series AR Preferred Shares on a Series AQ Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series AQ Conversion Date.

5	Restrictions on Dividends and Retirement of Shares

So long as any of the Series AQ Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a)

declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series AQ Preferred Shares) on the common shares of the Corporation (the “Common Shares”) or any other shares of the Corporation ranking as to dividends junior to the Series AQ Preferred Shares;

(b)

except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Series AQ Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of the Common Shares or any other shares of the Corporation ranking as to capital junior to the Series AQ Preferred Shares;

(c)	redeem or call for redemption, purchase or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series AQ Preferred Shares then outstanding; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire for value or make any return of capital in respect of any other shares of the Corporation, ranking as to dividends or capital on a parity with the Series AQ Preferred Shares;

unless, in each such case, all Accrued and Unpaid Dividends on the Series AQ Preferred Shares up to and including the Series AQ Dividend payable for the last completed Dividend Period have been declared and paid or moneys set apart for payment.

Notwithstanding the provisions of Section 11 hereof, any approval required to be given pursuant to this Section 5 shall be required to be given only by the affirmative vote of the holders of the majority of the Series AQ Preferred Shares present or represented at a meeting, or adjourned meeting, of the holders of Series AQ Preferred Shares dully called for the purpose and at which a quorum is present.

6	Purchase for Cancellation

Subject to applicable law and to the provisions described in Section 5 above, the Corporation may at any time purchase for cancellation all or any number of the Series AQ Preferred Shares outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors of the Corporation such shares are obtainable in the open market (including purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by tender available to all Holders or by private agreement or otherwise.

7	Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series AQ Preferred Shares, the Holders shall be entitled to payment of an amount equal to $25.00 per Series AQ Preferred Share, plus an amount equal to all Accrued and Unpaid Dividends on the Series AQ Preferred Shares up to, but excluding, the date of payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation distributed to the holders of the Common Shares or any other shares ranking junior as to capital to the Series AQ Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

8	Voting Rights

The Holders will not be entitled (except as otherwise provided by law and except for meetings of the holders of First Preferred Shares as a class and meetings of the Holders as a series) to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight (8) quarterly Series AQ Dividends whether or not consecutive and whether or not such dividends were declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of and to attend each meeting of shareholders of the Corporation which takes place more than sixty (60) days after the date on which such failure first occurred, other than meetings at which only holders of another specified class or series are entitled to vote, and such Holders shall have the right, at any such meeting, to one (1) vote in respect of each Series AQ Preferred Share held by such Holder. No other voting rights shall attach to the Series AQ Preferred Shares in any circumstances. Upon payment of the entire amount of all Series AQ Dividends in arrears, the voting rights of the Holders shall forthwith cease, unless and until the same default shall again arise under the provisions of this Section 8.

9	Issue of Additional Series of First Preferred Shares

The Corporation may issue other series of First Preferred Shares ranking on a parity with the Series AQ Preferred Shares without the authorization of the holders of the Series AQ Preferred Shares.

10	Modifications

These Series AQ Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 11.

11	Approval of Holders

11.1 Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders as a series may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the Holders who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of at least 10% of the outstanding Series AQ Preferred Shares are present in person or represented by proxy. If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than ten (10) days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holder(s) of Series AQ Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders represented in person or by proxy shall form the necessary quorum. At any meeting of Holders as a series, each Holder shall be entitled to one (1) vote in respect of each Series AQ Preferred Share held by such Holder.

Holders of the Series AQ Preferred Shares will not be entitled to vote separately as a class or series on a proposal to amend the articles of the Corporation to (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Series AQ Preferred Shares or (b) create a new class or series of shares equal or superior to the Series AQ Preferred Shares.

11.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the bylaws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders, each Holder entitled to vote thereat shall have one (1) vote in respect of each Series AQ Preferred Share held by such Holder.

12	Tax Election

The Corporation will elect, in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate Holders will not be required to pay tax on dividends received on the Series AQ Preferred Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

13	Communications with Holders

Except as specifically provided elsewhere in these Series AQ Preferred Share provisions, any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, or courier to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of the Holder whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any of such Holders not so appearing, then to the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such Holder until the Holder informs the Corporation in writing of such Holder’s new address.

If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by Electronic Delivery or by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in Montreal and Toronto and such notice shall be deemed to have been given on the date on which such Electronic Delivery was given or on the date on which the first publication has taken place; and

(b)

fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Montreal, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofor delivered to such Holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate, or in the event of the address of any such Holder not appearing on the securities register of the Corporation, then at the last address of such Holder known to the Corporation.

14	Interpretation of Terms

In these Series AQ Preferred Share provisions:

(a)

in the event that any date on which any Series AQ Dividend is payable by the Corporation, or any date that is a Series AQ Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on or by the next succeeding day that is a Business Day;

(b)

in the event of the non-receipt of a cheque by a Holder entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(c)

the Corporation will be entitled to deduct or withhold from any amount payable to a Holder under these Series AQ Preferred Share provisions any amount required by law to be deducted or withheld from that payment and any reference herein to the Corporation deducting tax and remitting to a taxing authority shall be interpreted to include deducting any such amount required by law to be deducted or withheld and remitted to the applicable authorities;

(d)

reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(e)	if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non- Canadian currency into Canadian dollars; and

(f)	all references herein to a Holder shall be interpreted as referring to a registered Holder.

15	Book-Entry Only System

15.1	Transfers etc. Through Participants

If the Series AQ Preferred Shares are held through the Book-Entry Only System, then the beneficial owner thereof shall provide instructions with respect to Series AQ Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series AQ Preferred Shares or otherwise through the Depository’s systems and registrations of ownership, transfers, purchases, surrenders, conversions and exchanges of Series AQ Preferred Shares will be made only through the Book-Entry Only System. Beneficial owners of Series AQ Preferred Shares will not have the right to receive share certificates representing their ownership of the Series AQ Preferred Shares.

15.2 Depository is Registered Holder

For the purposes of these Series AQ Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series AQ Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series AQ Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series AQ Preferred Shares, including payments of Series AQ Dividends, the Redemption Price or Accrued and Unpaid Dividends on the Series AQ Preferred Shares, and the delivery of Series AR Preferred Shares and certificates for those shares on the conversion into Series AR Preferred Shares.

BCE Inc. (the “Corporation”)

Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Redeemable First Preferred Shares, Series AR

The Series AR Preferred Shares shall, in addition to the rights, privileges, restrictions and conditions attaching to the first preferred shares of the Corporation (the “First Preferred Shares”) as a class, have the following rights, privileges, restrictions and conditions:

1	Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

“Accrued and Unpaid Dividends” means the aggregate of: (i) all unpaid Series AR Dividends for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series AR Dividends had been accruing on a day to day basis from and including the most recent Quarterly Period Commencement Date up to, but excluding, the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.64%.

“Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page) for purposes of displaying Government of Canada Yields.

“Book-Entry Only System” means the record book-entry only securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sunday or statutory holiday, when banks are generally open in both of the Cities of Montreal, Québec, and Toronto, Ontario, for the transaction of banking business.

“Common Shares” has the meaning attributed to it in Section 5(a).

“Conversion Privilege” has the meaning attributed to it in Section 4.1(a).

“Corporation” has the meaning attributed to it in the heading to these Series AR Preferred Shares provisions.

“Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

“Dividend Payment Date” has the meaning attributed to it in Section 2.1.

“Election Notice” has the meaning attributed to it in Section 4.3.

“Electronic Delivery” means the delivery by facsimile, electronic mail, the Internet or other electronic means.

“First Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series AR Preferred Shares provisions.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.64% calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365.

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

“Holders” has the meaning attributed to it in Section 2.1.

“Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series AR Preferred Shares or Series AQ Preferred Shares, as the case may be, would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

“In priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Quarterly Amount” has the meaning attributed to it in Section 2.1.

“Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period from and including September 30, 2018 up to, but excluding, December 31, 2018, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period up to, but excluding, the next succeeding Quarterly Period Commencement Date.

“Quarterly Period Commencement Date” means the last calendar day of each of March, June, September and December in each year.

“Redemption Price” has the meaning attributed to it in Section 3.1.

“Series AQ Preferred Shares” has the meaning attributed to it in Section 4.1.

“Series AR Conversion Date” has the meaning attributed to it in Section 3.1.

“Series AR Dividends” has the meaning attributed to it in Section 2.1.

“Series AR Preferred Shares” means the Cumulative Redeemable First Preferred Shares, Series AR of the Corporation.

“Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including September 30, 2018 up to, but excluding, September 30, 2023 and for each succeeding Subsequent Fixed Rate Period, the period from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period up to, but excluding, September 30 in the fifth year thereafter.

“Tax Act” means the Income Tax Act (Canada).

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CST Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series AR Preferred Shares.

2	Dividends

2.1	Payment of Dividends

Holders of Series AR Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, floating rate, cumulative, preferential cash dividends (the “Series AR Dividends”) payable quarterly on the last day of March, June, September and December (each, a “Dividend Payment Date”), in the amount per share (rounded to the nearest one-thousandth (1/1000) of one cent) determined by multiplying the applicable Floating Quarterly Dividend Rate for the applicable Quarterly Floating Rate Period by $25.00 (a “Quarterly Amount”), by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable.

The Corporation will calculate, on each Floating Rate Calculation Date, the Floating Quarterly Dividend Rate for the applicable Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, send written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders.

2.2	Method of Payment

The Corporation shall pay Series AR Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Series AR Dividends shall, subject to the provisions of Section 15, be made on surrender of the certificate, if any, representing the Series AR Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each Holder (in the manner provided for in Section 13) a cheque for such Series AR Dividends payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.3	Cumulative Payment of Dividends

If on any Dividend Payment Date, the Series AR Dividends accrued to such date are not paid in full on all of the Series AR Preferred Shares then outstanding, such Series AR Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient moneys properly applicable to the payment of such Series AR Dividends. The Holders shall not be entitled to any dividends other than or in excess of the Series AR Dividends.

2.4	Dividend for Other than a Full Quarterly Floating Rate Period

The Holders shall be entitled to receive, and the Corporation shall pay, if, as and when declared by the directors of the Corporation, out of moneys of the Corporation properly applicable to the payment of dividends, Series AR Dividends for any period which is less than a full Quarterly Floating Rate Period in an amount per share with respect to any Series AR Preferred Share equal to the amount obtained (rounded to five decimal places) when the applicable Quarterly Amount is multiplied by a fraction of which the numerator is the number of days in such Quarterly Floating Rate Period that such share has been outstanding (excluding the date of payment or redemption or the effective date for the distribution of assets in connection with the liquidation, dissolution or winding up of the Corporation) and the denominator is the total number of days in such Quarterly Floating Rate Period.

3	Redemption

3.1	Redemption

The Corporation may not redeem any of the Series AR Preferred Shares on or prior to September 30, 2018. The Corporation may, subject to the terms of any shares ranking prior to the Series AR Preferred Shares, to applicable law and to the provisions described in Section 5 below, upon giving notice as hereinafter provided, at its option and without the consent of the Holders, redeem all, or from time to time any part, of the then outstanding Series AR Preferred Shares by the payment of an amount in cash for each such Series AR Preferred Share so redeemed equal to:

(a)	$25.00, in the case of redemptions on September 30, 2023 and on September 30 every five years thereafter (each, a “Series AR Conversion Date”); or

(b)	$25.50 in the case of redemptions on any date after September 30, 2018 which is not a Series AR Conversion Date;

in each case together with all Accrued and Unpaid Dividends on the Series AR Preferred Shares up to, but excluding, the date fixed for redemption (the “Redemption Price”) (less any tax required to be deducted and withheld by the Corporation).

3.2	Partial Redemption

If less than all of the then outstanding Series AR Preferred Shares are at any time to be redeemed, then the particular Series AR Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series AR Preferred Shares are at such time listed on a stock exchange, with the consent of the applicable stock exchange, in such other manner as the directors of the Corporation in their sole discretion may, by resolution, determine.

3.3	Method of Redemption

The Corporation shall give notice in writing not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption of any Series AR Preferred Shares, that it is redeeming Series AR Preferred Shares pursuant to Section 3.1 hereof, to each person who at the date of giving such notice is the Holder of Series AR Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent to each Holder of Series AR Preferred Shares to be redeemed in the manner provided for in Section 13. Such notice shall set out the number of such Series AR Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the applicable Holders the Redemption Price (less any tax required to be deducted and withheld by the Corporation) on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series AR Preferred Shares so called for redemption, if any, subject to the provisions of Section 15. Such payment shall be made by electronic funds transfer or by cheque in the amount of the

Redemption Price (less any tax required to be deducted and withheld by the Corporation) payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means that the Corporation deems desirable and the making of such payment or the delivery of such cheque in such amount shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series AR Preferred Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation and remitted to the proper taxing authority); unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series AR Preferred Shares called for redemption shall cease to be entitled to receive Series AR Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor (less any tax required to be deducted and withheld by the Corporation), unless payment of the Redemption Price shall not be duly made by or on behalf of the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series AR Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, if any, subject to the provisions of Section 15. Upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to the applicable Series AR Preferred Shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption moneys that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including moneys held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

4	Conversion of Series AR Preferred Shares

4.1	Conversion at the Option of the Holder

(a)

Subject to applicable law and the terms and provisions hereof, each Holder will have the right, at its option, on each Series AR Conversion Date, to convert all, or any part of, the then outstanding Series AR Preferred Shares registered in the name of the Holder into Cumulative Redeemable First Preferred Shares, Series AQ of the Corporation (the “Series AQ Preferred Shares”) on the basis of one (1) Series AQ Preferred Share for each Series AR Preferred Share converted. The Corporation shall provide written notice not less than thirty (30) and not more than sixty (60) days prior to the applicable Series AR Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series AR Conversion Date, and (ii)

include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 4.3. On the 30th day prior to each Series AR Conversion Date, the Corporation will send to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series AR Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series AQ Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.

(b)

If the Corporation gives notice to the Holders as provided in Section 3 of the redemption of all the Series AR Preferred Shares, the Corporation will not be required to give notice to the Holders as provided in this Section 4.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder to convert Series AR Preferred Shares as herein provided shall cease and terminate in that event.

(c)

Holders shall not be entitled to convert their Series AR Preferred Shares into Series AQ Preferred Shares on a Series AR Conversion Date if the Corporation determines that there would remain outstanding on the Series AR Conversion Date less than 1,000,000 Series AQ Preferred Shares after taking into account all Series AR Preferred Shares tendered for conversion into Series AQ Preferred Shares and all Series AQ Preferred Shares tendered for conversion into Series AR Preferred Shares. The Corporation shall give written notice thereof to all affected Holders prior to the applicable Series AR Conversion Date and, subject to the provisions of Section 15, shall issue and deliver, or cause to be delivered, prior to such Series AR Conversion Date, at the expense of the Corporation, to the Holders who have surrendered for conversion any certificate or certificates representing Series AR Preferred Shares, new certificates representing the Series AR Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

4.2	Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series AR Conversion Date less than 1,000,000 Series AR Preferred Shares after taking into account all Series AR Preferred Shares tendered for conversion into Series AQ Preferred Shares and all Series AQ Preferred Shares tendered for conversion into Series AR Preferred Shares, then, all, but not part, of the remaining outstanding Series AR Preferred Shares shall automatically be converted into Series AQ Preferred Shares on the basis of one (1) Series AQ Preferred Share for each Series AR Preferred Share on the applicable Series AR Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series AR Preferred Shares prior to the Series AR Conversion Date.

4.3	Manner of Conversion

(a)

Subject to the provisions of Section 15, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series AR Conversion Date but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the applicable Series AR Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 4.3; and (2) the certificate or certificates, if any, representing the Series AR Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series AR Preferred Shares represented by such certificate or certificates and that have not been called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate, representing the Series AR Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation.

(b)

If the Corporation does not receive an Election Notice from a Holder during the notice period therefor, then the Series AR Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 4.2).

(c)

In the event the Corporation is required to convert all remaining outstanding Series AR Preferred Shares into Series AQ Preferred Shares on the applicable Series AR Conversion Date as provided for in Section 4.2, the Series AR Preferred Shares in respect of which the Holders have not previously elected to convert shall be converted on the Series AR Conversion Date into Series AQ Preferred Shares and the Holders thereof shall be deemed to be holders of Series AQ Preferred Shares at 5:00 p.m. (Montreal time) on the Series AR Conversion Date and shall be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates, if any, representing Series AR Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series AQ Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 4.3 and Section 15.

(d)

Subject to the provisions of Section 15, as promptly as practicable after the Series AR Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series AR Preferred Shares so surrendered in accordance with this Section 4, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series AQ Preferred Shares and the number of remaining Series AR Preferred Shares, if any, to which such Holder is entitled. Such conversion shall be deemed to have been made at 5:00 p.m. (Montreal time) on the Series AR Conversion Date, so that the rights of the Holder of such Series AR Preferred Shares as the Holder thereof shall cease at such time and the person or persons entitled to receive the Series AQ Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series AQ Preferred Shares at such time.

(e)

The Holder of any Series AR Preferred Share on the record date for any Series AR Dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series AQ Preferred Share after such record date and on or before the date of the payment of such dividend.

(f)

Subject to the provisions of Section 15, the issuance of certificates for the Series AQ Preferred Shares upon the conversion of Series AR Preferred Shares shall be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series AQ Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series AQ Preferred Shares are issued in respect of the issuance of such Series AQ Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the Holder or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

4.4	Right Not to Deliver Series AQ Preferred Shares

On the exercise of the Conversion Privilege by a Holder or an automatic conversion pursuant to Section 4.2, the Corporation reserves the right not to deliver Series AQ Preferred Shares to any Ineligible Person.

4.5	Status of Converted Series AR Preferred Shares

All Series AR Preferred Shares converted into Series AQ Preferred Shares on a Series AR Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series AR Conversion Date.

5	Restrictions on Dividends and Retirement of Shares

So long as any of the Series AR Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a)

declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series AR Preferred Shares) on common shares of the Corporation (the “Common Shares”) or any other shares of the Corporation ranking as to dividends junior to the Series AR Preferred Shares;

(b)

except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to capital and dividends junior to the Series AR Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of the Common Shares or any other shares of the Corporation ranking as to capital junior to the Series AR Preferred Shares;

(c)	redeem or call for redemption, purchase or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series AR Preferred Shares then outstanding; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire for value or make any return of capital in respect of any other shares of the Corporation, ranking as to dividends or capital on a parity with the Series AR Preferred Shares;

unless, in each such case, all Accrued and Unpaid Dividends on the Series AR Preferred Shares up to and including the Series AR Dividend payable for the last completed Quarterly Floating Rate Period have been declared and paid or moneys set apart for payment.

Notwithstanding the provisions of Section 11.2 hereof, any approval required to be given pursuant to this Section 5 shall be required to be given only by the affirmative vote of the holders of the majority of the Series AR Preferred Shares present or represented at a meeting, or adjourned meeting, of the holders of Series AR Preferred Shares dully called for the purpose and at which a quorum is present.

6	Purchase for Cancellation

Subject to applicable law and to the provisions described in Section 5 above, the Corporation may at any time purchase for cancellation all or any number of the Series AR Preferred Shares outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors of the Corporation such shares are obtainable in the open market (including purchases from or through an investment dealer or a firm holding membership on or that is a participant of a recognized stock exchange) or by tender available to all Holders or by private agreement or otherwise.

7	Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series AR Preferred Shares, the Holders shall be entitled to payment of an amount equal to $25.00 per Series AR Preferred Share, plus an amount equal to all Accrued and Unpaid Dividends on the Series AR Preferred Shares up to, but excluding, the date of payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation distributed to the holders of the Common Shares or any other shares ranking junior as to capital to the Series AR Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

8	Voting Rights

The Holders will not be entitled (except as otherwise provided by law and except for meetings of the holders of First Preferred Shares as a class and meetings of the Holders as a series) to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight (8) quarterly Series AR Dividends whether or not consecutive and whether or not such dividends were declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of and to attend each meeting of shareholders of the Corporation which takes place more than sixty (60) days after the date on which such failure first occurred, other than meetings at which only holders of another specified class or series are entitled to vote, and such Holders shall have the right, at any such meeting, to one (1) vote in respect of each Series AR Preferred Share held by such Holder. No other voting rights shall attach to the Series AR Preferred Shares in any circumstances. Upon payment of the entire amount of all Series AR Dividends in arrears, the voting rights of the Holders shall forthwith cease, unless and until the same default shall again arise under the provisions of this Section 8.

9	Issue of Additional Series of First Preferred Shares

The Corporation may issue other series of First Preferred Shares ranking on a parity with the Series AR Preferred Shares without the authorization of the holders of the Series AR Preferred Shares.

10	Modifications

These Series AR Preferred Share provisions may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 11.

11	Approval of Holders

11.1	Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders as a series may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the Holders who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of at least 10% of the outstanding Series AR Preferred Shares are present in person or represented by proxy. If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than ten (10) days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holder(s) of Series AR Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders represented in person or by proxy shall form the necessary quorum. At any meeting of Holders as a series, each Holder shall be entitled to one (1) vote in respect of each Series AR Preferred Share held by such Holder.

Holders of the Series AR Preferred Shares will not be entitled to vote separately as a class or series on a proposal to amend the articles of the Corporation to (a) increase any maximum number of authorized shares of a class or series having rights or privileges equal to or superior to the Series AR Preferred Shares or (b) create a new class or series of shares equal or superior to the Series AR Preferred Shares.

11.2	Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders, each Holder entitled to vote thereat shall have one (1) vote in respect of each Series AR Preferred Share held by such Holder.

12	Tax Election

The Corporation will elect, in the manner and within the time provided under the Tax Act, under Subsection 191.2(1) of Part VI.1 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay or cause payment of tax under Part VI.1 of the Tax Act at a rate such that the corporate Holders will not be required to pay tax on dividends received on the Series AR Preferred Shares under Section 187.2 of Part IV.1 of the Tax Act or any successor or replacement provision of similar effect.

13	Communications with Holders

Except as specifically provided elsewhere in these Series AR Preferred Share provisions, any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, or courier to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of the Holder whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any of such Holders not so appearing, then to the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such Holder until the Holder informs the Corporation in writing of such Holder’s new address.

If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)

give such notice by Electronic Delivery or by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in Montreal and Toronto and such notice shall be deemed to have been given on the date on which such Electronic Delivery was given or on the date on which the first publication has taken place; and

(b)

fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Montreal, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofor delivered to such Holder, shall be sent by ordinary unregistered first class prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate, or in the event of the address of any such Holder not appearing on the securities register of the Corporation, then at the last address of such Holder known to the Corporation.

14	Interpretation of Terms

In these Series AR Preferred Share provisions:

(a)

in the event that any date on which any Series AR Dividend is payable by the Corporation, or any date that is a Series AR Conversion Date, or any date on or by which any other action is required to be taken or determination made by the Corporation or the Holders hereunder, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken or determination made, on or by the next succeeding day that is a Business Day;

(b)

in the event of the non-receipt of a cheque by a Holder entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(c)

the Corporation will be entitled to deduct or withhold from any amount payable to a Holder under these Series AR Preferred Share provisions any amount required by law to be deducted or withheld from that payment and any reference herein to the Corporation deducting tax and remitting to a taxing authority shall be interpreted to include deducting any such amount required by law to be deducted or withheld and remitted to the applicable authorities;

(d)

reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(e)	if it is necessary to convert any amount into Canadian dollars, the Corporation will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and

(f)	all references herein to a Holder shall be interpreted as referring to a registered Holder.

15	Book-Entry Only System

15.1	Transfers etc. Through Participants

If the Series AR Preferred Shares are held through the Book-Entry Only System then the beneficial owner thereof shall provide instructions with respect to Series AR Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series AR Preferred Shares or otherwise through the Depository’s systems and registrations of ownership, transfers, purchases, surrenders, conversions and exchanges of Series AR Preferred Shares will be made only through the Book-Entry Only System. Beneficial owners of Series AR Preferred Shares will not have the right to receive share certificates representing their ownership of the Series AR Preferred Shares.

15.2	Depository is Registered Holder

For the purposes of these Series AR Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series AR Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series AR Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series AR Preferred Shares, including payments of Series AR Dividends, the Redemption Price or Accrued and Unpaid Dividends on the Series AR Preferred Shares, and the delivery of Series AQ Preferred Shares and certificates for those shares on the conversion into Series AQ Preferred Shares.